Exhibit 99.9

Estimates

Fiscal Year Ending March 31, 2008

Ministry of Finance

British Columbia Cataloguing in Publication Data

British Columbia.

Estimates, fiscal year ending March 31. — 1983 —

Annual.

Continues: British Columbia. Ministry of

Finance.

Estimates of revenue and expenditure. ISSN

0707-3046

Vols. for 1983 — have suppl.

Imprint varies: Ministry of Finance, 1983-1987;

Ministry of Finance and Corporate Relations,

1988-

ISSN 0712-45975=Estimates — Province of

British Columbia

1. British Columbia — Appropriations and

expenditures — Periodicals.2.Budget — British

Columbia —

Periodicals. I. British Columbia.Ministry of

Finance. II. British Columbia. Ministry of

Finance and Corporate Relations. III. Title.

HJ13.B742                354.7110072’225

Rev.Mar. 1987

Available to the General Public from:

CROWN PUBLICATIONS INC.

521 Fort Street

Victoria, B.C.

V8W 1E7

INTRODUCTION TO THE ESTIMATES

The Estimates for each fiscal year is presented to the Legislative Assembly by the Minister of Finance.

The 2007/08 Estimates is presented on a consolidated basis, which combines the Consolidated Revenue Fund, Crown corporations and service delivery agencies.  Service delivery agencies include taxpayer-supported Crown corporations, the SUCH sector (school districts, post-secondary institutions, regional health authorities and hospital societies) and children and family development regional agencies / authorities. The Estimates provide pro forma statements of financial position and operations, and schedules of non-operating financial requirements (financing transactions) of the government entity for the coming fiscal year.  The Estimates also include budget and updated forecast information for the 2006/07 fiscal year for comparative purposes.

In addition to disclosing the pro forma financial statements and financing transactions of government, the Estimates form the basis for annual Consolidated Revenue Fund appropriations approved by the Legislative Assembly. All expenditures from the Consolidated Revenue Fund must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute.  The General Fund is the main operating account of government and includes a number of Special Accounts that provide statutory authority for specific expenditures.

The Votes detailed in the Estimates, and reflected in the Supply Act, provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates.  Expenses cannot exceed individual vote totals without additional legislative authority. The vote details in Estimates include breakdowns by sub-votes and group account classification.

Voted and Special Account expenses are detailed by standard object of expense in the Supplement to the Estimates.  This more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board.  The Supplement to the Estimates can be found on the Government of British Columbia’s Budget web site at http://www.bcbudget.gov.bc.ca/.

The 2007/08 Estimates is comprised of three separate sections.

1.               Summary Information — this section of the Estimates provides an overview of the government’s financial plan for the 2007/08 fiscal year and also presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year.

2.               Estimates of Special Offices, Ministries and Other Appropriations — this section presents detailed information on Consolidated Revenue Fund operating expense, capital and other financing transactions.  The Legislative Assembly will be asked to approve Consolidated Revenue Fund expenses through a Supply Act based on the detailed information provided in this section.  The Supply Act will provide the legislative authority for voted appropriations and financial requirements.  Expenses from Special Accounts are disclosed in the Estimates, however they are not included in Supply Act totals as these accounts have existing statutory authority.

Each special office and ministry is presented on a similar basis.

1.               Summary — summarizes total voted and statutory (Special Account) expense, capital and other financing transactions that are the responsibility of the special office or ministry.  Also included is the estimated fulltime equivalent (FTE) employment for the fiscal year.

2.               Core Business Summary — discloses operating expense, capital and other financing transactions by core business on both the gross (before deducting external recoveries) and net (after deducting external recoveries) basis.  A core business includes programs and/or functions grouped together based on common roles and/or purposes.  Where core businesses are not required (Special Offices and Other Appropriations), the voted and statutory (Special Account) expense and capital expenditures are disclosed by vote.

3.               Operating Expense by Core Business — includes a description of the purpose for each vote and operating expense details by voted and statutory appropriations.  Where core businesses are not required (Special Offices and Other Appropriations), the operating expense, capital expenditures and FTE employment are disclosed by vote.

4.               Special Accounts — discloses revenue, expense, capital, other financing transactions and projected spending authority available for all special accounts.

5.               Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry.

3.               Schedules — this section of the Estimates consists of supporting schedules that include the following: a detailed Consolidated Revenue Fund operating expense, capital expenditure and FTE reconciliation to restate the 2006/07 Estimates to be consistent with the 2007/08 Estimates presentation; summaries of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of major ministry, taxpayer-supported Crown agency, SUCH sector and regional authority related financing transactions; a summary of FTE staff utilization by special office, ministry, and Crown agencies; a summary of ministerial accountability for operating expenses; a reconciliation of the surplus to the change in taxpayer-supported debt and disclosure of total debt; summaries of Crown corporation and service delivery agency revenues and expenses; and, a detailed reconciliation of revenue by source and expense by function.

v

EXPLANATORY NOTES

Recoveries in the Estimates

The 2007/08 Estimates contains votes and sub-votes where recoveries are applied against expenses.  In these situations the total recoveries amount is disclosed in the group account classification located on the last page of each special office, ministry or other appropriation section.

There are two forms of recoveries:

1.               Internal Recoveries — represents transfers within the Consolidated Revenue Fund and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services.  Employee benefits, work place technology services, BC Public Service Agency services, legal services, internal audit services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services and Provincial Treasury banking charges are considered internal recoveries.

2.               External Recoveries — represents recoveries to the Consolidated Revenue Fund from entities outside of the Consolidated Revenue Fund, and includes costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses.  External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts.  An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

Authority to Spend Estimated Recoveries

Consolidated Revenue Fund expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense.  A shortfall in anticipated recoveries would cause net expenses to increase.  Section 23(3) of the Financial Administration Act provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to authorize the payment of the net expense plus the amount of the credit or recovery that is budgeted, whether or not this latter amount is actually realized.  Under-realization of recoveries would have the same effect on the Consolidated Revenue Fund operating result as an equivalent shortfall in anticipated government revenue.

Authority to Spend Excess Recoveries

Section 23(3) of the Financial Administration Act also provides that excess Consolidated Revenue Fund recoveries (amounts earned over and above those shown in the Estimates approved by the Legislative Assembly) may be used for additional expenses.  Prior approval of Treasury Board is not required, unless otherwise directed.  This incremental spending would have no impact on net budgeted Consolidated Revenue Fund expenses since the incremental recoveries would offset the incremental spending.

Capital Acquisitions

The government capitalizes assets in its financial statements in accordance with Generally Accepted Accounting Principles (GAAP).  The annual cost of these acquisitions is shown in each ministry’s section of the Estimates, and is summarized in Schedule D.  The cost of these acquisitions is not included in ministries’ operating budgets but is instead voted as one amount in the Supply Act.  The amortization cost of tangible capital assets held by the Consolidated Revenue Fund is included in ministry operating budgets.  Schedule D1 summarizes the total estimated cost of capital acquisitions for all taxpayer-supported organizations.  The government also provides capital funding to organizations within the government reporting entity to fund public infrastructure.  Schedule C summarizes this funding.  The amortization cost of these advances is included in ministry operating budgets.

vi

SUMMARY INFORMATION

Estimates Accounting Policies and Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Estimated Surplus Overview

Estimated Accumulated Surplus

Estimated Revenue by Source

Estimated Expense by Organization

Estimated Consolidated Revenue Fund Expense

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.               Basis of Accounting — The accounting policies followed in the Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2007/08 Estimates comply, in all material respects, with Generally Accepted Accounting Principles (GAAP) for senior governments as prescribed by the Public Sector Accounting Board (PSAB).

2.               Reporting Entity — The government reporting entity includes the Consolidated Revenue Fund; Crown corporations and service delivery agencies.

3.               Consolidation — The 2007/08 Estimates fully consolidate the Consolidated Revenue Fund, which consists of the General Fund (voted appropriations and all Special Accounts), with the individual assets, liabilities, revenues and expenses of service delivery agencies on a line-by-line basis.  Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue (expense).

Significant Presentation Changes in the 2007/08 Estimates

In order to improve disclosure and better match the Estimates with the Public Accounts, the following significant presentation changes have been incorporated into the 2007/08 Estimates.

1.               Restatement of 2006/07 Estimates — The 2006/07 Estimates and Updated Forecast have been restated to be consistent with the 2007/08 Estimates presentation.  These restatements incorporate a number of inter-ministry transfers and/or changes.  Schedule A presents a detailed reconciliation of Consolidated Revenue Fund operating expenses, capital expenditures and FTEs.

ESTIMATES, 07/08

ESTIMATED STATEMENT OF FINANCIAL POSITION(1)

($000)

Estimates (2)	Updated Forecast (2)		Estimates
2006/07	2006/07		2007/08

		Financial Assets(3)
2,201,000	3,053,000	Cash and Temporary Investments	2,809,000
3,628,000	3,968,000	Loans and Investments	4,210,000
3,539,000	4,031,000	Other financial assets (4)	3,927,000
3,753,000	3,796,000	Sinking Fund Investments	3,490,000
3,559,000	3,869,000	Equity in Self-Supported Crown Corporations	4,243,000
7,605,000	7,256,000	Financed Assets of Self-Supported Crown Corporations (5)	7,900,000
24,285,000	25,973,000		26,579,000

		Liabilities
7,448,000	7,251,000	Accounts payable and accrued liabilities	7,691,000
5,672,000	5,860,000	Deferred Revenue	5,889,000
13,120,000	13,111,000		13,580,000

27,883,000	26,545,000	Taxpayer-Supported Debt (including guarantees)	27,803,000
3,029,000	3,063,000	Taxpayer-Supported Debt offset by Sinking Funds	2,883,000
(156,000)	(113,000)	Less: Debt Guarantees(6)	(128,000)
30,756,000	29,495,000		30,558,000

7,857,000	7,507,000	Self-Supported Debt (including guarantees and non-guaranteed debt)	8,284,000
724,000	733,000	Self-Supported Debt offset by Sinking Funds	607,000
(256,000)	(257,000)	Less: Debt Guarantees and Non-Guaranteed Debt (6)	(400,000)
8,325,000	7,983,000		8,491,000

850,000	300,000	Forecast Allowance	750,000
39,931,000	37,778,000	Total Debt	39,799,000
53,051,000	50,889,000	Total Liabilities	53,379,000

(28,766,000)	(24,916,000)	Net Liabilities	(26,800,000)

		Non-Financial Assets(3)
26,995,000 (8)	26,820,000	Investment in Capital Assets (net) (7)	29,105,000
827,000	847,000	Other Assets	846,000
27,822,000	27,667,000		29,951,000
(944,000)	2,751,000	Accumulated Surplus (Deficit)	3,151,000

(1)	Figures have been rounded to the nearest million.
(2)	The 2006/07 Estimates and Updated Forecast amounts have been restated to conform with the 2007/08 Estimates presentation. See Significant Presentation Changes (Note 1) for details.
(3)

Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

(4)	Includes accounts receivable and inventories held for resale.
(5)	Includes loans to Crown corporations for the purchase of capital assets.
(6)	Represents loan guarantees, and Crown corporations and service delivery agency debt which has not been borrowed from or guaranteed by the provincial government.
(7)	Investment in capital assets is reported net of amortization.
(8)	Represents an adjustment to the capital asset balance of school districts to include acquisitions of land and buildings not previously recorded.

ESTIMATED STATEMENT OF OPERATIONS(1),(3)
($000)

Estimates (2)	Updated Forecast (2)			Estimates
2006/07	2006/07			2007/08

			Revenue
16,218,000	17,877,000		Taxation	17,671,000
4,852,000	4,224,000		Natural Resource	4,628,000
3,622,000	3,772,000		Fees and licences	3,871,000
819,000	947,000		Investment Earnings(4)	914,000
2,153,000	2,234,000		Miscellaneous	2,260,000
5,729,000	6,410,000		Contributions from the Federal Government	5,543,000
1,971,000	2,576,000		Net earnings of Self-Supported Crown Corporations and Agencies	2,503,000
35,364,000	38,040,000		Total Revenue	37,390,000

			Expenses
13,110,000	13,221,000		Health	14,215,000
9,387,000	9,571,000		Education	9,837,000
3,085,000	3,075,000		Social Services	3,106,000
1,350,000	1,336,000		Protection of persons and property	1,418,000
1,184,000	1,284,000		Transportation	1,351,000
1,520,000	1,716,000		Natural resources and economic development	1,566,000
1,426,000	1,493,000		Other	1,734,000
552,000	652,000		General Government	668,000
2,300,000	2,252,000		Interest(4)	2,345,000
33,914,000	34,600,000		Total Expenses	36,240,000

1,450,000	3,440,000		Surplus before Forecast Allowance and Negotiating Framework incentive payments	1,150,000

—	(290,000	)(5)	Negotiating Framework incentive payments	—
(850,000)	(300,000)		Forecast Allowance	(750,000)
600,000	2,850,000		Surplus	400,000

(1)	Figures have been rounded to the nearest million.
(2)	The 2006/07 Estimates and Updated Forecast amounts have been restated to conform with the 2007/08 Estimates presentation. See Significant Presentation Changes for details.
(3)

The Estimated Statement of Operations discloses budgeted amounts for revenues and expenses of the government reporting entity on a functional basis. The statement fully consolidates the service delivery agencies with the Consolidated Revenue Fund. This results in revenues and expenses of the service delivery agencies being added to those of the Consolidated Revenue Fund.

(4)	In order to comply with generally accepted accounting principles, interest expense is reported gross of sinking fund and debt defeasance trust earnings, which are now reported as revenue.
(5)	The Negotiating Framework incentive payments will be funded through the Contingencies vote.

ESTIMATED SURPLUS OVERVIEW

($000)

Estimates (1)	Updated Forecast (1)		Estimates
2006/07	2006/07		2007/08

		Taxpayer-supported Programs and Agencies
33,393,000	35,464,000	Revenue	34,887,000
33,914,000	34,600,000	Expense	36,240,000
(521,000)	864,000		(1,353,000)

1,971,000	2,576,000	Net Earnings of Self-Supported Crown Corporations and Agencies	2,503,000
1,450,000	3,440,000	Surplus before Forecast Allowance and Negotiating Framework incentive payments	1,150,000
—	(290,000)	Negotiating Framework incentive payments	—
(850,000)	(300,000)	Forecast Allowance	(750,000)
600,000	2,850,000	Surplus	400,000

ESTIMATED ACCUMULATED SURPLUS

($000)

Estimates	Updated Forecast		Estimates
2006/07	2006/07		2007/08

(1,569,000)	(124,000)	Accumulated Surplus (Deficit), Beginning of Year (2)	2,751,000
—	25,000	Other adjustments (3)	—
(1,569,000)	(99,000)	Accumulated Surplus (Deficit), Beginning of Year, Restated	2,751,000
600,000	2,850,000	Surplus for the Year	400,000
(969,000)	2,751,000	Accumulated Surplus (Deficit), End of Year	3,151,000

(1)	The 2006/07 Estimates and Updated Forecast amounts have been restated to conform with the 2007/08 Estimates presentation. See Significant Presentation Changes for details.
(2)	The 2006/07 Updated Forecast amount for the beginning of the fiscal year is as reported in the 2005/06 Public Accounts.
(3)	Represents an adjustment to the capital asset balance of school districts to include acquisitions of land and buildings not previously recorded.

ESTIMATED REVENUE BY SOURCE

($000)

Estimates(1)	Updated Forecast (1)		Estimates
2006/07	2006/07		2007/08

		Taxation Revenue
5,847,000	6,702,000	Personal income	6,389,000
1,337,000	1,533,000	Corporate income	1,395,000
4,374,000	4,716,000	Social service	4,890,000
923,000	900,000	Fuel	919,000
690,000	745,000	Tobacco	705,000
1,726,000	1,759,000	Property	1,863,000
750,000	925,000	Property transfer	904,000
571,000	597,000	Other (2)	606,000
16,218,000	17,877,000	Total Taxation Revenue	17,671,000
		Natural Resource Revenue
2,277,000	1,392,000	Natural gas royalties	1,699,000
335,000	235,000	Columbia River Treaty	285,000
808,000	965,000	Other energy and minerals	902,000
1,083,000	1,293,000	Forests	1,395,000
349,000	339,000	Water and other resources	347,000
4,852,000	4,224,000	Total Natural Resource Revenue	4,628,000
		Other Revenue
1,414,000	1,484,000	Medical Services Plan premiums	1,497,000
923,000	922,000	Post secondary education fees	964,000
191,000	211,000	Other healthcare - related fees	219,000
409,000	419,000	Motor vehicle licences and permits	435,000
685,000	736,000	Other fees and licences	756,000
819,000	947,000	Investment earnings	914,000
647,000	676,000	Sales of goods and services	706,000
1,506,000	1,558,000	Miscellaneous (3)	1,554,000
6,594,000	6,953,000	Total Other Revenue	7,045,000
		Contributions from the Federal Government
4,403,000	4,476,000	Health and social transfers	4,644,000
459,000	459,000	Equalization	—
867,000	1,475,000	Other cost-shared agreements (4)	899,000
5,729,000	6,410,000	Total Contributions from the Federal Government	5,543,000

33,393,000	35,464,000	Taxpayer-Supported Programs and Agencies	34,887,000

		Self-supported Crown Corporations and Agencies
18,000	400,000	British Columbia Hydro and Power Authority (5)	365,000
798,000	821,000	British Columbia Liquor Distribution Branch	810,000
932,000	981,000	British Columbia Lottery Corporation	1,024,000
84,000	38,000	British Columbia Railway Company	60,000
131,000	321,000	Insurance Corporation of British Columbia	225,000
8,000	15,000	Other	19,000
1,971,000	2,576,000	Net Earnings of Self-Supported Crown Corporations and Agencies	2,503,000
35,364,000	38,040,000	Total Revenue	37,390,000

(1)	The 2006/07 Estimates and Updated Forecast amounts have been restated to conform with the 2007/08 Estimates presentation. See Significant Presentation Changes for details.
(2)	Includes corporation capital, insurance premium and hotel room taxes.
(3)	Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.
(4)	Includes contributions for health, education, housing and social service programs, for transportation projects, and for coastal ferry services.
(5)	Amounts are net of deferral account transfers.

ESTIMATED EXPENSE BY ORGANIZATION

($000)

Estimates (1)	Updated Forecast (1)		Estimates
2006/07	2006/07		2007/08
50,589	50,589	Legislation	58,072
27,112	27,112	Officers of the Legislature	33,979
13,519	13,519	Office of the Premier	13,771
36,103	36,103	Ministry of Aboriginal Relations and Reconciliation	55,160
2,026,536	2,026,536	Ministry of Advanced Education	2,151,076
234,868	234,868	Ministry of Agriculture and Lands	270,295
496,459	496,459	Ministry of Attorney General	519,775
1,872,885	1,872,885	Ministry of Children and Family Development	1,866,644
252,538	252,538	Ministry of Community Services	273,808
311,801	311,801	Ministry of Economic Development	266,242
5,371,459	5,371,459	Ministry of Education	5,494,380
1,386,593	1,386,593	Ministry of Employment and Income Assistance	1,479,528
78,460	78,460	Ministry of Energy and Mines and Petroleum Resources	77,459
203,037	203,037	Ministry of Environment	222,819
87,717	87,717	Ministry of Finance	91,188
973,886	1,093,886	Ministry of Forests and Range	1,077,925
12,182,032	12,182,032	Ministry of Health	12,966,920
87,193	87,193	Ministry of Labour and Citizens’ Services	97,507
575,354	575,354	Ministry of Public Safety and Solicitor General	603,385
58,295	58,295	Ministry of Small Business and Revenue	59,964
209,885	209,885	Ministry of Tourism, Sport and the Arts	129,548
851,930	851,930	Ministry of Transportation	881,847
617,800	571,800	Management of Public Funds and Debt	557,800
213,949	213,949	Other Appropriations	525,908
28,220,000	28,294,000	Consolidated Revenue Fund expenses (1),(2)	29,775,000
—	290,000	Negotiating Framework incentive payments	—
1,685,000	2,065,000	Expenses recovered from external entities (2)	1,827,000

		Grants to agencies and other internal transfers (3)
(4,490,000)	(4,673,000)	School districts	(4,743,000)
(1,069,000)	(1,145,000)	Universities	(1,204,000)
(755,000)	(820,000)	Colleges, university colleges and institutes	(808,000)
(7,937,000)	(8,156,000)	Health authorities and hospital societies	(8,605,000)
(606,000)	(628,000)	Children and family development agencies/authorities	(684,000)
(674,000)	(795,000)	Taxpayer-supported Crown agencies	(776,000)

		Service delivery agency expenses (4)
1,802,000	1,906,000	Taxpayer-supported Crown agencies	2,130,000
4,864,000	5,099,000	School districts	5,149,000
2,532,000	2,661,000	Universities	2,794,000
1,281,000	1,331,000	Colleges, university colleges and institutes	1,353,000
8,456,000	8,833,000	Health authorities and hospital societies	9,345,000
605,000	628,000	Children and family development agencies/authorities	687,000
1,802,000	1,906,000	Taxpayer-supported Crown agencies	2,130,000
4,009,000	4,241,000	Net spending of Crown agencies and the SUCH sector	4,638,000
33,914,000	34,890,000	Total expense	36,240,000

(1)	The 2006/07 Estimates and Updated Forecast amounts have been restated to conform with the 2007/08 Estimates presentation. See Significant Presentation Changes for details.
(2)

Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund. On consolidation the recoveries are reported as spending increases.

(3)	Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.
(4)	See Schedule K for details on estimated revenues and expenses for service delivery agencies.

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE

Estimates (1)	Vote		Estimates
2006/07	No*		2007/08
		Legislation
50,589	1	Legislation	58,072
50,589		Total Voted Expense	58,072
50,589		Total Expense	58,072

		Officers of the Legislature
8,731	2	Auditor General	10,350
322	3	Conflict of Interest Commissioner	322
9,485	4	Elections BC	8,961
2,539	5	Information and Privacy Commissioner	2,952
783	6	Merit Commissioner	833
3,805	7	Ombudsman	4,214
1,447	8	Police Complaint Commissioner	1,532
—	9	Representative for Children and Youth	4,815
27,112		Total Voted Expense	33,979
27,112		Total Expense	33,979

		Office of the Premier
13,519	10	Office of the Premier	13,771
13,519		Total Voted Expense	13,771
13,519		Total Expense	13,771

		Ministry of Aboriginal Relations and Reconciliation
31,903	11	Ministry Operations	50,960
31,903		Total Voted Expense	50,960

4,200	(S)	First Citizens Fund	4,200
4,200		Total Special Accounts (Statutory)	4,200
36,103		Total Expense	55,160

		Ministry of Advanced Education
2,026,536	12	Ministry Operations	2,151,076
2,026,536		Total Voted Expense	2,151,076
2,026,536		Total Expense	2,151,076

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2006/07 expense have been restated to be consistent with the presentation of the 2007/08 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates (1)	Vote		Estimates
2006/07	No*		2007/08
		Ministry of Agriculture and Lands
88,636	13	Ministry Operations	114,062
2,144	14	Agricultural Land Commission	2,402
63,551	15	Integrated Land Management Bureau	62,311
154,331		Total Voted Expense	178,775

69,037	(S)	Crown Land	80,020
19,700	(S)	Production Insurance	19,700
(8,200)		Transfer from Ministry Operations Vote	(8,200)
80,537		Total Special Accounts (Statutory)	91,520
234,868		Total Expense	270,295

		Ministry of Attorney General
397,611	16	Ministry Operations	419,487
60,894	17	Judiciary	62,334
27,500	18	Crown Proceeding Act	27,500
1	19	British Columbia Utilities Commission	1
486,006		Total Voted Expense	509,322

17,577	(S)	Public Guardian and Trustee of British Columbia	19,210
(7,124)		Transfer from Ministry Operations Vote	(8,757)
10,453		Total Special Accounts (Statutory)	10,453
496,459		Total Expense	519,775

		Ministry of Children and Family Development
1,260,256	20	Ministry Operations	1,219,530
612,629	21	Community Living Services	647,114
1,872,885		Total Voted Expense	1,866,644
1,872,885		Total Expense	1,866,644

		Ministry of Community Services
238,450	22	Ministry Operations	255,333
9,446	23	BC Public Service Agency	12,233
247,896		Total Voted Expense	267,566

4,642	(S)	University Endowment Lands Administration	6,242
4,642		Total Special Accounts (Statutory)	6,242
252,538		Total Expense	273,808

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2006/07 expense have been restated to be consistent with the presentation of the 2007/08 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates (1)	Vote		Estimates
2006/07	No*		2007/08
		Ministry of Economic Development
311,301	24	Ministry Operations	265,742
311,301		Total Voted Expense	265,742

500	(S)	Northern Development Fund	500
500		Total Special Accounts (Statutory)	500
311,801		Total Expense	266,242

		Ministry of Education
5,371,459	25	Ministry Operations	5,494,380
5,371,459		Total Voted Expense	5,494,380
5,371,459		Total Expense	5,494,380

		Ministry of Employment and Income Assistance
1,386,593	26	Ministry Operations	1,479,528
1,386,593		Total Voted Expense	1,479,528
1,386,593		Total Expense	1,479,528

		Ministry of Energy, Mines and Petroleum Resources
44,900	27	Ministry Operations	43,899
33,560	28	Contracts and Funding Arrangements	33,560
78,460		Total Voted Expense	77,459
78,460		Total Expense	77,459

		Ministry of Environment
161,526	29	Ministry Operations	186,557
5,806	30	Environmental Assessment Office	6,957
167,332		Total Voted Expense	193,514

35,705	(S)	Sustainable Environment Fund	29,305
35,705		Total Special Accounts (Statutory)	29,305
203,037		Total Expense	222,819

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2006/07 expense have been restated to be consistent with the presentation of the 2007/08 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates (1) 2006/07	Vote No*		Estimates 2007/08
		Ministry of Finance
51,495	31	Ministry Operations	54,555
36,222	32	Public Affairs Bureau	36,633
87,717		Total Voted Expense	91,188
87,717		Total Expense	91,188

		Ministry of Forests and Range
492,796	33	Ministry Operations	489,876
55,759	34	Direct Fire	56,004
230,231	35	Housing and Construction Standards	337,845
778,786		Total Voted Expense	883,725

169,100	(S)	BC Timber Sales	184,200
—	(S)	Forest Stand Management Fund	—
—	(S)	Housing Endowment Fund	10,000
26,000	(S)	South Moresby Forest Replacement	—
195,100		Total Special Accounts (Statutory)	194,200
973,886		Total Expense	1,077,925

		Ministry of Health
12,034,782	36	Ministry Operations	12,819,670
12,034,782		Total Voted Expense	12,819,670

147,250	(S)	Health Special Account	147,250
147,250		Total Special Accounts (Statutory)	147,250
12,182,032		Total Expense	12,966,920

		Ministry of Labour and Citizens’ Services
87,193	37	Ministry Operations	97,507
87,193		Total Voted Expense	97,507
87,193		Total Expense	97,507

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.
(1)

For comparison purposes only, amounts shown for 2006/07 expense have been restated to be consistent with the presentation of the 2007/08 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates (1)	Vote		Estimates
2006/07	No*		2007/08
		Ministry of Public Safety and Solicitor General
551,309	38	Ministry Operations	579,354
15,634	39	Emergency Program Act	15,630
566,943		Total Voted Expense	594,984

—	(S)	Civil Forfeiture Act	1,100
—	(S)	Forfeited Crime Proceeds Fund	—
1,065	(S)	Inmate Work Program	1,065
7,346	(S)	Victims of Crime Act	7,336
—		Transfer from Ministry Operations Vote	(1,100)
8,411		Total Special Accounts (Statutory)	8,401
575,354		Total Expense	603,385

		Ministry of Small Business and Revenue
58,270	40	Ministry Operations	59,939
58,270		Total Voted Expense	59,939

25	(S)	Provincial Home Acquisition Wind Up	25
25		Total Special Accounts (Statutory)	25
58,295		Total Expense	59,964

		Ministry of Tourism, Sport and the Arts
206,885	41	Ministry Operations	126,298
206,885		Total Voted Expense	126,298

700	(S)	Olympic Arts Fund	850
2,300	(S)	Physical Fitness and Amateur Sports Fund	2,400
3,000		Total Special Accounts (Statutory)	3,250
209,885		Total Expense	129,548

		Ministry of Transportation
851,930	42	Ministry Operations	881,847
851,930		Total Voted Expense	881,847
851,930		Total Expense	881,847

*                    An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)             For comparison purposes only, amounts shown for 2006/07 expense have been restated to be consistent with the presentation of the 2007/08 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

Estimates (1) 2006/07	Vote No*		Estimates 2007/08
		Management of Public Funds and Debt
617,800	43	Management of Public Funds and Debt	557,800
617,800		Total Voted Expense	557,800
617,800		Total Expense	557,800

		Other Appropriations
182,023	44	Contingencies (All Ministries) and New Programs	498,800
23,000	45	BC Family Bonus	17,000
3,264	46	Electoral Boundaries Commission	4,268
1	47	Commissions on Collection of Public Funds	1
1	48	Allowances for Doubtful Revenue Accounts	1
1,978	49	Environmental Appeal Board and Forest Appeals Commission	2,077
3,682	50	Forest Practices Board	3,761
213,949		Total Voted Expense	525,908

—	(S)	Children’s Education Fund	—
—	(S)	Insurance and Risk Management	—
—		Total Special Accounts (Statutory)	—

213,949		Total Expense	525,908

		All Appropriations
27,730,177		Total Voted Expense	29,279,654
489,823		Total Special Accounts (Statutory)	495,346
28,220,000		Total Expense	29,775,000

*                    An (S) under the Vote number column denotes that statutory authority exists to authorize the expense.

(1)             For comparison purposes only, amounts shown for 2006/07 expense have been restated to be consistent with the presentation of the 2007/08 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,
MINISTRIES AND OTHER APPROPRIATIONS

Legislation

Officers of the Legislature

Office of the Premier

Ministry of Aboriginal Relations and Reconciliation

Ministry of Advanced Education

Ministry of Agriculture and Lands

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Community Services

Ministry of Economic Development

Ministry of Education

Ministry of Employment and Income Assistance

Ministry of Energy, Mines and Petroleum Resources

Ministry of Environment

Ministry of Finance

Ministry of Forests and Range

Ministry of Health

Ministry of Labour and Citizens’ Services

Ministry of Public Safety and Solicitor General

Ministry of Small Business and Revenue

Ministry of Tourism, Sport and the Arts

Ministry of Transportation

Management of Public Funds and Debt

Other Appropriations

LEGISLATION

SUMMARY

($000)

	Estimates	Estimates
	2006/07 (1)	2007/08
VOTED APPROPRIATION
Vote 1 — Legislation	50,589	58,072
OPERATING EXPENSE	50,589	58,072
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	4,500	27,415
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	350	350

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

SUMMARY - OPERATING EXPENSE BY SUB-VOTE

$000

VOTE 1 — LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

	Estimates 2006/07	Estimates 2007/08
OPERATING EXPENSE
Members’ Services	23,110	27,037
Caucus Support Services	5,028	5,778
Office of the Speaker	379	389
Clerk of the House	1,068	1,013
Clerk of Committees	565	699
Legislative Operations	9,836	11,925
Sergeant-at-Arms	3,838	4,435
Hansard	4,181	4,241
Legislative Library	2,584	2,555
	50,589	58,072

CAPITAL EXPENDITURES
Members’ Services	—	52
Clerk of the House	4,500	—
Legislative Operations	—	26,378
Sergeant-at-Arms	—	280
Hansard	—	677
Legislative Library	—	28
	4,500	27,415

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Members’ Services	350	350

VOTE 1 - LEGISLATION	50,589	58,072

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	26,939	29,001
Operating Costs	10,394	13,365
Other Expenses	13,612	16,106
Internal Recoveries	(356)	(400)
TOTAL OPERATING EXPENSE	50,589	58,072

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates	Estimates
	2006/07 (1)	2007/08
VOTED APPROPRIATIONS
Vote 2 — Auditor General	8,731	10,350
Vote 3 — Conflict of Interest Commissioner	322	322
Vote 4 — Elections BC	9,485	8,961
Vote 5 — Information and Privacy Commissioner	2,539	2,952
Vote 6 — Merit Commissioner	783	833
Vote 7 — Ombudsman	3,805	4,214
Vote 8 — Police Complaint Commissioner	1,447	1,532
Vote 9 — Representative for Children and Youth	—	4,815
OPERATING EXPENSE	27,112	33,979
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	1,314	2,088
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	197	247

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

	2006/07	2007/08 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Auditor General	8,731	12,750	(2,400)	10,350
Conflict of Interest Commissioner	322	322	—	322
Elections BC	9,485	8,961	—	8,961
Information and Privacy Commissioner	2,539	2,954	(2)	2,952
Merit Commissioner	783	833	—	833
Ombudsman	3,805	4,294	(80)	4,214
Police Complaint Commissioner	1,447	1,532	—	1,532
Representative for Children and Youth	—	4,815	—	4,815

TOTAL OPERATING EXPENSES	27,112	36,461	(2,482)	33,979

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Auditor General	200	160	—	160
Elections BC	830	1,128	—	1,128
Information and Privacy Commissioner	30	60	—	60
Merit Commissioner	164	25	—	25
Ombudsman	65	110	—	110
Police Complaint Commissioner	25	25	—	25
Representative for Children and Youth	—	580	—	580

TOTAL CAPITAL EXPENDITURES	1,314	2,088	—	2,088

Estimates 2006/07	Estimates 2007/08

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help members of the Legislative Assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the Legislature. The Auditor General recovers the costs incurred to provide audit services to parties external to government, such as WorkSafe BC.

OPERATING EXPENSE
Auditor General	8,731	10,350

CAPITAL EXPENDITURES
Auditor General	200	160

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Auditor General	89	99

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operation of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSE
Conflict of Interest Commissioner	322	322

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Conflict of Interest Commissioner	2	2

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act.

OPERATING EXPENSE
Elections BC	9,485	8,961

CAPITAL EXPENDITURES
Elections BC	830	1,128

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Elections BC	39	44

Estimates 2006/07	Estimates 2007/08

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Office of the Information and Privacy Commissioner (OIPC) and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FIPPA) and under the Personal Information Protection Act (PIPA), with a broad mandate to protect the rights given to the public under FIPPA and PIPA. This includes: conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyists Registry program pursuant to the Lobbyists Registration Act. Costs related to any freedom of information and protection of privacy conferences sponsored or hosted by the OIPC are fully recovered from participants and sponsoring organizations.

OPERATING EXPENSE
Information and Privacy Commissioner	2,539	2,952

CAPITAL EXPENDITURES
Information and Privacy Commissioner	30	60

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Information and Privacy Commissioner	19	22

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Merit Commissioner. The Commissioner is an officer of the Legislature with the mandate under the Public Service Act to meet the requirements under the Act.

OPERATING EXPENSE
Merit Commissioner	783	833

CAPITAL EXPENDITURES
Merit Commissioner	164	25

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Merit Commissioner	4	3

Estimates 2006/07	Estimates 2007/08

VOTE 7 — OMBUDSMAN

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsman. The Ombudsman is an officer of the Legislature under the authority of the Ombudsman Act. The Ombudsman may investigate, either in response to a specific complaint or on the Ombudsman’s own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsman extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, regional districts and any other authorities listed in the schedule of the Ombudsman Act. The Ombudsman may undertake initiatives to increase public understanding of the role of the Ombudsman, and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. Internal recoveries are for costs incurred in the provision of services to other officers of the Legislature and for the distribution of materials, developed by the office, to ministries or agencies of the government. External recoveries are for the cost of services provided for in the vote and for distribution of materials. This vote also provides for Case Tracker database services to other officers of the Legislature or similar agencies inside/outside British Columbia on a fee-for-service basis.

OPERATING EXPENSE
Ombudsman	3,805	4,214

CAPITAL EXPENDITURES
Ombudsman	65	110

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Ombudsman	37	40

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits and expenses of the Police Complaint Commissioner and staff and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature under the authority of the Police Act.

OPERATING EXPENSE
Police Complaint Commissioner	1,447	1,532

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	25

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Police Complaint Commissioner	7	7

Estimates 2006/07	Estimates 2007/08

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the salaries, benefits and expenses for the operation of the Office of the Representative for Children and Youth. The Representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The Representative reviews, investigates and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families respecting designated services; and monitors, reviews and audits the provision of designated services.

OPERATING EXPENSE
Representative for Children and Youth	—	4,815

CAPITAL EXPENDITURES
Representative for Children and Youth	—	580

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Representative for Children and Youth	—	30

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	17,749	23,896
Operating Costs	8,467	12,706
Government Transfers	63	63
Other Expenses	2,963	19
Internal Recoveries	(143)	(223)
External Recoveries	(1,987)	(2,482)
TOTAL OPERATING EXPENSE	27,112	33,979

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision-making and effective service delivery, supported by transparency and accountability of government practices, and positive intergovernmental relations.

SUMMARY

($000)

	Estimates	Estimates
	2006/07 (1)	2007/08
VOTED APPROPRIATION
Vote 10 — Office of the Premier	13,519	13,771

OPERATING EXPENSE	13,519	13,771
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	95	95
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	110	110

NOTES

(1)   For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	3,430	4,187	(700)	3,487
Deputy Ministers’ Policy Secretariat	2,564	2,616	—	2,616
Executive and Support Services	7,525	7,668	—	7,668

TOTAL OPERATING EXPENSES	13,519	14,471	(700)	13,771

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Intergovernmental Relations Secretariat	18	18	—	18
Deputy Ministers’ Policy Secretariat	5	5	—	5
Executive and Support Services	72	72	—	72

TOTAL CAPITAL EXPENDITURES	95	95	—	95

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates 2006/07	Estimates 2007/08

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following three core businesses: Intergovernmental Relations Secretariat, Deputy Ministers’ Policy Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	3,430	3,487

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, inter-provincial, and international relations initiatives. This includes support for the Premier, the Minister of State for Intergovernmental Relations and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, ministerial conferences, and international conferences. The sub-vote manages the “Canada-British Columbia Cooperation Agreement on Official Languages”. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries, special offices, other levels of government, and participating bodies for services described in this sub-vote.

DEPUTY MINISTERS’ POLICY SECRETARIAT

Voted Appropriation
Deputy Ministers’ Policy Secretariat	2,564	2,616

Voted Appropriation Description: This sub-vote provides for the Deputy Ministers’ Policy Secretariat to provide policy analysis and support to the Deputy Ministers’ Committee - Natural Resources and the Economy, and the Deputy Ministers’ Committee - Social Development in their work on cross-ministry and corporate projects. Funding is for salaries, benefits and other expenses incurred in providing policy, planning and operational support. Costs may be recovered from ministries, special offices and participating bodies for services described in this sub-vote.

Estimates 2006/07	Estimates 2007/08

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,549	3,672
Executive Operations	3,976	3,996
	7,525	7,668

Voted Appropriations Description: This sub-vote provides for the offices of the Premier and the Minister of State for Intergovernmental Relations, and includes salaries, benefits, allowances, and operating expenses for the Premier, the Minister of State, and their staff; the management of cross-government issues and corporate planning, and funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including Cabinet and government administration, as well as the salaries, benefits, allowances and operating expenses for the Deputy Minister’s office; salaries and other expenses incurred in providing policy, planning and operational support to Cabinet and its committees and for the planning and coordination of legislative priorities. Costs may be recovered from ministries, special offices and participating bodies for services described in this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	13,519	13,771

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	9,164	9,592
Operating Costs	3,905	3,700
Government Transfers	732	967
Other Expenses	445	439
Internal Recoveries	(227)	(227)
External Recoveries	(500)	(700)
TOTAL OPERATING EXPENSE	13,519	13,771

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The mission of the Ministry of Aboriginal Relations and Reconciliation is to provide leadership across government that will, over the next decade, bridge the social and economic gaps that many Aboriginal people face in British Columbia. While working collaboratively with Aboriginal organizations, the federal government and other partners to support the goals of the New Relationship, the Ministry will continue to negotiate and implement treaties and other lasting agreements with First Nations.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07 (1)	2007/08
VOTED APPROPRIATION
Vote 11 — Ministry Operations	31,903	50,960

STATUTORY APPROPRIATION
First Citizens Fund Special Account	4,200	4,200

OPERATING EXPENSE	36,103	55,160
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	276	32
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	5,229	6,389
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	132	179

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2006/07	2007/08 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net
Core Business
Negotiations	22,888	39,072	(3,117)	35,955
Aboriginal Relations (includes special account)	7,734	12,272	(379)	11,893
Executive and Support Services	5,481	7,313	(1)	7,312

TOTAL OPERATING EXPENSES	36,103	58,657	(3,497)	55,160

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	276	32	—	32

TOTAL CAPITAL EXPENDITURES	276	32	—	32

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Negotiations	5,229	6,389	—	6,389
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	5,229	6,389	—	6,389

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2006/07	Estimates 2007/08

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Negotiations, Aboriginal Relations, and Executive and Support Services.

NEGOTIATIONS

Voted Appropriation
Negotiations	22,888	35,955

Voted Appropriation Description: This sub-vote provides for interface with Aboriginal people, including costs associated with the development of policy, frameworks and protocols with respect to consultation, accommodation and Aboriginal rights and title; consultation; participation in the negotiation of treaties, interim agreements, and other arrangements with First Nations and the federal government; negotiation and implementation of agreements with Canada to share the cost of treaties and other arrangements with First Nations; and New Relationship Initiatives. The sub-vote also provides for assistance to Aboriginal people and others in respect of their participation in negotiations, consultations and the treaty process. The sub-vote also provides for costs associated with accommodation, treaty implementation, treaty related measures; the resolution of land and resource issues including the acquisition of land for treaty and other Aboriginal agreements purposes; and the enhancement of Aboriginal involvement in economic development. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

ABORIGINAL RELATIONS

Voted Appropriation
Aboriginal Relations	3,534	7,693

Statutory Appropriation
First Citizens Fund Special Account	4,200	4,200
	7,734	11,893

Voted Appropriation Description: This sub-vote provides for initiatives to close the social-economic gap between Aboriginal people and other British Columbians, including the identification of opportunities, removal of barriers and the cross-ministry coordination of resources and services provided to Aboriginal people. The sub-vote also provides for leadership in policy development, relationship building, cultural initiatives, community development and support to Aboriginal leadership and advisory bodies. In addition, the sub-vote provides for the ministry’s service planning, strategic and business planning, performance measurement and reporting; and for administration of the First Citizens Fund Special Account and related transfers. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

Statutory Appropriation Description: This statutory appropriation provides for the programs and operations under the statutory First Citizens Fund Special Account. Authority for this Special Account is provided in the Special Accounts Appropriation and Control Act, 1988.

Estimates 2006/07	Estimates 2007/08

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	575	575
Corporate Services	4,906	6,737
	5,481	7,312

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation, including salaries, benefits, allowances and operating expenses of the Minister and the Minister’s staff; executive direction and administrative services for the operating programs of the ministry, including financial administration and budget coordination, information and privacy, records management, human resources, office management, accommodation and information systems. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	31,903	50,960
STATUTORY — SPECIAL ACCOUNT	4,200	4,200

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	12,385	16,834
Operating Costs	7,367	17,017
Government Transfers	17,244	22,312
Other Expenses	2,208	2,503
Internal Recoveries	(8)	(9)
External Recoveries	(3,093)	(3,497)
TOTAL OPERATING EXPENSE	36,103	55,160

SPECIAL ACCOUNT(1)

$000

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988. The account promotes the economic, educational and cultural well being of Aboriginal people who are normally residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational and economic opportunities including student bursaries, heritage, language and culture programs, Aboriginal friendship centre program delivery, and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account. Spending authority committed represents the endowment of the account, which cannot be spent.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	5,780	5,530
OPERATING TRANSACTIONS
Revenue	3,950	3,900
Expense	(4,200)	(4,200)
Net Revenue (Expense)	(250)	(300)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	5,530	5,230

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

Estimates 2006/07	Estimates 2007/08

NEGOTIATIONS

SETTLEMENT AND IMPLEMENTATION COSTS OF TREATIES AND OTHER AGREEMENTS — Disbursements are made to First Nations in accordance with treaty agreements and for the implementation costs of the agreements. These disbursements are amortized over the period of the capital transfer identified in legislated treaty agreements. Land is also purchased and held for treaty settlement purposes.

Receipts	—	—
Disbursements	5,229	6,389
Net Cash Source (Requirement)	(5,229)	(6,389)

MINISTRY OF ADVANCED EDUCATION

The mission of the Ministry of Advanced Education and Minister Responsible for Research and Technology is to provide leadership in delivering excellent, accessible post-secondary education for learners and enabling an integrated and dynamic approach to research and innovation.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATION
Vote 12 — Ministry Operations	2,026,536	2,151,076

OPERATING EXPENSE	2,026,536	2,151,076

PREPAID CAPITAL ADVANCES (2)	267,280	300,860

CAPITAL EXPENDITURES (3)	1,471	2,160

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	250,714	200,000

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	216	228

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net
Core Business
Educational Institutions and Organizations	1,572,844	1,705,169	(17,000)	1,688,169
Student Financial Assistance	159,718	171,934	(35,206)	136,728
Debt Service Costs and Amortization of Prepaid Capital Advances	268,161	294,917	—	294,917
Research and Innovation	6,879	11,910	—	11,910
Executive and Support Services	18,934	19,868	(516)	19,352

TOTAL OPERATING EXPENSES	2,026,536	2,203,798	(52,722)	2,151,076

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net
Core Business
Educational Institutions and Organizations	267,280	300,860	—	300,860

TOTAL PREPAID CAPITAL ADVANCES	267,280	300,860	—	300,860

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	1,471	2,160	—	2,160

TOTAL CAPITAL EXPENDITURES	1,471	2,160	—	2,160

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Student Financial Assistance	250,714	270,000	(70,000)	200,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	250,714	270,000	(70,000)	200,000

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates 2006/07	Estimates 2007/08

VOTE 12 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Educational Institutions and Organizations, Student Financial Assistance, Debt Service Costs and Amortization of Prepaid Capital Advances, Research and Innovation, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,572,844	1,688,169

Voted Appropriation Description: This sub-vote provides funding to universities, university colleges, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system. Recoveries are received from the federal government in accordance with federal/provincial agreements.

STUDENT FINANCIAL ASSISTANCE

Voted Appropriation
Student Financial Assistance	159,718	136,728

Voted Appropriation Description: This sub-vote provides for the administration, operations and delivery of the BC Student Financial Assistance Program. This program provides financial, income and other assistance to and for students including scholarships, bursaries, interest on student loans issued by financial institutions under these programs, debt service costs on loans issued by the province, provisions for future liabilities on student loans, transfers to students, and transfers for initiatives that enhance student performance and access. Recoveries are received from students for student loan interest payments.

DEBT SERVICE COSTS AND AMORTIZATION OF PREPAID CAPITAL ADVANCES

Voted Appropriations
Debt Service Costs	153,400	169,300
Amortization of Prepaid Capital Advances	114,761	125,617
	268,161	294,917

Voted Appropriations Description: This sub-vote provides for the payment of short and long-term debt service costs for approved capital projects including new buildings, equipment, renovations, and improvements to existing university, university college, college, institute and agency facilities, and interest payments on matching funds relating to the Canada Foundation for Innovation Program for research infrastructure projects. Sinking fund assets, which are used to retire existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for amortization of funds advanced for capital projects including new buildings, renovations and improvements, and equipment purchases.

RESEARCH AND INNOVATION

Voted Appropriation
Research and Innovation	6,879	11,910

Voted Appropriation Description: This sub-vote provides funding to support research and innovation including grants to the BC Innovation Council. This sub-vote also provides funding to support the Premier’s Technology Council.

Estimates 2006/07	Estimates 2007/08

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	489	503
Program Management	18,445	18,849
	18,934	19,352

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system. This sub-vote also provides for consumer protection with respect to private post-secondary institutions and quality assessment for public and private post-secondary degree granting insitutions. This sub-vote also provides for the office of the Minister of Advanced Education, and includes salaries, benefits, allowances, and operating expenses for the minister and for the minister’s staff. Transfers are provided for post-secondary development and implementation activities, research, labour market initiatives, and national and international education initiatives. Recoveries are received from participation in federal/provincial agreements and activities, and for ministry services provided for in this sub-vote. Financial, human resources, information resources, administrative, freedom of information and privacy, and general services and assistance are provided to the Ministry of Advanced Education by the Ministry of Education, Management Services Division.

VOTE 12 — MINISTRY OPERATIONS	2,026,536	2,151,076

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	17,022	17,335
Operating Costs	121,178	132,759
Government Transfers	1,704,350	1,814,416
Other Expenses	222,442	239,288
External Recoveries	(38,456)	(52,722)
TOTAL OPERATING EXPENSE	2,026,536	2,151,076

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

Estimates 2006/07	Estimates 2007/08

STUDENT FINANCIAL ASSISTANCE

BRITISH COLUMBIA STUDENT LOAN PROGRAM — Disbursements represent expenditures associated with loans under the British Columbia Student Assistance Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Receipts	56,186	70,000
Disbursements	306,900	270,000
Net Cash Source (Requirement)	(250,714)	(200,000)

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

$000

Estimates 2006/07	Estimates 2007/08

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST-SECONDARY INSTITUTIONS — Disbursements are provided to universities, university colleges, colleges, institutes and agencies for approved capital projects, including new buildings, renovations and improvements, equipment and capital leases.

Receipts	—	—
Disbursements	267,280	300,860
Net Cash Source (Requirement)	(267,280)	(300,860)

MINISTRY OF AGRICULTURE AND LANDS

The mission of the Ministry of Agriculture and Lands is to promote sustainable agriculture food systems and to provide a balanced approach that promotes the sustainable use of Crown land resources.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATIONS
Vote 13 – Ministry Operations	88,636	114,062
Vote 14 – Agricultural Land Commission	2,144	2,402
Vote 15 – Integrated Land Management Bureau	63,551	62,311

STATUTORY APPROPRIATION
Crown Land Special Account	69,037	80,020
Production Insurance Special Account	19,700	19,700
Less: Transfer from Ministry Operations Vote	(8,200)	(8,200)

OPERATING EXPENSE	234,868	270,295

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	10,777	9,367

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	7,632	7,722

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	800	820

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Food Industry Development	18,079	23,517	(4,668)	18,849
Agriculture and Aquaculture Management	9,374	10,725	(17)	10,708
Risk Management	15,833	40,456	(2,327)	38,129
Crown Land Administration	36,869	38,693	(333)	38,360
Executive and Support Services	8,481	8,017	(1)	8,016
Agricultural Land Commission	2,144	2,403	(1)	2,402
Integrated Land Management Bureau	63,551	66,714	(4,403)	62,311
Crown Land Special Account	69,037	80,020	—	80,020
Production Insurance Special Account	11,500	11,501	(1)	11,500

TOTAL OPERATING EXPENSES	234,868	282,046	(11,751)	270,295

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Food Industry Development	888	1,392	—	1,392
Agriculture and Aquaculture Management	437	437	—	437
Risk Management	168	168	—	168
Crown Land Administration	420	702	—	702
Executive and Support Services	87	87	—	87
Agricultural Land Commission	15	5	—	5
Integrated Land Management Bureau	8,762	6,576	—	6,576

TOTAL CAPITAL EXPENDITURES	10,777	9,367	—	9,367

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Food Industry Development	(518)	—	(458)	(458)
Crown Land Administration	8,250	8,250	—	8,250
Crown Land Special Account	(100)	—	(70)	(70)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	7,632	8,250	(528)	7,722

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

VOTE 13 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Food Industry Development, Agriculture and Aquaculture Management, Risk Management, Crown Land Administration and Executive and Support Services.

FOOD INDUSTRY DEVELOPMENT

Voted Appropriation
Food Industry Development	18,079	18,849

Voted Appropriation Description: This sub-vote provides for food industry initiatives, including partnering with industry, on: research and innovation; collecting, advising and disseminating information on issues affecting the establishment, production, marketing, and business management of the agriculture, aquaculture and food sector; youth development programs to facilitate leadership in the agri-food industry; and promoting public awareness and support of the agri-food industry. This sub-vote also provides for: surveillance and diagnostic services to monitor and improve animal and aquatic animal health; planning, establishing and co-ordinating province-wide land and water policies and programs related to environmental farm management best practices; and working in partnership with industry, local governments and others to manage land use planning, resolve management issues and identify opportunities. Costs are recovered from other levels of government, organizations and individuals for services provided for in this sub-vote.

AGRICULTURE AND AQUACULTURE MANAGEMENT

Voted Appropriations
Agriculture and Aquaculture Management	8,302	9,291
BC Farm Industry Review Board	1,072	1,417
	9,374	10,708

Voted Appropriations Description: This sub-vote provides for agriculture and aquaculture management including: finfish and shellfish aquaculture regulation, licensing and compliance; technical review of tenure and licence applications; and the administration and enforcement of relevant sections and regulations under the Fisheries Act and Fish Inspection Act. This sub-vote also provides for food safety and quality through: plant health surveillance and diagnostic services; licensing; support for research and innovation; and on-farm food safety information programs. It also provides for policy, legislative and regulatory development, economic and statistical analysis and trade competition advice for the agri-food and seafood sectors; and intergovernmental negotiation strategies; planning; and governance advice. The BC Farm Industry Review Board is provided for under this sub-vote and is responsible for supervising the operation of the marketing board and commissions formed under the Natural Products Marketing (BC) Act; and hearing appeals on regulated marketing issues and hearing complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act. Costs are recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

RISK MANAGEMENT

Voted Appropriation
Risk Management	15,833	38,129

Voted Appropriation Description: This sub-vote provides for the management of provincial and federal-provincial agriculture risk management programs and insurance schemes and funding of programs and trusts. Recoveries are received from the federal government and parties internal and external to government for ministry services and programs provided for in this sub-vote.

Estimates	Estimates
2006/07	2007/08

CROWN LAND ADMINISTRATION

Voted Appropriations
Land Policy Program	2,327	2,784
Crown Land Tenure Management	11,316	11,218
Contaminated Sites Program	23,226	24,358
	36,869	38,360

Voted Appropriations Description: This sub-vote provides for the development and implementation of strategic and operational policy and legislation associated with Crown land administration across the Province. It also provides for a wide range of activities related to Crown land disposition, adjudication and management, including land sales and tenures, establishing fee rates, determining optimal development and use of Crown land, developing decision-support tools, ensuring compliance, public reporting, support to land use planning, intergovernmental and public relations and any First Nations consultation and accommodation arising from the activities provided for in this sub-vote. Some of these activities are performed under agreement with the Integrated Land Management Bureau through their regional offices. This sub-vote also provides for the management, assessment and remediation of contaminated sites on Crown land and other lands that affect provincial interests. Costs may be recovered from ministries, other levels of government, organizations and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	530	524
Corporate Services	7,951	7,492
	8,481	8,016

Voted Appropriations Description: This sub-vote provides for the office of the Minister for Agriculture and Lands and includes salaries, benefits, allowances and operating expenses of the minister’s office. This sub-vote also provides for the executive direction and administrative services for the operating programs of the ministry, including finance, administration and budget coordination, strategic and business planning and reporting, human resources, office management and accommodation, information management services and systems, and freedom of information, protection of privacy and records management. Costs are recovered from ministries, other levels of government, and parties external to government for ministry services provided for in this sub-vote.

VOTE 13 — MINISTRY OPERATIONS	88,636	114,062

Estimates	Estimates
2006/07	2007/08

VOTE 14 — AGRICULTURAL LAND COMMISSION

This vote provides for the operations described in the voted appropriations under the core business Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	2,144	2,402

Voted Appropriation Description: This vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments and others. A portion of fees for the applications made under the Agricultural Land Commission Act are retained by local governments for services provided in the application process. Costs are recovered from ministries and organizations and individuals for services described witin this vote.

VOTE 14 — AGRICULTURAL LAND COMMISSION	2,144	2,402

Estimates	Estimates
2006/07	2007/08

VOTE 15 — INTEGRATED LAND MANAGEMENT BUREAU

This vote provides for the operations described in the voted appropriation under the core business Integrated Land Management Bureau.

INTEGRATED LAND MANAGEMENT BUREAU

Voted Appropriations
Regional Client Services	20,881	23,360
Strategic Land and Resource Planning	8,987	7,537
Species at Risk Coordination	1,253	752
Corporate Resource Information Management	19,111	16,534
Bureau Management	13,319	14,128
	63,551	62,311

Voted Appropriations Description: This vote provides for the management of Crown land, resources and information, including: development, completion, implementation and maintenance of strategic land resource and coastal plans and any First Nations consultation and accommodation arising from the activities provided for in this vote. This vote provides for the development of a coordinated approach for the recovery of broad-ranging species at risk. It also provides for the collection, management and dissemination of land and resource information; maintenance, management and administration of provincial base mapping, survey control points, air photography quality control programs, and programs that manage and co-ordinate land and natural resource data, including Crown land tenures. This vote also provides for the operation of regional offices that provide: assistance with access to all natural resource ministries’ authorizations and supporting information, including applications, permits, licences, tenures and related authorizations; interpretive services for resource information, maps and resource management plans; and to Crown land tenure, allocation, sales and related administration activities and processes; regional planning and resource information analysis services.

This vote also provides for the executive direction and administration of the bureau including finance, administration, strategic human resources, project management, information management services and systems, information and privacy, land and other revenue collection and trust fund management for the bureau operations, programs and clients. Costs are recovered from ministries, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 15 — INTEGRATED LAND MANAGEMENT BUREAU	63,551	62,311

Estimates	Estimates
2006/07	2007/08

STATUTORY — CROWN LAND

This statutory account provides for operations described in the statutory appropriation under the core business Crown Land.

CROWN LAND

Statutory Appropriation
Crown Land Special Account	69,037	80,020

Statutory Appropriation Description: This statutory account provides for the Crown Land Special Account.

STATUTORY - SPECIAL ACCOUNT	69,037	80,020

Estimates	Estimates
2006/07	2007/08

STATUTORY — PRODUCTION INSURANCE

This statutory appropriation provides for the Production Insurance Special Account which is governed under the Special Accounts Appropriations and Control Act. Authority to operate the Production Insurance scheme is derived from the Insurance for Crops Act.

PRODUCTION INSURANCE

Statutory Appropriation
Production Insurance Special Account	19,700	19,700
Transfer from Ministry Operations Vote	(8,200)	(8,200)
	11,500	11,500

Statutory Appropriation Description: This statutory account provides for the Production Insurance Special Account.

STATUTORY — SPECIAL ACCOUNT	19,700	19,700

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	59,310	66,302
Operating Costs	72,628	87,903
Government Transfers	85,353	114,637
Other Expenses	43,656	32,726
Internal Recoveries	(13,322)	(19,522)
External Recoveries	(12,757)	(11,751)
TOTAL OPERATING EXPENSE	234,868	270,295

SPECIAL ACCOUNT(1)

$000

CROWN LAND

This account was originally created as a fund by authority of Section 7 of the Department of Housing Act, 1973, was replaced by the Crown Land Fund effective July 31, 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and was changed to a Special Account under the Special Accounts Appropriations and Control Act, 1982.

Revenue sources include land sales, land exchanges, land tenures, royalty revenues, interest income, sales of density allotments pursuant to community plans, and fees. Costs of development reflect those costs directly associated with the aquisition, servicing, development, tenuring and disposition of Crown land. Expenses include costs such as reporting, clean-up and Crown land servicing. Receipts represent repayment of outstanding loans and deposits made on pending sales.

This Special Account now includes the write-up from book value to market value (revenue) and related expenses associated with providing Free Crown Grants and Nominal Rent Tenures at less than fair market value, in accordance with generally accepted accounting principles. Free Crown Grants are grants of Crown land, and Nominal Rent Tenures are leases of Crown land to organizations inside or outside of the government reporting entity, usually provided free or at a nominal value. An expense budget is provided based on an assessment of requirements for Free Crown Grants or Nominal Rent Tenures. As write-ups to fair market value (revenue) are fully offset by grant transfers (expense) to beneficiaries, these transactions do not impact the bottom line for the Special Account or the government’s summary accounts.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	68,260	96,614
Less: Cost of Development	(5,875)	(5,249)
	62,385	91,365
Expense	(20)	(20)
Net Revenue (Expense)	62,365	91,345

FREE CROWN GRANTS AND NOMINAL RENT TENURES(3)
Revenue	69,017	80,000
Expense:
- Ministry of Community Services	(4,000)	(10,000)
- Ministry of Economic Development	(23,000)	(25,000)
- Ministry of Environment	(15,000)	(12,000)
- Ministry of Forests and Range	—	(1,000)
- Ministry of Health	(200)	(1,500)
- Ministry of Tourism, Sport and the Arts	—	(3,500)
- Ministry of Transportation	(7,100)	(7,000)
- Renewal of Nominal Rent Tenures	(10,000)	(10,000)
- Contingency(4)	(9,717)	(10,000)
Total Expense	(69,017)	(80,000)

Net Revenue (Expense)	—	—

Transfer to the General Fund	(62,465)	(91,415)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	100	70
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	100	70

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	50,000	50,000

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

(3)          Expenses and revenues reflect the net difference between the fair market value and book value of Crown Land granted free or leased for a nominal fee.

(4)          A contingency is included to enable provision of free crown grants and nominal rent tenures that were not anticipated by the province but which are deemed to be in the public interest.

PRODUCTION INSURANCE

This account is established as a special account effective April 1, 2005 by Section 9.2 of the Special Account Appropriations and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. The Production Insurance Program, through an insurance scheme, stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of crop losses due to uncontrollable natural perils. The purpose of this account is to receive production insurance premiums from the federal government, the province, and producers, and indemnities payments through reinsurance. This account also receives interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any costs of adjustments. Recoveries are received from external organizations for reinsurance proceeds.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	35,527	35,527
OPERATING TRANSACTIONS
Revenue	11,500	11,500
Revenue from Appropriation	8,200	8,200
Expense	(19,700)	(19,701)
Internal and External Recoveries	—	1
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	35,527	35,527

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

CROWN LAND ADMINISTRATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring and disposing of Crown land.

Receipts	—	—
Disbursements	8,250	8,250
Net Cash Source (Requirement)	(8,250)	(8,250)

FOOD INDUSTRY DEVELOPMENT

AGRICULTURE CREDIT ACT — Receipts represent principal repayments on outstanding loans issued under the Agriculture Credit Act which was terminated on March 31, 1995. The Miscellaneous Statutes Amendments Act, 2003, provides the provisions for the loan repayments.

Receipts	518	458
Disbursements	—	—
Net Cash Source (Requirement)	518	458

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General and Minister Responsible for Multiculturalism is to be responsible in government for law reform, for the administration of justice, and for seeing that public affairs are administered in accordance with the law. The Ministry is also responsible in government to meet the settlement needs of immigrants and refugees, to promote multiculturalism and to eliminate racism.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATIONS
Vote 16 — Ministry Operations	397,611	419,487
Vote 17 — Judiciary	60,894	62,334
Vote 18 — Crown Proceeding Act	27,500	27,500
Vote 19 — British Columbia Utilities Commission	1	1

STATUTORY APPROPRIATION
Public Guardian and Trustee of British Columbia Special Account	17,577	19,210
Less: Transfer from Ministry Operations Vote	(7,124)	(8,757)

OPERATING EXPENSE	496,459	519,775

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	14,410	9,993

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	3,475	3,582

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net
Core Business
Justice Transformation	1,293	5,253	—	5,253
Justice Services	95,430	98,727	(2,010)	96,717
Prosecution Services	93,616	94,360	—	94,360
Court Services	127,374	136,041	(2,322)	133,719
Legal Services	14,531	16,155	(300)	15,855
Multiculturalism and Immigration	7,710	31,406	(22,200)	9,206
Executive and Support Services	57,657	64,817	(440)	64,377
Judiciary	60,894	62,334	—	62,334
Crown Proceeding Act	27,500	27,500	—	27,500
British Columbia Utilities Commission	1	5,611	(5,610)	1
Public Guardian and Trustee of British Columbia	10,453	12,789	(2,336)	10,453

TOTAL OPERATING EXPENSES	496,459	554,993	(35,218)	519,775

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Justice Services	1,090	680	—	680
Prosecution Services	1,229	730	—	730
Court Services	7,554	4,588	—	4,588
Legal Services	298	298	—	298
Multiculturalism and Immigration	1,025	1,015	—	1,015
Executive and Support Services	815	815	—	815
Judiciary	1,363	831	—	831
British Columbia Utilities Commission	12	12	—	12
Public Guardian and Trustee of British Columbia	1,024	1,024	—	1,024

TOTAL CAPITAL EXPENDITURES	14,410	9,993	—	9,993

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	—	1,390	(1,390)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	1,390	(1,390)	—

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2006/07	2007/08

VOTE 16 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Justice Transformation, Justice Services, Prosecution Services, Court Services, Legal Services, Multiculturalism and Immigration, and Executive and Support Services.

JUSTICE TRANSFORMATION

Voted Appropriations
Justice Reform	—	3,000
Community Court	1,293	2,253
	1,293	5,253

Voted Appropriations Description: This sub-vote provides for the development, trial and initial implementation of civil, family and criminal justice reforms to improve the efficiency and cost-effectiveness of the justice system. This will also provide opportunities for offenders, parties and communities to address and seek solutions to the underlying problems which can cause the justice systems to be invoked.

JUSTICE SERVICES

Voted Appropriation
Justice Services	95,430	96,717

Voted Appropriation Description: This sub-vote provides for the administration and management of justice services throughout the province, including civil and family law reform; administrative justice reform; legal aid and other publicly-funded legal counsel services; access to justice services; maintenance enforcement and services associated with interjurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; supervised access services; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Recoveries are received from ministries, the Legal Services Society, and the federal government for services described in this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	93,616	94,360

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Recoveries are received from the Victims of Crime Special Account to enable compliance with the Victims of Crime Act.

COURT SERVICES

Voted Appropriation
Court Services	127,374	133,719

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, prisoner escort and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Recoveries are received from the federal and municipal governments for costs related to ticket enforcement and circuit courts, from contracted court bailiffs for civil execution services, and from parties or the public for costs associated with services provided.

Estimates	Estimates
2006/07	2007/08

LEGAL SERVICES

Voted Appropriation
Legal Services	14,531	15,855

Voted Appropriation Description: This sub-vote provides for legal and related services to the province and various agencies, boards, commissions and other organizations, including legal advice, representation in civil litigation, and drafting, preparing, filing and publishing statutes, regulations and Orders in Council. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Recoveries are received from ministries, agencies, boards, commissions, and other organizations for legal and related services provided.

MULTICULTURALISM AND IMMIGRATION

Voted Appropriation
Multiculturalism and Immigration	7,710	9,206

Voted Appropriation Description: This sub-vote provides for the coordination of resources and services provided for policy and program development and delivery with respect to multiculturalism and immigration; negotiation and implementation of the Agreement for Canada-British Columbia Co-operation on Immigration; and, settlement services for immigrants. Recoveries are received from the federal government, pursuant to federal/provincial agreements for settlement services.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	710	722
Corporate Services	42,840	50,079
Agencies, Boards and Commissions	14,107	13,576
	57,657	64,377

Voted Appropriations Description: This sub-vote provides for the office of the Attorney General and Minister Responsible for Multiculturalism, including salaries, benefits, allowances and operating expenses of the Attorney General and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; centrally provided shared services; policy development; the investigation of matters relating to the administration of the Correction Act and court services; and management services for the Ministry of Attorney General and Minister Responsible for Multiculturalism and the Ministry of Public Safety and Solicitor General. Under agreement, management services are also provided to the Ministry of Aboriginal Relations and Reconciliation. This sub-vote also provides for agencies, boards and commissions under the jurisdiction of the Attorney General, and other initiatives sponsored by the Attorney General, and the Ministry. The operations of the Public Guardian and Trustee are partially funded by this sub-vote. Recoveries are received from ministries and parties external to government for services provided within this sub-vote.

VOTE 16 — MINISTRY OPERATIONS	397,611	419,487

Estimates	Estimates
2006/07	2007/08

VOTE 17 — JUDICIARY

This vote provides for judiciary programs and operations described in the voted appropriations under the Judiciary core business.

JUDICIARY

Voted Appropriations
Superior Courts	12,953	13,506
Provincial Courts	47,941	48,828
	60,894	62,334

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 17 — JUDICIARY	60,894	62,334

Estimates	Estimates
2006/07	2007/08

VOTE 18 — CROWN PROCEEDING ACT

This vote provides for ministry expenditures described in the voted appropriations under the Crown Proceeding Act core business.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	27,500	27,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 18 — CROWN PROCEEDING ACT	27,500	27,500

Estimates	Estimates
2006/07	2007/08

VOTE 19 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for the programs and operations described in the voted appropriation under the British Columbia Utilities Commission core business.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description: This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act. Costs of the commission are fully recovered from regulated entities, hearing and project applicants, and parties external to government.

VOTE 19 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

Estimates 2006/07	Estimates 2007/08

STATUTORY — PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

This statutory account provides for the programs and operations described in the statutory appropriation under the Public Guardian and Trustee of British Columbia core business.

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

Statutory Appropriation
Public Guardian and Trustee of British Columbia Special Account	17,577	19,210
Transfer from Ministry Operations Vote	(7,124)	(8,757)
	10,453	10,453

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee of British Columbia Special Account which is governed under the Public Guardian and Trustee Act.

STATUTORY — SPECIAL ACCOUNTS	17,577	19,210

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	286,497	301,582
Operating Costs	161,193	171,434
Government Transfers	104,774	110,859
Other Expenses	29,721	30,068
Internal Recoveries	(53,622)	(58,950)
External Recoveries	(32,104)	(35,218)
TOTAL OPERATING EXPENSE	496,459	519,775

SPECIAL ACCOUNT(1)

$000

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

The Public Guardian and Trustee Operating Account is established as a special account in the General Fund of the Consolidated Revenue Fund and is governed by Section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are client fees, commissions and charges, and transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Recoveries are also received from clients and parties external to government.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	15,025	15,565
OPERATING TRANSACTIONS
Revenue	11,357	11,357
Revenue from Appropriation	7,124	8,757
Expense	(19,556)	(21,546)
Internal and External Recoveries	1,979	2,336
Net Revenue (Expense)	904	904
Difference Between 2006/07 Estimates and Projected Actual Net Revenue (Expense)	(77)

FINANCING TRANSACTIONS

Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(1,024)	(1,024)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(1,024)	(1,024)
Difference Between 2006/07 Estimates and Actual Net Cash Source (Requirement)	40	—
Working Capital Adjustments and Other Spending Authority Committed(3)	697	867
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	15,565	16,312

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates 2006/07	Estimates 2007/08

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Receipts	950	1,390
Disbursements	950	1,390
Net Cash Source (Requirement)	—	—

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to promote and develop the capacity of families and communities to care for and protect vulnerable children and youth, and to maximize the potential of every child in British Columbia by supporting healthy child and family development. The Minister is also responsible for supporting Community Living British Columbia to achieve its mandate to provide and improve upon services to individuals with developmental disabilities.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATIONS
Vote 20 — Ministry Operations	1,260,256	1,219,530
Vote 21 — Community Living Services	612,629	647,114

OPERATING EXPENSE	1,872,885	1,866,644
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	26,282	19,517
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	(36)	(125)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	4,067	4,286

NOTES

(1)

For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net
Core Business
Child and Family Development	643,234	756,111	(51,378)	704,733
Early Childhood Development, Child Care and Supports to Children with Special Needs	535,332	429,862	—	429,862
Provincial Services	59,120	64,869	(3,602)	61,267
Executive and Support Services	22,570	24,085	(417)	23,668
Ministry Monitoring - Community Living Services	666	674	—	674
Transfers to Community Living British Columbia	611,963	646,440	—	646,440

TOTAL OPERATING EXPENSES	1,872,885	1,922,041	(55,397)	1,866,644

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	26,282	19,517	—	19,517

TOTAL CAPITAL EXPENDITURES	26,282	19,517	—	19,517

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	(36)	—	(125)	(125)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(36)	—	(125)	(125)

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates 2006/07	Estimates 2007/08

VOTE 20 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Child and Family Development; Early Childhood Development, Child Care and Supports to Children with Special Needs; Provincial Services; and Executive and Support Services.

CHILD AND FAMILY DEVELOPMENT

Voted Appropriation
Child and Family Development	643,234	704,733

Voted Appropriation Description: This sub-vote provides for service support, direct operating costs and local administration of community-based support services for Aboriginal and non-Aboriginal children, youth and families; quality assurance initiatives; establishing new governance structures; funding under the Community Services Interim Authorities Act or any replacement legislation, the Child, Family, and Community Service Act, the Adoption Act, the Youth Justice Act, the federal Youth Criminal Justice Act, and the Mental Health Act; and other initiatives to support children, youth, former youth in care and families, including costs related to transformation of services. Recoveries are received from the federal government for child protection services, children in care, and youth justice services; and from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

EARLY CHILDHOOD DEVELOPMENT, CHILD CARE AND SUPPORTS TO CHILDREN WITH SPECIAL NEEDS

Voted Appropriation
Early Childhood Development, Child Care and Supports to Children with Special Needs	535,332	429,862

Voted Appropriation Description: This sub-vote provides for service support, direct operating costs and local administration of early childhood development services, services for children and youth with special needs and their families, and early learning and child care, including child care subsidies to parents and organizations that provide or support child care services. This sub-vote also provides for the administration of the Child Care BC Act and the Child Care Subsidy Act. Recoveries are received from other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

PROVINCIAL SERVICES

Voted Appropriation
Provincial Services	59,120	61,267

Voted Appropriation Description: This sub-vote provides for program support and administration for young offender services that promote rehabilitation including youth custody centres and youth forensic psychiatric services to the courts and clients, specialized provincial services under provisions of the Youth Justice Act, the federal Youth Criminal Justice Act, the Mental Health Act and the Forensic Psychiatry Act, and other services to support children and youth. Recoveries are received from the federal government for youth justice services and from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments and costs arising from third party settlements.

Estimates 2006/07	Estimates 2007/08

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriation
Ministers’ Offices	848	860
Corporate Services	21,722	22,808
	22,570	23,668

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; the office of the Minister of State for Child Care; overall direction, development and support for ministry services, including central support and advice to the areas of child and family development, early childhood development, child care, children and youth with special needs, and provincial services, and for the administration of the Human Resource Facility Act. Recoveries are received from the federal government, organizations and individuals for contributions to service delivery, repayable benefits, overpayments and costs arising from third party settlements.

VOTE 20 — MINISTRY OPERATIONS	1,260,256	1,219,530

Estimates 2006/07	Estimates 2007/08

VOTE 21 — COMMUNITY LIVING SERVICES

This vote provides for programs and operations described in the voted appropriations under the following two core businesses: Ministry Monitoring - Community Living and Transfers to Community Living British Columbia.

MINISTRY MONITORING - COMMUNITY LIVING SERVICES

Voted Appropriation
Ministry Monitoring - Community Living Services	666	674

Voted Appropriation Description: This sub-vote provides for general support and advice to the Minister regarding Community Living Services including funding for the Office of the Service Quality Advocate.

TRANSFERS TO COMMUNITY LIVING BRITISH COLUMBIA

Voted Appropriation
Adult Community Living Services	558,504	591,839
Children’s Community Living Services	53,459	54,601
	611,963	646,440

Voted Appropriations Description: This sub-vote provides for transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults and children with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act.

VOTE 21 — COMMUNITY LIVING SERVICES	612,629	647,114

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	293,026	309,242
Operating Costs	120,560	124,497
Government Transfers	1,517,398	1,489,527
Other Expenses	1,119	1,109
Internal Recoveries	(2,360)	(2,334)
External Recoveries	(56,858)	(55,397)
TOTAL OPERATING EXPENSE	1,872,885	1,866,644

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS
$000

Estimates 2006/07	Estimates 2007/08

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social service providers, including funds under the Human Resource Facility Act.

Receipts	36	125
Disbursements	—	—
Net Cash Source (Requirement)	36	125

MINISTRY OF COMMUNITY SERVICES

The mission of the Ministry of Community Services and the Minister Responsible for Seniors’ and Women’s Issues is to promote sustainable, liveable communities that provide healthy and safe places for British Columbians. The BC Public Service Agency provides leadership and services that support public service excellence.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATIONS
Vote 22 — Ministry Operations	238,450	255,333
Vote 23 — BC Public Service Agency	9,446	12,233
STATUTORY APPROPRIATION
University Endowment Lands Administration Special Account	4,642	6,242

OPERATING EXPENSE	252,538	273,808
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	3,234	3,549
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	561	566

NOTES

(1)

For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Local Government (includes special account)	181,376	236,650	(40,000)	196,650
Women’s, Seniors’ and Community Services	52,913	55,955	(117)	55,838
Executive and Support Services	8,803	9,088	(1)	9,087
Business Transformation (Agency)	74	9	—	9
Client Services (Agency)	1,526	5,475	(609)	4,866
Talent Management (Agency)	1,212	1,749	—	1,749
Employee Relations (Agency)	208	260	—	260
Compensation, Benefits and Policy (Agency)	2,786	29,150	(24,875)	4,275
Executive and Support Services (Agency)	3,640	1,074	—	1,074

TOTAL OPERATING EXPENSES	252,538	339,410	(65,602)	273,808

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Local Government	700	725	—	725
Women’s, Seniors’ and Community Services	700	375	—	375
Executive and Support Services	580	880	—	880
Business Transformation (Agency)	984	1,299	—	1,299
Executive and Support Services (Agency)	270	270	—	270

TOTAL CAPITAL EXPENDITURES	3,234	3,549	—	3,549

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates 2006/07	Estimates 2007/08

VOTE 22 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Local Government; Women’s, Seniors’ and Community Services; and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations	171,731	185,244
Local Government Services and Transfers	5,003	5,164
University Endowment Lands	176,734	190,408

Statutory Appropriation
University Endowment Lands Administration Special Account	4,642	6,242
	181,376	196,650

Voted Appropriations Description: This sub-vote provides for the administration of the Community Charter, the Local Government Act, the Local Government Grants Act, financial and other support to local governments and other related organizations, and for the operation of the University Endowment Lands. Recoveries are received from internal and external parties for ministry services provided for in this sub-vote.

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Special Account which is governed under the University Endowment Land Act, 1979.

WOMEN’S, SENIORS’ AND COMMUNITY SERVICES

Voted Appropriation
Women’s, Seniors’ and Community Services	52,913	55,838

Voted Appropriation Description: This sub-vote provides for policy development, financial and other support for seniors’ and women’s issues and community services including inner-city partnerships, the Vancouver Agreement, community transition, and support services to women and their children who are leaving, or are affected by abusive relationships; mentoring for women entering or re-entering the workforce, and response to the Premier’s Council on Aging and Seniors’ Issues. Recoveries are received from internal and external parties for ministry services provided for in this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	496	528
Management Services	8,307	8,559
	8,803	9,087

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Community Services and the Minister Responsible for Seniors’ and Women’s Issues, including salaries, benefits, allowances, and operating expenses of the minister’s staff. The sub-vote also provides for executive direction of the Ministry of Community Services and administrative services for the operating programs of the Ministry of Community Services and the Ministry of Tourism, Sport and the Arts, including financial administration and budget coordination, strategic and business planning and reporting, information and privacy, records management, human resources, office management and accommodation and information systems. Recoveries are received from internal and external parties for ministry services provided for in this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	238,450	255,333
STATUTORY — SPECIAL ACCOUNT	4,642	6,242

Estimates 2006/07	Estimates 2007/08

VOTE 23 — BC PUBLIC SERVICE AGENCY

This vote provides for the British Columbia Public Service Agency programs and operations described in the voted appropriations under the following six core businesses: Business Transformation; Client Services; Talent Management; Employee Relations; Compensation, Benefits and Policy; and Executive and Support Services.

BUSINESS TRANSFORMATION

Voted Appropriation
Business Transformation ADM Office	74	9

Voted Appropriation Description: This sub-vote provides for transformative change within the human resource function in order to continue to enhance client satisfaction, improve efficiency, reduce costs and increase innovation. Recoveries are received from internal parties for services provided under this sub-vote.

CLIENT SERVICES

Voted Appropriation
Regional Operations	1,526	4,866

Voted Appropriation Description: This sub-vote provides for a full range of day-to-day human resource consulting and related human resource services and programs on a regional basis to assist clients in meeting their business goals. This core business also provides for the delivery of the Disability Management and Occupational Safety Programs. Recoveries are received from internal and external parties for services provided under this sub-vote.

TALENT MANAGEMENT

Voted Appropriation
Talent Management	1,212	1,749

Voted Appropriation Description: This sub-vote provides for leadership and services in the areas of workforce and succession planning, hiring and deployment, employee development and integration and incentives for recruitment into the public service. In addition, this core business provides for the services of the Leadership Centre, which exists to recruit, deploy and develop senior leaders across the public service. This sub-vote also delivers a suite of learning services and employee rewards and recognition. Recoveries are received from internal parties for services provided under this sub-vote.

EMPLOYEE RELATIONS

Voted Appropriation
Employee Relations	208	260

Voted Appropriation Description: This sub-vote provides for a full range of labour relations and workforce adjustment services including negotiation and administration of collective agreements, labour relations advice and dispute resolution. Recoveries are received from internal parties for services provided under this sub-vote.

Estimates 2006/07	Estimates 2007/08

COMPENSATION, BENEFITS AND POLICY

Voted Appropriations
Labour Market Fund	1,913	3,932
Compensation	872	367
Provincial Pensions	149,674	149,674
Miscellaneous and Statutory Items	6,252	6,252
Canada Pension	54,764	54,764
Death and Retiring Benefits	4,820	4,820
Extended Health and Dental Benefits	52,050	52,050
Group Insurance	4,145	4,145
Medical Services Plan	22,329	22,329
Long Term Disability	34,440	34,440
Employment Insurance	26,513	26,513
Workers Compensation	10,400	10,400
Employee and Family Assistance Program	1,100	1,100
Other Benefits	41,497	41,279
Recoveries	(407,983)	(407,790)
	2,786	4,275

Voted Appropriations Description: This sub-vote provides for services in compensation, health, benefits, terms and conditions of employment for excluded staff, related policy and program development for these business lines and the Agency’s policy coordination and legislation. This sub-vote also provides for the management of the Community Services Fund, a public service wide annual drive for, and disbursement of, charitable donations. Recoveries are received from internal and external parties for services provided under this sub-vote.

EXECUTIVE AND SUPPORT SERVICES (AGENCY)

Voted Appropriations
Deputy Minister’s Office	648	609
Corporate Services	2,992	465
	3,640	1,074

Voted Appropriations Description: This sub-vote provides for the executive direction of the BC Public Service Agency, administrative support services policy and program development, communications, strategic planning, performance management and provides support to independent offices. Other administrative services, including financial, human resources, information systems, facilities management and freedom of information and protection of privacy, planning and performance management are provided by the Ministry of Finance. Recoveries are received from ministries for services provided within this sub-vote.

VOTE 23 — BC PUBLIC SERVICE AGENCY	9,446	12,233

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	457,547	461,447
Operating Costs	28,037	30,464
Government Transfers	270,096	275,181
Other Expenses	19,751	21,303
Internal Recoveries	(447,291)	(448,985)
External Recoveries	(75,602)	(65,602)
TOTAL OPERATING EXPENSE	252,538	273,808

SPECIAL ACCOUNT(1)
$000

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act, was continued under the University Endowment Land Act, 1979, and became a Special Account under the Special Appropriations Act, 1982. The account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licenses and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses include the ratepayer’s portion of costs tranferred from the Ministry Operations Vote for services provided. No financing transactions are provided for under this account.

	Estimates 2006/07	Estimates 2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	30,222	30,222
OPERATING TRANSACTIONS
Revenue	4,642	6,242
Expense	(4,642)	(6,242)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	30,222	30,222

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

MINISTRY OF ECONOMIC DEVELOPMENT

The mission of the Ministry of Economic Development is to work for British Columbians to build the best performing economy in Canada, through maximizing the benefits of B.C.’s diverse economy, its proximity to emergent opportunities in Asia, and the 2010 Olympic and Paralympic Winter Games.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATION
Vote 24 — Ministry Operations	311,301	265,742

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSE	311,801	266,242

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	2,799	486

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	150	168

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Marketing and Promoting British Columbia	9,717	13,471	(1,432)	12,039
Enhancing Economic Development (includes special account)	136,197	141,999	(735)	141,264
2010 Olympic and Paralympic Winter Games Secretariat	153,053	100,378	(1)	100,377
Executive and Support Services	12,834	12,567	(5)	12,562

TOTAL OPERATING EXPENSES	311,801	268,415	(2,173)	266,242

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Marketing and Promoting British Columbia	415	90	—	90
Enhancing Economic Development	25	50	—	50
2010 Olympic and Paralympic Winter Games Secretariat	2,229	216	—	216
Executive and Support Services	130	130	—	130

TOTAL CAPITAL EXPENDITURES	2,799	486	—	486

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2006/07	2007/08

VOTE 24 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Marketing and Promoting British Columbia, Enhancing Economic Development, 2010 Olympic and Paralympic Winter Games Secretariat, and Executive and Support Services.

MARKETING AND PROMOTING BRITISH COLUMBIA

Voted Appropriation
Marketing and Promoting British Columbia	9,717	12,039

Voted Appropriation Description:   This sub-vote provides for facilitating trade and investment and communicating British Columbia’s advantages and opportunities; administering and financing the Provincial Nominee Program to attract skilled immigrants; delivering effective business immigration programs to attract economic immigration clients to strategic sectors and industries in all regions of the province; showcasing British Columbia at national and international events; implementing strategies and funding organizations to promote British Columbia and achieve improvements in specific areas such as trade, science and technology; planning and managing trade missions to profile British Columbia in key markets; and assisting the private sector to leverage identified marketing opportunities. Recoveries are received from parties external to government for services provided under this sub-vote.

ENHANCING ECONOMIC DEVELOPMENT

Voted Appropriation
Enhancing Economic Development	135,697	140,764

Statutory Appropriation
Northern Development Fund Special Account	500	500
	136,197	141,264

Voted Appropriation Description:   This sub-vote provides for development of comprehensive economic strategies; working with investors to facilitate economic development and job creation; managing programs and providing financial assistance to improve urban and rural infrastructure throughout the province; administering federal/provincial infrastructure and economic programs; administering immigration credential recognition programs and labour market planning; developing worker training strategies and implementing strategic labour market policies; providing funding to the Industry Training Authority; and providing support, including financial assistance, for projects, initiatives and trusts that support economic growth and diversification throughout the province. Recoveries are received from parties external to government for services provided under this sub-vote.

Statutory Appropriation Description:   This statutory appropriation provides for the Northern Development Fund Special Account which is governed under the BC-Alcan Northern Development Fund Act.

2010 OLYMPIC AND PARALYMPIC WINTER GAMES SECRETARIAT

Voted Appropriation
2010 Olympic and Paralympic Winter Games Secretariat	153,053	100,377

Voted Appropriation Description:   This sub-vote provides for the 2010 Olympic and Paralympic Winter Games Secretariat to coordinate intra and inter-governmental relations; fund initiatives that support the Olympic and Paralympic Winter Games and economic development activities related to the Games throughout the province, including support for organizations such as the Vancouver Organizing Committee. Some costs are partially recovered from external organizations for program services provided under this sub-vote.

	Estimates	Estimates
	2006/07	2007/08

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	546	554
Corporate Services	9,466	9,112
Columbia Basin Trust	2,072	2,146
Reserves for Doubtful Accounts	750	750
	12,834	12,562

Voted Appropriations Description:          This sub-vote provides for the office of the Minister of Economic Development, administration, and ministry executive support including the deputy ministers’ offices, financial and human resources, legislation and administrative services, library operations, records management, and information systems. This sub-vote also provides for administrative support services for the Ministry of Energy, Mines and Petroleum Resources and operating assistance grants to the Columbia Basin Trust. This sub-vote also provides for reserves for doubtful accounts and write-downs of investments. Recoveries are received from parties external to government for ministry services provided for in this sub-vote.

VOTE 24 — MINISTRY OPERATIONS	311,301	265,742
STATUTORY — SPECIAL ACCOUNT	500	500

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	14,850	17,881
Operating Costs	16,067	16,230
Government Transfers	281,045	233,381
Other Expenses	923	923
External Recoveries	(1,084)	(2,173)
TOTAL OPERATING EXPENSE	311,801	266,242

SPECIAL ACCOUNT(1)
$000

NORTHERN DEVELOPMENT FUND

This account was created by the BC-Alcan Northern Development Fund Act, 1998. The purpose is to promote sustainable economic development in northwestern British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the operations costs for the Nechako-Kitimaat Development Funds Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	9,921	9,996
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	9,996	10,071

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

MINISTRY OF EDUCATION

The mission of the Ministry of Education and the Minister Responsible for Early Learning and Literacy is to set legal, financial, curricular and accountability frameworks so as to enable all learners to develop their individual potential and to acquire the knowledge, skills and attitudes needed to contribute to a healthy, democratic and pluralistic society and a prosperous, sustainable economy.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATION
Vote 25 — Ministry Operations	5,371,459	5,494,380

OPERATING EXPENSE	5,371,459	5,494,380

PREPAID CAPITAL ADVANCES (2)	181,295	256,300

CAPITAL EXPENDITURES (3)	8,752	6,885

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	316	322

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Education Programs	4,727,508	4,865,620	(18,168)	4,847,452
Debt Service and Amortization	558,978	558,312	(412)	557,900
Public Libraries	13,399	15,675	—	15,675
Management Services	17,841	19,997	(7)	19,990
Executive and Support Services	53,733	54,097	(734)	53,363

TOTAL OPERATING EXPENSES	5,371,459	5,513,701	(19,321)	5,494,380

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net

Core Business
Public Schools	181,295	256,300	—	256,300

TOTAL PREPAID CAPITAL ADVANCES	181,295	256,300	—	256,300

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Management Services	75	—	—	—
Executive and Support Services	8,677	6,885	—	6,885

TOTAL CAPITAL EXPENDITURES	8,752	6,885	—	6,885

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

VOTE 25 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Education Programs, Debt Service and Amortization, Public Libraries, Management Services and Executive and Support Services.

EDUCATION PROGRAMS

Voted Appropriation
Education Programs	4,727,508	4,847,452

Voted Appropriation Description:   This sub-vote provides funding to support K-12 education, early learning and literacy. Recoveries are received from public and independent schools for the Common Student Information System and from the federal government for expenditures primarily relating to the Official Languages in Education Protocol.

DEBT SERVICE AND AMORTIZATION

Voted Appropriations
Debt Services Costs	353,700	358,100
Amortization of Prepaid Capital Advances	205,278	199,800
	558,978	557,900

Voted Appropriations Description:   This sub-vote provides for the payment of short and long term debt service costs for approved capital construction projects, buses and equipment purchases. Sinking fund assets, which are used to pay off existing debt obligations, earn interest that is netted against debt service costs. This sub-vote also provides for the amortization of funds advanced for capital projects including constructing new buildings, renovations and improvements, school site acquisitions, portables, capital leases, buses and equipment purchases. Recoveries are received from the federal government for expenditures relating to the Official Languages in Education Protocol.

PUBLIC LIBRARIES

Voted Appropriation
Public Libraries	13,399	15,675

Voted Appropriation Description:   This sub-vote provides funding to support the Public Library system.

MANAGEMENT SERVICES

Voted Appropriation
Management Services	17,841	19,990

Voted Appropriation Description:   This sub-vote provides support for Ministry operating programs including financial services, human resource management, information management, administrative services, freedom of information and privacy, and general services and assistance to the Ministry of Advanced Education and the Ministry of Education and boards, agencies and commissions supported by those Ministries. Recoveries are received from miscellaneous sources including cost recovery for Freedom of Information requests.

Estimates	Estimates
2006/07	2007/08

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	499	505
K-12 Education Programs	53,234	52,858
	53,733	53,363

Voted Appropriations Description:   This sub-vote provides for executive direction for the ministry and management and program support for K-12 education, early learning and literacy. This sub-vote also provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses of the minister and minister’s staff. Transfers are provided for education development and implementation activities. Recoveries are received from various sources including general education development test fees, participation in federal/provincial agreements and activities, other governments, and other sources such as exam fees and ministry reports.

VOTE 25 — MINISTRY OPERATIONS	5,371,459	5,494,380

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	23,763	23,906
Operating Costs	253,332	249,490
Government Transfers	4,759,190	4,882,096
Other Expenses	353,809	358,209
External Recoveries	(18,635)	(19,321)
TOTAL OPERATING EXPENSE	5,371,459	5,494,380

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

$000

	Estimates	Estimates
	2006/07	2007/08

PUBLIC SCHOOLS

SCHOOLS — Disbursements are provided for approved school capital projects including costs related to construction, school site acquisition, portable facilities, capital leases, and bus and equipment purchases.

Receipts	—	—
Disbursements	181,295	256,300
Net Cash Source (Requirement)	(181,295)	(256,300)

MINISTRY OF EMPLOYMENT AND INCOME ASSISTANCE

The mission of the Ministry of Employment and Income Assistance is to focus on the customer by transforming the way we deliver services in employment and assistance, using effective and outcome based practices, and working in collaboration with ministries, other levels of government and service agencies.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATION
Vote 26 — Ministry Operations	1,386,593	1,479,528

OPERATING EXPENSE	1,386,593	1,479,528

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	18,000	17,595

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,973	1,973

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Employment Programs	95,689	97,867	—	97,867
Temporary Assistance	365,387	359,306	(1,126)	358,180
Disability Assistance	663,735	735,646	(2,762)	732,884
Supplementary Assistance	235,624	268,509	(4,700)	263,809
Employment and Assistance Appeal Tribunal	2,019	2,070	—	2,070
Executive and Support Services	24,139	24,758	(40)	24,718

TOTAL OPERATING EXPENSES	1,386,593	1,488,156	(8,628)	1,479,528

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	18,000	17,595	—	17,595

TOTAL CAPITAL EXPENDITURES	18,000	17,595	—	17,595

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

VOTE 26 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Employment Programs, Temporary Assistance, Disability Assistance, Supplementary Assistance, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

EMPLOYMENT PROGRAMS

Voted Appropriation
Employment Programs	95,689	97,867

Voted Appropriation Description:            This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. It also provides for the operation and administration of employment-related programs to support individuals with multiple barriers and disabilities. This sub-vote provides for salaries and benefits for individuals with disabilities receiving on the job training under the public service employment program. Recoveries are received from ministries and from parties external to government under cost sharing agreements for programs.

TEMPORARY ASSISTANCE

Voted Appropriation
Temporary Assistance	365,387	358,180

Voted Appropriation Description:            This sub-vote provides for temporary assistance in accordance with the Employment and Assistance Act for the family units of eligible individuals who are capable of financial independence through employment or are unable to seek work because of a prescribed short-term medical or other condition, or who have persistent multiple barriers to employment. It also provides for support services and direct operating costs. Recoveries are received from ministries, other levels of government, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

DISABILITY ASSISTANCE

Voted Appropriation
Disability Assistance	663,735	732,884

Voted Appropriation Description:            This sub-vote provides for disability assistance in accordance with the Employment and Assistance for Persons with Disabilities Act for the family units of eligible individuals with disabilities who are not expected to gain financial independence through employment or who are seeking work. It also provides for support services and direct operating costs. Recoveries are received from ministries, other levels of government, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

SUPPLEMENTARY ASSISTANCE

Voted Appropriation
Supplementary Assistance	235,624	263,809

Voted Appropriation Description:            This sub-vote provides for health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and Employment and Assistance for Persons with Disabilities Act and for programs that support the purposes of the legislation. It also provides for support services and direct operating costs. Recoveries are received from ministries, other levels of government, Bus Pass Program user fees, from assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, from repayable assistance and overpayments.

Estimates	Estimates
2006/07	2007/08

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	2,019	2,070

Voted Appropriation Description:            This sub-vote provides for salaries, benefits, allowances, operating and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, regionally-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries and levels of government.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	466	418
Corporate Services	23,673	24,300
	24,139	24,718

Voted Appropriations Description:          This sub-vote provides for the office of the Minister of Employment and Income Assistance. It provides for executive direction of the ministry and administrative services for the operating programs of the ministry. This includes: strategic and business planning, financial administration and budget co-ordination, human resources, asset and risk management, information technology, records management, freedom of information and protection of privacy. It also provides for corporate and community based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs are recovered from ministries and from parties external to government for services provided for in this sub-vote.

VOTE 26 — MINISTRY OPERATIONS	1,386,593	1,479,528

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	122,288	125,633
Operating Costs	72,143	78,177
Government Transfers	1,198,176	1,278,075
Other Expenses	7,121	6,407
Internal Recoveries	(6,169)	(136)
External Recoveries	(6,966)	(8,628)
TOTAL OPERATING EXPENSE	1,386,593	1,479,528

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

The mission of the Ministry of Energy, Mines and Petroleum Resources is to facilitate a positive climate for the economic, environmental and socially responsible development of British Columbia’s energy, mineral and petroleum resources for the benefit of British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATIONS
Vote 27 — Ministry Operations	44,900	43,899
Vote 28 — Contracts and Funding Arrangements	33,560	33,560

OPERATING EXPENSE	78,460	77,459

PREPAID CAPITAL ADVANCES (2)	—	—

CAPITAL EXPENDITURES (3)	1,799	1,435

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	271	315

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net
Core Business
Oil and Gas	10,711	10,074	(1)	10,073
Titles and Offshore	7,436	5,511	—	5,511
Mining and Minerals	11,868	14,082	—	14,082
Electricity and Alternative Energy	3,720	2,389	—	2,389
Marketing, Aboriginal and Community Relations	6,711	4,968	—	4,968
Executive and Support Services	4,454	6,876	—	6,876
Contracts and Funding Arrangements	33,560	33,560	—	33,560

TOTAL OPERATING EXPENSES	78,460	77,460	(1)	77,459

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Oil and Gas	566	383	—	383
Titles and Offshore	51	54	—	54
Mining and Minerals	1,000	813	—	813
Electricity and Alternative Energy	—	7	—	7
Executive and Support Services	182	178	—	178

TOTAL CAPITAL EXPENDITURES	1,799	1,435	—	1,435

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Oil and Gas	—	31,393	(31,393)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	31,393	(31,393)	—

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2006/07	2007/08

VOTE 27 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Oil and Gas; Titles and Offshore; Mining and Minerals; Electricity and Alternative Energy; Marketing, Aboriginal and Community Relations; and Executive and Support Services.

OIL AND GAS

Voted Appropriation
Oil and Gas	10,711	10,073

Voted Appropriation Description: This sub-vote provides for management of the province’s natural gas and petroleum resources; facilitating infrastructure development to improve access to oil and gas resources; undertaking economic, engineering, environmental, volume and pricing analysis to develop and implement policies and programs; identifying, stimulating and facilitating development opportunities; fostering skilled oil and gas labour and service sector resources; providing information to the public; streamlining provincial statutes and regulations that apply to the oil and gas sector; representing the province’s interests before energy regulatory tribunals and developing and maintaining petroleum geology databases. Recoveries are received from organizations and individuals external to government for approved infrastructure program costs.

TITLES AND OFFSHORE

Voted Appropriation
Titles and Offshore	7,436	5,511

Voted Appropriation Description: This sub-vote provides for the administration of Crown-owned subsurface resources, including the issuance of petroleum and natural gas tenures, geothermal tenures and underground natural gas storage rights; promotion of the mineral exploration and mining industry by issuing and administering coal, mineral and placer exploration and production tenures; by maintaining tenure registries and collecting fees associated with subsurface tenures and ensuring compliance with provincial legislation and regulations. This sub-vote also provides for participation in development of provincial land use policies and programs to ensure that subsurface resource values are considered; and for negotiation and approval of compensation for subsurface resources tenures impacted by Crown land use decisions. This sub-vote also provides for management of government’s objectives for the responsible development of offshore oil and gas resources, including developing policies and programs to establish and regulate an industry; identifying and capitalizing on offshore oil and gas development opportunities; providing information to the public; involving First Nations, other governments, stakeholders, and non-governmental organizations in the development of regulatory and fiscal regimes; and representing offshore oil and gas interests in marine planning initiatives.

MINING AND MINERALS

Voted Appropriation
Mining and Minerals	11,868	14,082

Voted Appropriation Description: This sub-vote provides for management of the province’s mining resources and regulation of the industries that explore for and develop these resources by regulating the mineral, coal, industrial mineral and aggregate industries for health and safety and environmental responsibility; promoting the mineral exploration and mining industry; enforcing provincial legislation and regulations; reviewing and developing legislation, regulations and policies; providing a regulatory framework to protect the public interest; consulting with communities, First Nations, non-governmental organizations and other governments; providing education and information to the public; developing and delivering geoscience databases and surveys; working with industry and providing financial assistance to other organizations to collect and publish baseline geoscience information; providing assistance and advice to prospectors and exploration companies; and undertaking economic and financial analyses to provide measures to enhance exploration and mining investment attractiveness.

Estimates	Estimates
2006/07	2007/08

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	3,720	2,389

Voted Appropriation Description: This sub-vote provides for development of legislation, policies and programs to support all forms of electrical power generation and transmission, province-wide energy conservation and efficiency measures, alternative energy development; and the advancement of leading edge energy technologies; providing policy advice or direction to electrical utilities and the regulator, the British Columbia Utilities Commission; fostering private sector investment in new electricity resources; and providing operational policy support for independent power producers.

MARKETING, ABORIGINAL AND COMMUNITY RELATIONS

Voted Appropriation
Marketing, Aboriginal and Community Relations	6,711	4,968

Voted Appropriation Description: This sub-vote provides for programs related to the ministry’s corporate services and leading the ministry’s First Nations initiatives and community engagement strategy. Activities include: corporate policy, strategic planning, legislation, intergovernmental relations and administration of the Mediation and Arbitration Board; advancing the new relationship with First Nations and increasing their participation in the energy, mineral and petroleum resource sectors through consultation and accommodation initiatives; and working with communities in the development of energy, mineral and petroleum resources throughout the Province.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	834	897
Corporate Services	3,620	5,979
	4,454	6,876

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Energy, Mines and Petroleum Resources and the Minister of State for Mining including salaries, benefits, allowances and operating expenses for the ministers and their staff; executive support including the Deputy Minister’s office; strategic human resources; and administration. Under an agreement, the Ministry of Economic Development provides some administrative support services to the ministry.

VOTE 27 — MINISTRY OPERATIONS	44,900	43,899

Estimates	Estimates
2006/07	2007/08

VOTE 28 — CONTRACTS AND FUNDING ARRANGEMENTS

This vote provides for programs described in the voted appropriations under the Contracts and Funding Arrangements core business.

CONTRACTS AND FUNDING ARRANGEMENTS

Voted Appropriations
Resource Revenue Sharing Agreements	2,500	2,500
Vancouver Island Natural Gas Pipeline Agreement	31,060	31,060
	33,560	33,560

Voted Appropriations Description: This sub-vote provides for transfers to First Nations to share revenue received from petroleum, natural gas and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and agreements with other First Nations and for payments required under the Vancouver Island Natural Gas Pipeline Agreement.

VOTE 28 — CONTRACTS AND FUNDING ARRANGEMENTS	33,560	33,560

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	22,800	27,320
Operating Costs	18,717	15,153
Government Transfers	36,943	34,987
External Recoveries	—	(1)
TOTAL OPERATING EXPENSE	78,460	77,459

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS
$000

Estimates	Estimates
2006/07	2007/08

OIL AND GAS

OIL AND GAS COMMISSION ACT — Disbursements are provided by the province to the Oil and Gas Commission under the Oil and Gas Commission Act with respect to oil and gas industry fees collected on behalf of the Commission under the Petroleum and Natural Gas Act and the Pipeline Act, and the levy assessed and collected on behalf of the Commission under the Oil and Gas Commission Levy Regulation.

Receipts	32,602	31,393
Disbursements	32,602	31,393
Net Cash Source (Requirement)	—	—

96

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to lead, inform, involve and support British Columbians to achieve the best environmental stewardship and sustainability.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATIONS
Vote 29 — Ministry Operations	161,526	186,557
Vote 30 — Environmental Assessment Office	5,806	6,957

STATUTORY APPROPRIATION
Sustainable Environment Fund Special Account	35,705	29,305

OPERATING EXPENSE	203,037	222,819
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	50,179	34,042
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	1,443	1,493

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

97

CORE BUSINESS SUMMARY
$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Environmental Stewardship	73,203	85,281	(6,424)	78,857
Water Stewardship	29,372	40,834	(1,606)	39,228
Oceans and Marine Fisheries	2,240	2,283	(25)	2,258
Environmental Protection (includes special account)	41,730	44,174	(944)	43,230
Compliance	18,201	18,633	(151)	18,482
Executive and Support Services	32,485	34,009	(202)	33,807
Environmental Assessment Office	5,806	7,121	(164)	6,957

TOTAL OPERATING EXPENSES	203,037	232,335	(9,516)	222,819

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Environmental Stewardship	43,123	29,673	—	29,673
Water Stewardship	357	162	—	162
Oceans and Marine Fisheries	5	5	—	5
Environmental Protection	921	283	—	283
Compliance	2,258	1,153	—	1,153
Executive and Support Services	3,369	2,710	—	2,710
Environmental Assessment Office	146	56	—	56

TOTAL CAPITAL EXPENDITURES	50,179	34,042	—	34,042

98

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2006/07	2007/08

VOTE 29 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Environmental Stewardship; Water Stewardship; Oceans and Marine Fisheries; Environmental Protection; Compliance, and Executive and Support Services.

ENVIRONMENTAL STEWARDSHIP

Voted Appropriations
Conservation Management	28,004	27,642
Fish and Wildlife Management	14,138	14,294
Parks Management	31,061	36,921
	73,203	78,857

Voted Appropriations Description: This sub-vote provides for the management and conservation of the province’s biodiversity, protection of species at risk, protection and restoration of watersheds, and the protection of fish and wildlife species and their habitats through programs including the protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems; protection, rehabilitation and enhancement of fish, wildlife and their habitats; acquisition and management of special areas including provincial parks and protected areas; wildfire awareness and prevention; and monitoring and reporting on the state of provincial biodiversity. This sub-vote also provides for diverse park, fish and wildlife outdoor opportunities across the province through programs including maintenance of the provincial park system that provides for day use and overnight use in front country, back country and boating facilities and services; management of hunting and angling activities and provincial fish culture and stocking programs; and allocation of fish and wildlife resources for recreational and commercial use. Transfers are provided for activities concerned with access, protection and management of the environment and delivery of the provincial fish culture and stocking program and outdoor opportunities. Recoveries are received from ministries, other levels of government, organizations, licensees and individuals, for stumpage from tree removal in parks and protected areas, for activities related to maintaining ecosystem health and for other services provided for in the sub-vote.

WATER STEWARDSHIP

Voted Appropriations
Water Stewardship	14,972	15,228
Water Rental Remissions	14,400	24,000
	29,372	39,228

Voted Appropriations Description: This sub-vote provides for the protection and maintenance of conditions essential for sustaining the quantity and quality of the water resource (both surface and ground) in the short and long term; supporting communities to integrate water resource management into municipal and regional planning and development programs, and fostering a water-aware public. This sub-vote also provides for water licensing; dam and dike safety; flood hazard management; flood and drought forecasting; water regional operations; source water protection; groundwater; water allocation and regulation; water planning; water science and information; water utility regulation; repair, operation and disposition of water works including dams and dikes; water rental remissions for implementation of water use plans; and collecting, recording, managing and co-ordinating water and related inventories and data. Transfers are provided for activities related to water use, conservation and education, and flood safety. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

OCEANS AND MARINE FISHERIES

Voted Appropriation
Oceans and Marine Fisheries	2,240	2,258

Voted Appropriation Description: This sub-vote provides for coordination with the federal government on fisheries and oceans issues, including joint provincial-federal oceans strategies on coastal and oceans planning, sustainable oceans industries and a marine protected areas framework, and development and implementation of a BC Fisheries Strategy Framework, in collaboration with federal and provincial agencies, other governments, First Nations and a diverse range of stakeholders. This sub-vote also provides for development and diversification of the fisheries sector; promotion and marketing of British Columbia’s seafood industry; development and support of mechanisms to promote and improve the understanding of issues associated with fisheries management in the marine environment, and with the sustainability of wild stocks for coastal communities; and the development of strategies to create jobs and enhance the competitiveness of British Columbia’s seafood products. Transfers are provided for activities related to oceans and marine fisheries. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

99

Estimates	Estimates
2006/07	2007/08

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	6,025	13,925

Statutory Appropriation
Sustainable Environment Fund Special Account	35,705	29,305
	41,730	43,230

Voted Appropriation Description: This sub-vote provides for clean, healthy and safe water, land and air for all living things through programs including: administering the Sustainable Environment Fund Act, 1990; setting standards for monitoring and reporting publicly on ambient air and water quality; leading the provincial response to climate change; reducing and removing contaminating toxins and waste; managing pesticide use; responding to high-risk environmental emergencies; and managing environmental laboratory services. Transfers are provided for activities concerned with access, protection and management of the environment. Costs related to the Sustainable Environment Fund are recovered from the Sustainable Environment Fund Special Account. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund Special Account which is governed under the Sustainable Environment Fund Act, 1990.

COMPLIANCE

Voted Appropriation
Compliance	18,201	18,482

Voted Appropriation Description: This sub-vote provides for activities, including education and promotion; supporting the continuous improvement in compliance with requirements established by government to protect the environment and related human health and safety; inspections, investigations and enforcement of standards for the protection of fish, wildlife, habitat and the environment; public safety issues related to regulated activities and the management of human/wildlife conflicts. Recoveries are received from ministries, other levels of government, organizations and individuals for ministry services and the enforcement of environmental standards.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	490	499
Corporate Services	31,995	33,308
	32,485	33,807

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment; corporate business innovation including strategic planning, systems planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, information management services and systems, information and privacy; revenue collection; and trust fund management for ministry operations, programs and clients. Transfers are provided for activities concerned with access, protection and management of the environment. Costs are recovered for ministry services from ministries, other entities within government, other levels of government, organizations and individuals, and from revenues collected by the ministry.

VOTE 29 — MINISTRY OPERATIONS	161,526	186,557
STATUTORY — SPECIAL ACCOUNT	35,705	29,305

100

Estimates	Estimates
2006/07	2007/08

VOTE 30 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs and operations described in the voted appropriation under the Environmental Assessment Office core business.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	5,806	6,957

Voted Appropriation Description: This vote provides for a neutral and publicly-accessible process for the assessment of environmental, economic, social, heritage and health effects of major project proposals in British Columbia, as established under the Environmental Assessment Act. The Environmental Assessment Office provides the facilitation, coordination and resources for project assessments which include consultation with members of the public, interest groups, First Nations and other levels of government. Costs are recovered from ministries, other levels of government, and organizations and individuals external to government for services provided for within this vote.

VOTE 30 — ENVIRONMENTAL ASSESSMENT OFFICE	5,806	6,957

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	107,923	119,103
Operating Costs	102,970	104,983
Government Transfers	8,586	9,258
Other Expenses	51,001	54,819
Internal Recoveries	(58,566)	(55,828)
External Recoveries	(8,877)	(9,516)
TOTAL OPERATING EXPENSE	203,037	222,819

101

SPECIAL ACCOUNT(1)
$000

SUSTAINABLE ENVIRONMENT FUND

This account was created by the Sustainable Environment Fund Act, 1990, and subsequent amendments. It provides for the protection of the air, land and water and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations.

Revenue is derived from environmental levies, fees, licences, and contributions from the federal government and other organizations and individuals. Expenses represent a transfer to the Ministry Operations Vote of the Ministry of Environment for administration; the development of policies, legislation and regulations, standards and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; laboratory services; air and water quality; clean-up of contaminated sites; special waste management; soil and water remediation projects; and transfers to local governments, other organizations and individuals to assist in waste management, clean-up of contaminated sites and to support various environmental protection initiatives.

No financing transactions are provided for under this account.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	20,205	28,696
OPERATING TRANSACTIONS
Revenue	31,408	26,056
Expense	(35,705)	(29,305)
Net Revenue (Expense)	(4,297)	(3,249)

Difference Between 2006/07 Estimates and Projected Actual Net Revenue (Expense)	12,788

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	28,696	25,447

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

102

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide sustainable fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy. The Public Affairs Bureau provides a framework that supports communication of government policies, programs and services benefiting all British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATIONS
Vote 31 — Ministry Operations	51,495	54,555
Vote 32 — Public Affairs Bureau	36,222	36,633

OPERATING EXPENSE	87,717	91,188

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	6,122	6,267
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	832	848

NOTES

(1)   For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Crown Agencies Secretariat	1,576	1,604	—	1,604
Treasury Board Staff	5,846	6,380	(4)	6,376
Office of the Comptroller General	7,121	8,305	(150)	8,155
Treasury	1	16,422	(16,421)	1
BC Registry Services	1	8,397	(8,396)	1
Strategic and Corporate Policy	2,919	15,283	(12,303)	2,980
Public Sector Employers’ Council Secretariat	15,462	16,242	(363)	15,879
Executive and Support Services	18,569	20,253	(694)	19,559
Public Affairs Bureau	36,222	36,736	(103)	36,633

TOTAL OPERATING EXPENSES	87,717	129,622	(38,434)	91,188

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Crown Agencies Secretariat	9	9	—	9
Treasury Board Staff	18	163	—	163
Office of the Comptroller General	336	607	—	607
Treasury	724	1,028	—	1,028
BC Registry Services	2,110	2,960	—	2,960
Strategic and Corporate Policy	358	359	—	359
Public Sector Employers’ Council Secretariat	8	3	—	3
Executive and Support Services	254	702	—	702
Public Affairs Bureau	2,305	436	—	436

TOTAL CAPITAL EXPENDITURES	6,122	6,267	—	6,267

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates 2006/07	Estimates 2007/08

VOTE 31 — MINISTRY OPERATIONS

This vote provides for ministy programs and operations described in the voted appropriations under the following eight core businesses: Crown Agencies Secretariat; Treasury Board Staff; Office of the Comptroller General; Treasury; BC Registry Services; Strategic and Corporate Policy; Public Sector Employers’ Council Secretariat; and Executive and Support Services.

CROWN AGENCIES SECRETARIAT

Voted Appropriation
Crown Agencies Secretariat	1,576	1,604

Voted Appropriation Description:   This sub-vote provides for the strategic oversight of Crown agencies, including analysis, advice, and coordination on governance, accountability, strategic priorities, performance planning, reporting and measurement, and cross-Crown agency issues and policies.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	5,846	6,376

Voted Appropriation Description:   This sub-vote provides for financial management advice to government including advice on economic performance, and on management of ministry and agency operating spending, revenue, capital spending and debt. This sub-vote also provides for: development and management of the provincial government’s budget and three year fiscal plan; production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports and other related documents; development of economic, revenue and spending forecasts and plans; and advice and recommendations to Treasury Board on financial management issues. Costs are partially recovered from ministries and parties external to government for services provided within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriations
Office of the Comptroller General	7,120	7,654
Internal Audit and Advisory Services	1	501
	7,121	8,155

Voted Appropriations Description:   This sub-vote provides for a corporate governance and control framework over financial management, procurement, administration, accounting, performance management and unclaimed property legislation for the provincial government. Activities include policy development, capacity development and monitoring, reporting and continuous improvement. The sub-vote also provides for the provincial internal audit function, special investigations, management advisory services and activity based management, the preparation of the Public Accounts, financial statements and management reports, post-payment compliance monitoring and reporting, and payment diversion. Costs are partially recovered from ministries and Crown corporations for the services provided within this sub-vote.

Estimates 2006/07	Estimates 2007/08

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description:   This sub-vote provides for debt management and banking and cash management services to government, government bodies and other authorized organizations. Debt Management services include: management of the government’s borrowing and fiscal agency loan programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include: negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds; payment and revenue consolidation services; advisory services and support in relation to electronic banking and payments; and banking and cash management related services. Costs are recovered from ministries (including from the Management of Public Funds and Debt Vote), Crown agencies and parties external to government for services provided within this sub-vote.

BC REGISTRY SERVICES

Voted Appropriation
BC Registries Services	1	1

Voted Appropriation Description:   This sub-vote provides for the registration of all business entities, non-profit organizations and cooperatives that operate in British Columbia; the registration and maintenance of security interests (liens) against personal property; the registration of ownership and location of manufactured homes in the province; and the operation of the Auditor Certification Board under Certification Board under the Business Corporations Act. In addition, the sub-vote provides for the operation of the One Stop Business Registry, providing one stop business registration and information with multiple public sector agencies; one stop business change of address with multiple agencies; and the operation of the BC Business Number Hub providing a unique business number identifier for business to interact with all levels of government. This sub-vote also provides for Registry and Business Number Hub services to other governments or their agencies on a fee-for services basis. Recoveries are received from parties external and internal to government for services provided within this sub-vote.

STRATEGIC AND CORPORATE POLICY

Voted Appropriations
Strategic and Corporate Policy	2,918	2,979
Financial Institutions Commission	1	1
	2,919	2,980

Voted Appropriations Description:   This sub-vote provides for policy analysis and advice to government respecting the legislative frameworks for the regulation of the securities industry and the financial services sector, including credit unions, trust companies, insurance companies, insurance distribution intermediaries, captive insurance companies, mortgage brokers, real estate licensees and the real estate market, as well as the legislative frameworks applicable to pension plans, companies, societies, partnerships, condominiums, and the use of personal property as collateral for loans and various liens. In addition, this sub-vote also provides for advising the Minister and government on tax policy including implementation of tax changes, and on intergovernmental fiscal relations. This sub-vote also provides for operation of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation and the Financial Services Tribunal. It provides for the administrative costs of regulating credit unions, trust companies, insurance companies, captive insurance companies, provincial pension plans, mortgage brokers, sub-mortgage brokers, and multi-family real estate developments. It also provides for the oversight of regulated real estate and insurance sales professionals, and for the administration of strata property approvals. Recoveries are received from parties internal and external to government for services provided within this sub-vote.

Estimates 2006/07	Estimates 2007/08

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriations
Public Sector Employees Council Secretariat	1,976	2,005
Employer Association	13,486	13,874
	15,462	15,879

Voted Appropriations Description:   This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act (PSEA), and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the PSEA and related expenses. The council sets and coordinates strategic directions in human resource management and labour relations, and advises government with respect to labour relations, pensions and compensation-related issues in the public sector. Costs are partially recovered from pension boards and the other provinces.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	465	472
Corporate Services	18,104	19,087
	18,569	19,559

Voted Appropriations Description:   This sub-vote provides for the office of the Minister of Finance, for the Deputy Minister’s Office, executive, strategic and administrative support for the ministry, including financial, human resources, business planning, information and systems management, freedom of information and privacy services, records services and funding in support of Partnerships British Columbia. Corporate services are provided to the Ministry of Labour and Citizens’ Services, Office of the Premier, the BC Public Service Agency (under the responsibility of the Ministry of Community Services) and other entities. This sub-vote also provides for payment of travel expenses, including prescribed allowances to members of the Executive Council, Parliamentary Secretaries and related staff pursuant to Section 7 of the Legislative Assembly Allowance and Pensions Act and provides for corporate service expenses incurred for the Executive Council, Intergovernmental Relations, Ministers’ offices and other offices. This sub-vote also provides support for Government House. Recoveries are received from parties external and internal to government for services provided within this sub-vote.

VOTE 31 — MINISTRY OPERATIONS	51,495	54,555

Estimates 2006/07	Estimates 2007/08

VOTE 32 — PUBLIC AFFAIRS BUREAU

This vote provides for programs and operations described in the voted appropriations under the core business Public Affairs Bureau.

PUBLIC AFFAIRS BUREAU

Voted Appropriation
Public Affairs Bureau	36,222	36,633

Voted Appropriation Description:   This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries, special offices, and public bodies. Transfers may be provided to Crown corporations, ministries, other levels of government, special offices and private bodies for communications related activities. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 32 — PUBLIC AFFAIRS BUREAU	36,222	36,633

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	62,284	68,241
Operating Costs	52,548	51,621
Government Transfers	16,032	15,935
Other Expenses	14,079	16,783
Internal Recoveries	(20,520)	(22,958)
External Recoveries	(36,706)	(38,434)
TOTAL OPERATING EXPENSE	87,717	91,188

MINISTRY OF FORESTS AND RANGE

The mission of the Ministry of Forests and Range and the Minister responsible for Housing and Construction Standards is to protect, manage and conserve forest and range values through a high performing organization. The minister is also responsible for providing leadership in meeting the building needs of British Columbians by promoting a range of housing choices, developing citizen-centred regulations and ensuring their application, providing information regarding rights and responsibilities, and providing mechanisms for resolving disputes.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08

VOTED APPROPRIATIONS
Vote 33 — Ministry Operations	492,796	489,876
Vote 34 — Direct Fire	55,759	56,004
Vote 35 — Housing and Construction Standards	230,231	337,845

STATUTORY APPROPRIATION
BC Timber Sales Special Account	169,100	184,200
Forest Stand Management Fund Special Account	—	—
Housing Endowment Fund Special Account	—	10,000
South Moresby Forest Replacement Special Account (Eliminated for 2007/08)	26,000	—

OPERATING EXPENSE	973,886	1,077,925

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	19,933	21,753
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	63,400	50,200
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	3,662	3,822

NOTES

(1)   For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)   Details of prepaid capital advances are presented in Schedule C.

(3)   Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Protection Against Fire and Pests (includes Direct Fire)	122,961	138,354	(13,852)	124,502
Forest Stewardship (includes special accounts)	99,615	77,029	(6,731)	70,298
Compliance and Enforcement	27,892	28,479	(1)	28,478
Forest Investment	121,528	126,561	(4,863)	121,698
Range Stewardship and Grazing	6,845	6,831	(1)	6,830
Pricing and Selling Timber	142,607	146,082	(5,600)	140,482
Executive and Support Services	53,107	53,933	(341)	53,592
BC Timber Sales Special Account	169,100	184,201	(1)	184,200
Housing	222,594	339,408	(265)	339,143
Building Policy	948	1,029	—	1,029
Safety Policy	814	1,008	—	1,008
Residential Tenancy	5,875	6,665	—	6,665

TOTAL OPERATING EXPENSES	973,886	1,109,580	(31,655)	1,077,925

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Protection Against Fire and Pests	2,478	5,897	—	5,897
Forest Stewardship	3,782	3,369	—	3,369
Compliance and Enforcement	1,548	1,548	—	1,548
Range Stewardship and Grazing	6	7	—	7
Pricing and Selling Timber	4,476	4,179	—	4,179
Executive and Support Services	6,561	5,671	—	5,671
BC Timber Sales	801	801	—	801
Housing	227	227	—	227
Residential Tenancy	54	54	—	54

TOTAL CAPITAL EXPENDITURES	19,933	21,753	—	21,753

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
BC Timber Sales	63,400	50,200	—	50,200
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	63,400	50,200	—	50,200

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

VOTE 33 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Protection Against Fire and Pests, Forest Stewardship, Compliance and Enforcement, Forest Investment, Range Stewardship and Grazing, Pricing and Selling Timber and Executive and Support Services.

PROTECTION AGAINST FIRE AND PESTS

Voted Appropriation
Protection against Fire and Pests	67,202	68,498

Voted Appropriation Description:   This sub-vote provides for forest protection including fire prevention control in accordance with applicable legislation throughout the province and includes: (a) Fire Preparedness - provides for fire prevention; the infrastructure, personnel, equipment and supplies required to maintain a consistent state of readiness to control and suppress wild fires; and associated research and development. Costs related to the provision of supplies and services may be recovered from other agencies and levels of government, provinces, countries, companies, organizations, individuals and from annual rent paid into the Consolidated Revenue Fund and timber licence holders and (b) Forest Health - provides for forest health activities on Parks and Protected Areas, some viewscapes, crown land, urban areas, and other special sites; control of invasive alien plants; and pest management. Costs related to the provision of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals.

FOREST STEWARDSHIP

Voted Appropriation
Forest Stewardship	73,615	70,298

Statutory Appropriations
Forest Stand Management Fund Special Account	—	—
South Moresby Forest Replacement Special Account	26,000	—
	99,615	70,298

Voted Appropriation Description:   This sub-vote provides for provincial forest stewardship and management at provincial, regional and district levels including forest reforestation practices; timber supply planning and determination; forest health management; applied research and forest gene resource management; reforestation on land under crown responsibility; and resources inventory. Costs related to the provision of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals.

Statutory Appropriations Description:   This statutory appropriation provides for the Forest Stand Management Fund Special Account and for the South Moresby Forest Replacement Special Account.

COMPLIANCE AND ENFORCEMENT

Voted Appropriation
Compliance and Enforcement	27,892	28,478

Voted Appropriation Description:   This sub-vote provides for all activities related to upholding British Columbia laws to protect the province’s forest and range resource under the jurisdiction of the Ministry of Forests and Range including enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; enforcing regulations to minimize fires, pests and other agents; and enforcing rules governing the use of forest service recreation sites and trails. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals.

Estimates	Estimates
2006/07	2007/08

FOREST INVESTMENT

Voted Appropriation
Forest Investment	121,528	121,698

Voted Appropriation Description:   This sub-vote provides for investments on Crown land in enhanced forest management; resource planning; forest research; treatments of damaged forests; development and provisions of reforestation material and conservation of forest gene resources; forest, range, water, soil, and recreation conservation and protection; strategic land use and sustainable resource management planning; product development; development of markets for British Columbia forest products; and forest sector reform. Planning, administration and delivery is provided through ministries, licensees and third-party agreements. Costs of supplies and services may be recovered from other levels of government, agencies, organizations, and individuals.

RANGE STEWARDSHIP AND GRAZING

Voted Appropriation
Range Stewardship and Grazing	6,845	6,830

Voted Appropriation Description:   This sub-vote provides for ensuring sound environmental stewardship of the range resource, through the regulation of range practices and forage supply management including allocating, administering and managing range use and grazing leases; evaluating rangeland health and effectiveness of range practices; restoring degraded rangeland ecosystems; and promoting and fostering rangeland use and management. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals.

PRICING AND SELLING TIMBER

Voted Appropriations
Pricing and Selling Timber	93,686	91,561
First Nations’ Participation	48,921	48,921
	142,607	140,482

Voted Appropriations Description:   This sub-vote provides for headquarters, regional, and district activities related to timber tenure administration, timber pricing, access to markets, community diversification and stability for forest dependent communities; research and development of wood products; meeting obligations with First Nations; First Nations’ participation in the forest economy; and building and maintaining forest service road and bridge infrastructure to provide access to timber. Costs of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations, individuals and for fees received from log exports.

Estimates	Estimates
2006/07	2007/08

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	673	693
Corporate Governance	52,434	52,899
	53,107	53,592

Voted Appropriations Description:   The sub-vote provides for executive direction and related support services to the ministry including the office of the Minister of Forests and Range and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; corporate governance and service delivery activities for strategic policy, performance management, legislation development, finance, human resources, Freedom of Information, executive and executive support, regional and district staff, continuous improvement, best practices initiatives, and information technology strategy and central infrastructure. Funding is also provided for strategic initiatives, such as Forest Policy implementation. Costs related to the provision of supplies and services may be recovered from other ministries and levels of governments, agencies, organizations and individuals.

VOTE 33 — MINISTRY OPERATIONS	492,796	489,876
STATUTORY — SPECIAL ACCOUNTS	26,000	—

Estimates	Estimates
2006/07	2007/08

VOTE 34 — DIRECT FIRE

This vote provides for the operations described in the voted appropriations under the core business Protection Against Fire and Pests.

PROTECTION AGAINST FIRE AND PESTS

Voted Appropriation
Direct Fire	55,759	56,004

Voted Appropriation Description:   This sub-vote provides for forest protection including fire prevention control in accordance with applicable legislation throughout the province, control and suppression of wild fires, and ex gratia payments related to these activities and rehabilitation costs. This sub-vote allows for statutory appropriation for fire control under the Wildfire Act. Costs related to the provision of supplies and services are recovered from other agencies and other levels of government, provinces, countries, companies, organizations and individuals.

VOTE 34 — DIRECT FIRE	55,759	56,004

Estimates	Estimates
2006/07	2007/08

VOTE 35 — HOUSING AND CONSTRUCTION STANDARDS

The vote provides for the operations described in the voted appropriations under the following four core businesses: Housing Policy, Building Policy, Safety Policy, and Residential Tenancy.

HOUSING

Voted Appropriation
Housing	222,594	329,143

Statutory Appropriation
Housing Endowment Fund Special Account	—	10,000
	222,594	339,143

Voted Appropriation Description:   This sub-vote provides for housing policy development and program delivery including transfers to BC Housing Management Commission for the development of affordable and social housing, and for the purposes of administering programs including the Shelter Aid for Elderly Renters program. Transfers are also made to ministries, organizations, agencies and individuals for housing research. Recoveries are received from other levels of government, agencies, organizations and individuals for services provided within this sub-vote.

Statutory Appropriation Description:   This statutory appropriation provides for the Housing Endowment Fund Special Account.

BUILDING POLICY

Voted Appropriation
Building Policy	948	1,029

Voted Appropriation Description:   This sub-vote provides for building policy development, for the administration of the British Columbia Building and Fire Codes, and for the administration of the Building Code Appeal Board under the Local Government Act.

SAFETY POLICY

Voted Appropriation
Safety Policy	814	1,008

Voted Appropriation Description:   This sub-vote provides for policy analysis and advice respecting the safety regulatory framework for the built environment, and for the administration of the Homeowner Protection Act, the Safety Standards Act and the Safety Authority Act.

RESIDENTIAL TENANCY

Voted Appropriation
Residential Tenancy	5,875	6,665

Voted Appropriation Description:   This sub-vote provides for residential tenancy branch operations including facilitating the resolution of landlord and tenant disputes; and the administration of the Residential Tenancy Act and the Manufactured Home Park Tenancy Act.

VOTE 35 — HOUSING AND CONSTRUCTION STANDARDS	230,231	337,845
STATUTORY — SPECIAL ACCOUNT	—	10,000

Estimates	Estimates
2006/07	2007/08

STATUTORY — BC TIMBER SALES

This statutory account provides for program and operations described in the statutory appropriation under the core business BC Timber Sales.

BC TIMBER SALES

Statutory Appropriation
BC Timber Sales Special Account	169,100	184,200

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Special Account.

STATUTORY - SPECIAL ACCOUNT	169,100	184,200

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	248,581	284,566
Operating Costs	475,244	432,068
Government Transfers	288,985	398,808
Other Expenses	17,331	18,620
Internal Recoveries	(20,173)	(24,482)
External Recoveries	(36,082)	(31,655)
TOTAL OPERATING EXPENSE	973,886	1,077,925

SPECIAL ACCOUNT(1)
$000

BC TIMBER SALES

This account was established in 1988 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage, bonus stumpage, annual fees and billings (annual rent, trespass charges, scaling fees and registration fees) incidental to the operation of the program, and sales of logs. Expenses are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads and bridges; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals. Revenue in excess of current expenses and outstanding obligations is transferred to the General Fund. Disbursements reflect capitalizable costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	40,312	41,274
OPERATING TRANSACTIONS
Revenue	327,850	317,600
Expense	(169,100)	(184,201)
Internal and External Recoveries	—	1
Net Revenue (Expense)	158,750	133,400

Difference Between 2006/07 Estimates and Projected Actual Net Revenue (Expense)	(36,350)

Transfer to the General Fund	(65,600)	(83,200)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(801)	(801)
Disbursements - Other	(63,400)	(50,200)
Net Cash Source (Requirement)	(64,201)	(51,001)
Difference Between 2006/07 Estimates and Actual Net Cash Source (Requirement)	6,600	—
Working Capital Adjustments and Other Spending Authority Committed(3)	1,763	1,494
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	41,274	41,967

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

(3)   The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986, and was changed to a Special Account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contravention of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries are collected in accordance with applicable legislation; penalties levied in accordance with applicable legislation; and stumpage levies. No financing transactions are provided for under this account.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	13,653	18,687
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(4,907)	(5,083)
Internal and External Recoveries	4,907	5,083
Net Revenue (Expense)	—	—

Difference Between 2006/07 Estimates and Projected Actual Net Revenue (Expense)	5,034

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	18,687	18,687

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

HOUSING ENDOWMENT FUND

This account was established as a special account effective April 1, 2007 under the Special Account Appropriations and Control Act. The account exists for purposes relating to innovation in affordable, social or supportive housing and in housing development and management. Interest earned on the Housing Endowment fund is credited to the account as revenue. Expenses consist of grants in support of related housing initiatives.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	250,000
OPERATING TRANSACTIONS
Revenue	—	10,000
Expense	—	(10,000)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	250,000

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

SPECIAL ACCOUNT (Eliminated for 2007/08)(1)
$000

SOUTH MORESBY FOREST REPLACEMENT

This account was established by the South Moresby Implementation Act, in 1988. The purpose of this account was to offset the decrease in forest land available for harvest due to the creation of the South Moresby National Park by funding incremental silviculture and other activities on coastal forest lands. This account may have received contributions from the Consolidated Revenue Fund, the federal government and accrued interest. No financing transactions are provided for under this account.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	25,443	—
OPERATING TRANSACTIONS
Revenue	160	—
Expense	(26,000)	—
Net Revenue (Expense)	(25,840)	—

Difference Between 2006/07 Estimates and Projected Actual Net Revenue (Expense)	397

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	—

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the Province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATION
Vote 36 — Ministry Operations	12,034,782	12,819,670
STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSE	12,182,032	12,966,920
PREPAID CAPITAL ADVANCES (2)	330,000	401,000
CAPITAL EXPENDITURES (3)	71,877	48,701
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	3,538	3,696

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

		2007/08 ESTIMATES
	2006/07		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net
Core Business
Services Delivered by Partners	11,781,313	12,667,980	(139,433)	12,528,547
Services Delivered by Ministry	274,796	292,417	(1,122)	291,295
Recoveries from Health Special Account	—	—	—	—
Executive and Support Services	125,923	147,732	(654)	147,078

TOTAL OPERATING EXPENSES	12,182,032	13,108,129	(141,209)	12,966,920

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net
Core Business
Services Delivered by Partners	330,000	401,000	—	401,000

TOTAL PREPAID CAPITAL ADVANCES	330,000	401,000	—	401,000

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Services Delivered by Ministry	16,248	10,592	—	10,592
Executive and Support Services	55,629	38,109	—	38,109

TOTAL CAPITAL EXPENDITURES	71,877	48,701	—	48,701

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2006/07	2007/08

VOTE 36 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services Delivered by Partners, Services Delivered by Ministry, Recoveries from Health Special Account, and Executive and Support Services.

SERVICES DELIVERED BY PARTNERS

Voted Appropriations
Regional Health Sector Funding	7,562,953	8,047,121
Medical Services Plan	2,903,342	3,057,216
PharmaCare	951,270	1,021,300
Debt Service Costs	162,200	174,000
Amortization of Prepaid Capital Advances	173,100	200,000
Health Benefits Operations	28,448	28,910
	11,781,313	12,528,547

Voted Appropriations Description: This sub-vote provides funding for, or on behalf of, system partners who are responsible for the administration, operation, and delivery of health programs and services. Regional Health Sector Funding provides for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, provincial programs and home and community care services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities and human resource and planning initiatives with respect to physicians. PharmaCare provides funding to individuals, agencies or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Debt Service Costs provides for the provincial government’s share of debt servicing costs related to approved health facility and equipment capital projects. Amortization of Prepaid Capital Advances provides for the amortization of funds advanced for health facility and equipment capital projects. Health Benefits Operations provides for the administration of the Medical Services Plan and PharmaCare programs, including enrollment. Recoveries are received from other levels of government, organizations and individuals for services provided or funded by the ministry.

SERVICES DELIVERED BY MINISTRY

Voted Appropriations
Emergency Health Services	267,244	283,483
Vital Statistics	7,552	7,812
	274,796	291,295

Voted Appropriations Description: This sub-vote provides funding for the administration, operation and delivery of specified services delivered directly to the public. Emergency Health Services provides for the administration, operation and delivery of emergency health services. Vital Statistics provides for expenses of the Special Operating Agency responsible for the administration, registration, record maintenance, certification, statistical analysis and reporting of births, deaths and marriages occurring in the province. Recoveries are received as a result of the provision of services to provincial government ministries, agencies, other levels of government, and individuals; and, as a result of royalties on the sale of Agency-developed intellectual property.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Statutory Appropriation
Health Special Account	147,250	147,250
	—	—

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act, 1992.

Estimates	Estimates
2006/07	2007/08

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	619	732
Stewardship and Corporate Management	125,304	146,346
	125,923	147,078

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Health and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. This sub-vote also provides for stewardship and corporate management functions including direction to health authorities and other health providers, support to partners in delivering health care services, monitoring of health authority compliance and performance, central financial and operational management services of the ministry, general services to support program delivery, development of the policy and legislative framework for the health care system, development of long-term health care plans, monitoring and regulation of professional associations, and public health reports on population health through the Provincial Health Officer. Recoveries are received from other levels of government, as well as other entities, for services provided by the ministry.

VOTE 36 — MINISTRY OPERATIONS	12,034,782	12,819,670
STATUTORY — SPECIAL ACCOUNT	147,250	147,250

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	246,915	265,014
Operating Costs	363,549	403,128
Government Transfers	11,546,416	12,266,062
Other Expenses	309,703	321,453
Internal Recoveries	(147,528)	(147,528)
External Recoveries	(137,023)	(141,209)
TOTAL OPERATING EXPENSE	12,182,032	12,966,920

SPECIAL ACCOUNT(1)
$000

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act, 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care, health research, health promotion and health education services. Expenses of the Special Account represent transfers to the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	—

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

125

PREPAID CAPITAL ADVANCES BY CORE BUSINESS
$000

Estimates	Estimates
2006/07	2007/08

SERVICES DELIVERED BY PARTNERS

HEALTH FACILITIES — Disbursements are provided for approved health facilities and equipment capital projects.

Receipts	—	—
Disbursements	330,000	401,000
Net Cash Source (Requirement)	(330,000)	(401,000)

126

MINISTRY OF LABOUR AND CITIZENS’ SERVICES

The mission of the Ministry of Labour and Citizens’ Services is two-fold. Labour will create an employment environment that meets the needs of workers, employers and unions, and fosters working relationships in safe and healthy workplaces. Citizens’ Services will transform, deliver and promote public services which are cost-effective, accessible and responsive to the needs of citizens and businesses.

MINISTRY SUMMARY
($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATION
Vote 37 — Ministry Operations	87,193	97,507

OPERATING EXPENSE	87,193	97,507
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	134,912	84,272
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	2,169	2,195

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

127

CORE BUSINESS SUMMARY
$000

		2007/08 ESTIMATES
	2006/07		External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Labour Programs	16,879	44,699	(27,529)	17,170
Service to Citizens and Businesses	30,895	36,561	(4,757)	31,804
Services to the Public Sector	3	170,473	(170,469)	4
Governance	25,861	42,836	(9,755)	33,081
Executive and Support Services	13,555	15,882	(434)	15,448

TOTAL OPERATING EXPENSES	87,193	310,451	(212,944)	97,507

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Labour Programs	3,161	3,161	—	3,161
Service to Citizens and Businesses	777	777	—	777
Services to the Public Sector	129,349	79,609	—	79,609
Governance	1,619	719	—	719
Executive and Support Services	6	6	—	6

TOTAL CAPITAL EXPENDITURES	134,912	84,272	—	84,272

128

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2006/07	2007/08

VOTE 37 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Labour Programs; Service to Citizens and Businesses; Services to the Public Sector; Governance; and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	10,816	11,016
Industrial Relations	6,062	6,153
WorkSafeBC	1	1
	16,879	17,170

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations including: oversight of the Employment Standards Act and the Labour Relations Code; the administration of the Employment Standards Act; the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, the Labour Relations Board; and other labour relations initiatives. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act. Recoveries are also received for the costs of client education, investigations, adjudication and mediation services, appeals, and for ministry services provided for in this sub-vote from internal and external parties.

SERVICE TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	24,246	24,887
Service Planning and Development	460	470
Service BC Online Channel	4,180	4,360
BC Stats	1,126	1,181
Service BC Service Delivery Initiative	883	906
	30,895	31,804

Voted Appropriations Description: This sub-vote provides for service delivery to the public and coordinates cross government Service Delivery Initiatives to improve services to citizens and businesses, including planning and development, over the counter, telephone and online channel services. Activities include information and transaction services provided over the counter through government agent offices, government-wide telephone contact centers and electronic identifier registry, management of common web services for government’s enterprise portal and provision of online access to a variety of products and services. This sub-vote also provides for the production of economic, social, business and demographic statistical information along with data dissemination, survey and analytic services for government under the Statistics Act. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector organizations, public and private organizations, and the public, for products and services provided within this sub-vote.

129

Estimates	Estimates
2006/07	2007/08

SERVICES TO THE PUBLIC SECTOR

Voted Appropriations
Accommodation and Real Estate Services	1	1
Shared Services BC Workplace Technology Services	1	1
Shared Services BC Common Business Services	1	1
Alternative Service Delivery Secretariat	—	1
	3	4

Voted Appropriations Description: This sub-vote provides for service delivery and administration of government’s internal shared services. Activities include: accommodation and real estate services including portfolio and inventory management, real estate services, and strategic planning; workplace technology services including client and corporate systems operations, human resource management systems and payroll services; common business services including corporate procurement and supply services, strategic acquisitions and corporate accounting services; and alternative service delivery services which provides advice and support to government for the transformation of information technology and business processes. Recoveries are received from ministries, Crown agencies, Boards and Commissions, other public sector agencies and organizations, and public and private organizations, and the general public, for products, services, accommodation and facilities as provided for within this sub-vote.

GOVERNANCE

Voted Appropriation
Office of the Chief Information Officer	25,861	33,081

Voted Appropriation Description: This sub-vote provides strategic information management and technology governance and direction for government. This includes: development of standards, policies and programs to support government initiatives; review and approval of ministry information management and technology initiatives; information security; records management; privacy protection; information access; and, promoting and integrating information technology to improve citizen-centred service delivery. Costs may be recovered from internal and external parties for services described within this sub-vote.

130

Estimates	Estimates
2006/07	2007/08

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	520	529
Corporate Services	13,035	14,919
	13,555	15,448

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Labour and Citizens’ Services, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. It also provides for executive direction of the ministry and administrative support services including legislative and policy support, corporate planning, performance management and internal communications. The sub-vote also provides for the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards and commissions. Other administrative services including financial, strategic human resources, facilities management, information technology and information management including freedom of information and protection of privacy, are provided by the Ministry of Finance. Recoveries are received from ministries, Crown agencies, boards and commissions, and other organizations for services provided within this sub-vote.

VOTE 37 — MINISTRY OPERATIONS	87,193	97,507

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	164,186	164,112
Operating Costs	562,051	597,889
Government Transfers	3,392	5,892
Other Expenses	94,452	90,920
Internal Recoveries	(527,731)	(548,362)
External Recoveries	(209,157)	(212,944)
TOTAL OPERATING EXPENSE	87,193	97,507

131

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to lead British Columbians to a safer future through innovative planning, leading-edge technology and effective service delivery in all business areas.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATIONS
Vote 38 — Ministry Operations	551,309	579,354
Vote 39 — Emergency Program Act	15,634	15,630

STATUTORY APPROPRIATION
Civil Forfeiture Act Special Account	—	1,100
Less: Transfer from Ministry Operations Vote	—	(1,100)
Forfeited Crime Proceeds Fund Special Account	—	—
Inmate Work Program Special Account	1,065	1,065
Victims of Crime Act Special Account	7,346	7,336

OPERATING EXPENSE	575,354	603,385
PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	11,123	7,067
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	(484)	(514)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	2,473	2,617

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Corrections	187,690	209,027	(4,600)	204,427
Policing and Community Safety	295,166	316,116	(20,235)	295,881
Emergency Management BC	22,865	24,610	(1,500)	23,110
Office of the Superintendent of Motor Vehicles	8,311	11,696	(3,466)	8,230
Gaming Policy and Enforcement	14,659	261,972	(243,208)	18,764
Liquor Control and Licensing	1	9,350	(9,349)	1
Executive and Support Services	22,617	28,976	(35)	28,941
Emergency Program Act	15,634	15,630	—	15,630
Statutory Services	8,411	9,301	(900)	8,401

TOTAL OPERATING EXPENSES	575,354	886,678	(283,293)	603,385

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Corrections	4,867	4,502	—	4,502
Policing and Community Safety	467	515	—	515
Emergency Management BC	2,949	462	—	462
Office of the Superintendent of Motor Vehicles	543	346	—	346
Gaming Policy and Enforcement	1,306	354	—	354
Liquor Control and Licensing	639	588	—	588
Executive and Support Services	259	97	—	97
Statutory Services	93	203	—	203

TOTAL CAPITAL EXPENDITURES	11,123	7,067	—	7,067

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Gaming Policy and Enforcement	(484)	—	(514)	(514)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(484)	—	(514)	(514)

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

VOTE 38 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Corrections, Policing and Community Safety, Emergency Management BC, Office of the Superintendent of Motor Vehicles, Gaming Policy and Enforcement, Liquor Control and Licensing, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	187,690	204,427

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, Keep of Prisoners, immigration detainees, and for planning and management of correctional programs. Electronic monitoring technology is used to assist in the supervision of offenders on conditional sentences. External recoveries are received from other levels of government for purposes which include housing and supervision of federal inmates, immigration detainees, community services required for Vancouver Drug Treatment Court, Native Courtworker Programs, and for services provided to other jurisdictions in community supervision of offenders. Internal recoveries are received from other ministries for purposes including medical sessions and systems related costs.

POLICING AND COMMUNITY SAFETY

Voted Appropriations
Policing and Community Safety	272,592	272,834
Victims Services and Community Programs	22,574	23,047
	295,166	295,881

Voted Appropriations Description: This sub-vote provides for superintending law enforcement in the province, for providing victims of crime with services and benefits, and for assisting British Columbians with development and delivery of initiatives to maintain safe and healthy communities, as well as providing security industry regulations, and other protective programs. External recoveries are received from other levels of government, the Insurance Corporation of British Columbia, the British Columbia Lottery Corporation, the Vancouver Port Corporation, and individuals and organizations covered by the Criminal Records Review Act for the purposes provided for in this sub-vote. Internal recoveries are received from other ministries and from the Victims of Crime Act Special Account.

EMERGENCY MANAGEMENT BC

Voted Appropriations
Provincial Emergency Program	6,398	6,650
Office of the Fire Commissioner	2,437	2,443
BC Coroners Service	14,030	14,017
	22,865	23,110

Voted Appropriations Description: This sub-vote provides for overseeing the integrated strategic planning, mitigation, response and recovery activities for the province of BC, including the BC Coroners Service, Office of the Fire Commissioner, and Provincial Emergency Program. The BC Coroners Service, in addition to its role within the Emergency Management BC framework, provides for investigation of unnatural, sudden and unexpected deaths in the province, including reviews of all child deaths; ensuring that the relevant facts are made a matter of public record, either through the completion of a Judgement of Inquiry or the holding of an Inquest; identifying and advancing recommendations aimed at prevention of death in the future under similar circumstances; and reporting on issues affecting prevention of child death and more broadly promoting child safety. The Office of the Fire Commissioner provides for the administration and enforcement of the Fire Services Act and the BC Fire Code, implementation of fire safety regulations, provision of evaluation and best practice information, development of public education programs and fire safety materials, major fire investigation and provincial response to major wildfire emergencies. The Provincial Emergency Program provides for coordination of provincial integrated emergency planning, preparedness, response and recovery; development of hazard mitigation strategies; promotion of the development of emergency management capacity by BC communities to minimize loss of life and economic impact during emergencies; and planning and coordinating volunteers in a number of public safety lifeline disciplines. External recoveries are received from other levels of government, including Public Safety and Emergency Preparedness Canada for the purposes provided for in this sub-vote. Internal recoveries are received from Government Publications Services for sale of safety training modules.

Estimates	Estimates
2006/07	2007/08

OFFICE OF THE SUPERINTENDENT OF MOTOR VEHICLES

Voted Appropriation
Office of the Superintendent of Motor Vehicles	8,311	8,230

Voted Appropriation Description: This sub-vote provides for leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licencing policy, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and vehicle impoundments, and conducting hearings and reviews of Insurance Corporation of British Columbia decisions respecting driver licence sanctions, driver training school and driver trainer licences. External recoveries are received from Crown corporations, appeal fees and program fees for the purposes provided for in this sub-vote.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	14,658	18,763
Distribution of Gaming Proceeds	1	1
	14,659	18,764

Voted Appropriations Description: This sub-vote provides for the administration of gaming (including horse racing) in the province and includes development and administration of policy, standards, and regulations, licensing gaming events, oversight of horse racing events and teletheatres, registration, audit, investigation and enforcement activities concerning legal gaming venues and illegal gaming, the management of the Province’s gaming initiatives, the Province’s responsible gambling strategy and problem gaming program, and the distribution of gaming proceeds. External recoveries are received from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for the gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, and from gaming registrants for direct costs incurred in investigations. Internal recoveries are received from Police Services for illegal gaming initiatives.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for overall policy development, administration, licensing and enforcement in support of the Liquor Control and Licensing Act and Regulations. External recoveries are received from licensing application, renewal, and change request fees.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	480	575
Corporate Services	22,137	28,366
	22,617	28,941

Voted Appropriations Description: This sub-vote provides for the costs related to the offices of the Solicitor General and the Deputy Solicitor General including salaries, benefits, allowances, operating and other expenses of these offices and secondary support and operations of the Ministry of Public Safety and Solicitor General. This sub-vote also provides for the oversight of consumer legislation, film and adult video classification services and licensing of theatres and distributors, ministry policy development and other initiatives sponsored by the Solicitor General, including Motor Dealer Act administration. Management services are provided by the Ministry of Attorney General and Minister Responsible for Multiculturalism. External recoveries are received from individual parties for services provided on their behalf; and pursuant to court and consent orders, for costs associated with investigations and consumer restitution. Internal recoveries are received from other ministries for special public safety initiatives.

VOTE 38 — MINISTRY OPERATIONS	551,309	579,354

Estimates	Estimates
2006/07	2007/08

VOTE 39 — EMERGENCY PROGRAM ACT

This vote provides for ministry programs and operations described in the voted appropriations under the Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	15,634	15,630

Voted Appropriation Description: This sub-vote provides for ministry programs and operations described in the voted appropriation for the Emergency Program Act, which provides for response to and recovery from emergencies and disasters, and for hazard mitigation initiatives.

VOTE 39 — EMERGENCY PROGRAM ACT	15,634	15,630

Estimates	Estimates
2006/07	2007/08

STATUTORY — STATUTORY SERVICES

This statutory appropriation provides for the programs and operations under the Statutory Services core business which includes the Civil Forfeiture Act Special Account, the Forfeited Crime Proceeds Fund Special Account, the Inmate Work Program Special Account, and the Victims of Crime Act Special Account.

STATUTORY SERVICES

Statutory Appropriations
Civil Forfeiture Act Special Account	—	1,100
Transfer from Ministry Operations Vote	—	(1,100)
Forfeited Crime Proceeds Fund Special Account	—	—
Inmate Work Program Special Account	1,065	1,065
Victims of Crime Act Special Account	7,346	7,336
	8,411	8,401

Statutory Appropriations Description: This statutory appropriation provides for the Civil Forfeiture Act Special Account, the Forfeited Crime Proceeds Fund Special Account, the Inmate Work Program Special Account, and the Victims of Crime Act Special Account.

STATUTORY - SPECIAL ACCOUNTS	8,411	9,501

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	165,752	178,167
Operating Costs	100,115	108,247
Government Transfers	587,709	596,368
Other Expenses	7,618	7,980
Internal Recoveries	(22,159)	(4,084)
External Recoveries	(263,681)	(283,293)
TOTAL OPERATING EXPENSE	575,354	603,385

SPECIAL ACCOUNT(1)
$000

CIVIL FORFEITURE ACT

This account was established by the Civil Forfeiture Act, 2006. The purpose of the account is to fund programs that aim to prevent crime, compensate the eligible victims of crime, and to create a financial disincentive to commit unlawful activities. The fund is established to distribute proceeds of the assets seized on behalf of the crown as prescribed by the Act. Revenue represents proceeds from judgments or settlements of outstanding legal proceedings. Expenditures are limited to those permitted within the scope of the Act and may include funding for those programs described herein as well as the administration of the Act, and other prescribed purposes.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	—
OPERATING TRANSACTIONS
Revenue	—	100
Revenue from Appropriation	—	1,100
Expense	—	(2,000)
Internal and External Recoveries	—	900
Net Revenue (Expense)	—	100
FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	(110)
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	(110)
Working Capital Adjustments and Other Spending Authority Committed(3)	—	25
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	15

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

(3)   The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

FORFEITED CRIME PROCEEDS FUND

This account was established by the Special Accounts Appropriation and Control Act, 1988 as amended by the Attorney General Amendment Act, 1989. The purpose of this account is to dispose of property forfeited from criminal offences in a manner to facilitate the administration of criminal justice and law enforcement in the province. Revenue represents forfeited proceeds of crimes. The Solicitor General determines expenses to be made from the account; however, under the terms of a protocol agreement, expenses from previous years’ revenues can be made only with the approval of the Minister of Finance. Administration costs are funded through the ministry’s voted appropriations. No financing transactions are provided for under this account.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	514	707
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—
Difference Between 2006/07 Estimates and Projected Actual Net Revenue (Expense)	193
FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	707	707

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

INMATE WORK PROGRAM

This account was established by the Miscellaneous Statutes Amendment Act (No.2), 1987. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Inmate Work Program. Administration costs are funded through the ministry’s voted appropriations.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	2,367	2,483
OPERATING TRANSACTIONS
Revenue	600	600
Revenue from Appropriation	600	600
Expense	(1,065)	(1,065)
Net Revenue (Expense)	135	135

Difference Between 2006/07 Estimates and Projected Actual Net Revenue (Expense)	(16)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(93)	(93)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(93)	(93)
Working Capital Adjustments and Other Spending Authority Committed(3)	90	60

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	2,483	2,585

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

(3)   The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

VICTIMS OF CRIME ACT

This account was established by the Victims of Crime Act, 1995. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and Minister Responsible for Multiculturalism and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations. No financing transactions are provided for under this account.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	29,951	34,429
OPERATING TRANSACTIONS
Revenue	11,780	12,300
Expense	(7,346)	(7,336)
Net Revenue (Expense)	4,434	4,964

Difference Between 2006/07 Estimates and Projected Actual Net Revenue (Expense)	44

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	34,429	39,393

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

GAMING POLICY AND ENFORCEMENT

HASTINGS PARK RACE TRACK — Receipts represent the repayment of the principal for a loan provided to an external party for the purchase of Hastings Park Race Track. This loan will be fully repaid by December 31, 2012.

Receipts	484	514
Disbursements	—	—
Net Cash Source (Requirement)	484	514

MINISTRY OF SMALL BUSINESS AND REVENUE

The ministry will work in partnership to promote the success of the small business sector; identify and collect provincial revenue to support government programs and services; provide a centre of excellence for tax administration and revenue management; and enhance regulatory reform to include a citizen-centred approach to improve government programs and services.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATION
Vote 40 — Ministry Operations	58,270	59,939
STATUTORY APPROPRIATION
Provincial Home Acquisition Wind Up Special Account	25	25

OPERATING EXPENSE	58,295	59,964
PREPAID CAPITAL ADVANCES(2)	—	—
CAPITAL EXPENDITURES(3)	11,806	10,888
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	12,595	38,600
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	891	891

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY
$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Small Business and Regulatory Reform	3,655	3,695	—	3,695
Revenue Programs	20,123	47,621	(26,609)	21,012
Revenue Solutions (includes special account)	8,877	44,153	(34,951)	9,202
Property Assessment Services	1	2,897	(2,896)	1
Executive and Support Services	25,639	51,559	(25,505)	26,054

TOTAL OPERATING EXPENSES	58,295	149,925	(89,961)	59,964

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Revenue Solutions	1,134	—	—	—
Property Assessment Services	96	96	—	96
Executive and Support Services	10,576	10,792	—	10,792

TOTAL CAPITAL EXPENDITURES	11,806	10,888	—	10,888

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	12,600	77,100	(38,500)	38,600
Revenue Services	(5)	30	(30)	—
TOTAL LOANS, INVESTMENTS AND OTHER
REQUIREMENTS	12,595	77,130	(38,530)	38,600

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	—	1,037,800	(1,037,800)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,037,800	(1,037,800)	—

OPERATING EXPENSE BY CORE BUSINESS
$000

Estimates	Estimates
2006/07	2007/08

VOTE 40 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Small Business and Regulatory Reform, Revenue Programs, Revenue Solutions, Property Assessment Services, and Executive and Support Services.

SMALL BUSINESS AND REGULATORY REFORM

Voted Appropriation
Small Business and Regulatory Reform	3,655	3,695

Voted Appropriation Description:                           This sub-vote provides for the operating and administration costs of ministry services, establishing and operating a Small Business Roundtable, and advancing regulatory reform across government. This sub-vote also provides funding for products and tools to support small business success.

REVENUE PROGRAMS

Voted Appropriation
Revenue Programs	20,123	21,012

Voted Appropriation Description:                           This sub-vote provides for the administration and enforcement of tax statutes administered by the ministry, and revenue and benefit programs that are the responsibility of the Ministry of Small Business and Revenue. This sub-vote also provides for payment of interest or refunds of taxation revenues or rebates under statutes administered by the ministry. Costs are partially recovered from revenues administered by the ministry.

REVENUE SOLUTIONS

Voted Appropriation
Revenue Solutions	8,852	9,177

Statutory Appropriation
Provincial Home Acquisition Wind Up Special Account	25	25
	8,877	9,202

Voted Appropriation Description:                           This sub-vote provides for accounts receivable collection; loan administration; revenue programs, including premiums and fees for the Medical Services Plan for the Ministry of Health; and administration services through a combination of in-house service providers and a private sector service provider. Costs are partially recovered from within the Consolidated Revenue Fund or deducted from collected proceeds and revenues administered by the ministry.

Statutory Appropriation Description:    This statutory appropriation provides for the Provincial Home Acquisition Wind Up Special Account.

PROPERTY ASSESSMENT SERVICES

Voted Appropriation
Property Assessment Services	1	1

Voted Appropriation Description:                           This sub-vote provides for the operating and administration costs of the Property Assessment Review Panels and the Property Assessment Appeal Board, including the fees and expenses of appointees to the panels and Board. Costs are recovered from the British Columbia Assessment Authority, other organizations through agreements, and appellants to the Board.

Estimates	Estimates
2006/07	2007/08

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	438	438
Corporate Services	25,201	25,616
	25,639	26,054

Voted Appropriations Description:    This sub-vote provides for the office of the Minister of Small Business and Revenue, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. It also provides for executive strategic direction of the ministry and administrative support services; tax appeal management and administration; and policy and legislation. Costs are partially recovered from revenues administered by the ministry.

VOTE 40 — MINISTRY OPERATIONS	58,270	59,939
STATUTORY — SPECIAL ACCOUNT	25	25

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	67,210	69,620
Operating Costs	110,374	104,364
Government Transfers	1,399	1,399
Other Expenses	3,527	3,527
Internal Recoveries	(33,154)	(28,985)
External Recoveries	(91,061)	(89,961)
TOTAL OPERATING EXPENSE	58,295	59,964

SPECIAL ACCOUNT(1)
$000

PROVINCIAL HOME ACQUISITION WIND UP

This account is established under the Special Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act and the Provincial Home Acquisition Act. The latter Acts are repealed effective March 31, 2004.

Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	15,083	15,068
OPERATING TRANSACTIONS
Revenue	5	5
Expense	(25)	(25)
Net Revenue (Expense)	(20)	(20)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	40	30
Disbursements - Capital	—	—
Disbursements - Other	(35)	(30)
Net Cash Source (Requirement)	5	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	15,068	15,048

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

REVENUE PROGRAMS

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	6,100	6,500
Disbursements	4,700	1,100
Net Cash Source (Requirement)	1,400	5,400

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities and the province to pay for property taxes of those property owners over 60 years of age (for the 2007 tax year, the requirement is over 55 years of age) and other qualified property owners that are deferred under this Act. The property owner or the estate is required to repay to the province all deferred taxes together with interest, on the termination of the agreement. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenue are credited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	22,000	32,000
Disbursements	36,000	76,000
Net Cash Source (Requirement)	(14,000)	(44,000)

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

REVENUE PROGRAMS

BRITISH COLUMBIA TRANSIT ACT (MOTOR FUEL TAX) — Disbursements are provided to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	8,500	8,000
Disbursements	8,500	8,000
Net Cash Source (Requirement)	—	—

GREATER VANCOUVER TRANSPORTATION AUTHORITY ACT (MOTOR FUEL AND SOCIAL SERVICE TAXES) — Disbursements are provided to the Greater Vancouver Transportation Authority (GVTA) in respect of the fuel tax (receipts) and the social service tax (receipts) on parking collected on GVTA’s behalf under the Greater Vancouver Transportation Authority Act by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	268,300	279,800
Disbursements	268,300	279,800
Net Cash Source (Requirement)	—	—

Estimates	Estimates
2006/07	2007/08

HOTEL RESORT TAX — Disbursements are provided to qualified resort municipalities, in respect of hotel room tax (receipts) collected on their behalf under the Hotel Room Tax Act by the Ministry of Small Business and Revenue. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	—	9,000
Disbursements	—	9,000
Net Cash Source (Requirement)	—	—

MUNICIPAL (HOTEL ROOM TAX) — Disbursements are provided to municipatities, regional districts or eligible entities in respect of additional hotel room tax (receipts) collected on their behalf under the Hotel Room Tax Act by the Ministry of Small Business andl Revenue. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	—	25,000
Disbursements	—	25,000
Net Cash Source (Requirement)	—	—

RURAL AREA PROPERTY TAX — Disbursements are provided to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf by the Ministry of Small Business and Revenue. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	220,000	250,000
Disbursements	220,000	250,000
Net Cash Source (Requirement)	—	—

TOBACCO TAX AMENDMENT ACT — Disbursements are provided to the Cowichan Tribes in respect of the Cowichan Tribes Agreement for tobacco tax (receipts) collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	2,000	3,000
Disbursements	2,000	3,000
Net Cash Source (Requirement)	—	—

TOURISM BRITISH COLUMBIA (HOTEL ROOM TAX ACT) — Disbursements are provided by the province to Tourism British Columbia in respect of the Tourism British Columbia Act hotel room tax (receipts) collected on the corporation’s behalf by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	29,500	32,000
Disbursements	29,500	32,000
Net Cash Source (Requirement)	—	—

Estimates	Estimates
2006/07	2007/08

TRANSPORTATION ACT (MOTOR FUEL AND SOCIAL SERVICE TAXES) — Disbursements are provided to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the social service tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act by the Ministry of Small Business and Revenue. Administration costs are funded through the ministry’s voted appropriations.

Receipts	439,700	431,000
Disbursements	439,700	431,000
Net Cash Source (Requirement)	—	—

MINISTRY OF TOURISM, SPORT AND THE ARTS

The mission of the Ministry of Tourism, Sport and the Arts is to build strong partnerships that will foster sustainable tourism, sport and arts sectors, healthy lifestyles, and creative, active communities where people want to live, visit and invest.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATION
Vote 41 — Ministry Operations	206,885	126,298

STATUTORY APPROPRIATION
Olympic Arts Fund Special Account	700	850
Physical Fitness and Amateur Sports Fund Special Account	2,300	2,400

OPERATING EXPENSE	209,885	129,548

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	1,790	1,781
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	3,920	1
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	158	166

NOTES

(1)             For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)             Details of prepaid capital advances are presented in Schedule C.

(3)             Details of capital expenditures are presented in Schedule D.

(4)             Details of loans, investments and other requirements are presented in Schedule E.

(5)             Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)             Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net

Core Business
Sport, Recreation, Volunteers and ActNow BC	20,531	22,383	(434)	21,949
Tourism	17,439	17,881	(665)	17,216
Arts and Culture	19,125	19,393	—	19,393
BC2008	2,425	2,906	—	2,906
BC Film Commission	1,549	1,568	(8)	1,560
Strategic Initiatives and Policy	914	925	—	925
Transfers to Crown Corporations and Agencies	144,260	61,820	—	61,820
Executive and Support Services	3,642	3,779	—	3,779

TOTAL OPERATING EXPENSES	209,885	130,655	(1,107)	129,548

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Tourism	1,464	1,731	—	1,731
Arts and Culture	201	—	—	—
BC Film Commission	75	—	—	—
Executive and Support Services	50	50	—	50

TOTAL CAPITAL EXPENDITURES	1,790	1,781	—	1,781

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Tourism	3,920	1	—	1
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	3,920	1	—	1

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

VOTE 41 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Sport, Recreation, Volunteers and ActNow BC; Tourism; Arts and Culture; BC2008; BC Film Commission; Strategic Initiatives and Policy; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

SPORT, RECREATION, VOLUNTEERS AND ACTNOW BC

Voted Appropriations
Sport, Recreation and Volunteers	12,811	14,126
ActNow BC	5,420	5,423
	18,231	19,549

Statutory Appropriation
Physical Fitness and Amateur Sports Fund Special Account	2,300	2,400
	20,531	21,949

Voted Appropriations Description:  This sub-vote provides support and funding for sport, recreation, physical activity, volunteer policy and programs, assistance to improve provincial sport and recreation infrastructure and local hosting of major events, and administration of the Physical Fitness and Amateur Sports Fund Special Account. This sub-vote also provides for programs designed to encourage physical activity, healthy eating, reduced tobacco use, and healthy pregnancy decisions. Some costs are partially recovered from parties external to government for program services.

Statutory Appropriation Description:  This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund Special Account.

TOURISM

Voted Appropriations
Tourism and Resort Operations	10,076	9,809
Tourism Development	2,225	2,237
Heritage	3,778	3,794
Archaeology	1,360	1,376
	17,439	17,216

Voted Appropriations Description:    This sub-vote provides for implementation and financing of the provincial plan and policies for sustainable development of tourism, including implementing and funding strategies to promote British Columbia and achieve significant increases in tourism; advancing tourism product and sector development; selling and the tenure of Crown land resources for development of all-season resorts and adventure tourism businesses, including expenses related to consultation and accommodation and unrecoverable project costs; maintenance and development of recreation sites and trails; working with and forming partnerships with industry, not-for-profit organizations and other levels of government to enhance the business climate for tourism growth; undertaking market and trend research; and building awareness and implementing policies to facilitate the protection, conservation, and rehabilitation of heritage and archeological sites under the Heritage Conservation Act. Some costs are partially recovered from ministries and parties external to government for program services.

ARTS AND CULTURE

Voted Appropriation
Arts and Culture	18,425	18,543

Statutory Appropriation
Olympic Arts Fund Special Account	700	850
	19,125	19,393

Voted Appropriation Description:    This sub-vote provides support and funding for arts and cultural policy and programs, including improvements to arts and cultural infrastructure and events throughout the province; administration and delivery of government programs under the Arts Council Act; and administration of the Olympic Arts Fund Special Account.

Statutory Appropriation Description:    This statutory appropriation provides for the Olympic Arts Fund Special Account.

Estimates	Estimates
2006/07	2007/08

BC2008

Voted Appropriation
BC2008	2,425	2,906

Voted Appropriation Description:    This sub-vote provides support and funding for activities related to the celebration and commemoration of the 150th anniversary of the establishment of British Columbia as a Crown colony.

BC FILM COMMISSION

Voted Appropriation
BC Film Commission	1,549	1,560

Voted Appropriation Description:    This sub-vote provides support and funding for the promotion of British Columbia’s locations, production and post-production support for film-making, and film industry infrastructure for use by the world’s film, television and commercial industry. Some costs are partially recovered from external organizations for program services.

STRATEGIC INITIATIVES AND POLICY

Voted Appropriation
Strategic Initiatives and Policy	914	925

Voted Appropriation Description:    This sub-vote provides for strategic advice and policy direction on issues integral to the mandate of the ministry, as well as working closely with the ministry’s Crown corporations to advance policy priorities and objectives.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
Vancouver Convention Centre Expansion Project	100,452	24,700
Tourism BC .	26,493	19,605
Royal British Columbia Museum	12,273	12,473
British Columbia Pavilion Corporation	5,042	5,042
	144,260	61,820

Voted Appropriations Description:    This sub-vote provides transfers to Crown corporations and agencies, Vancouver Convention Centre Expansion Project, Tourism BC, Royal British Columbia Museum, British Columbia Pavilion Corporation and the Provincial Capital Commission.

Estimates	Estimates
2006/07	2007/08

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations	700	857
Ministers’ Offices	2,942	2,922
Management Services	3,642	3,779

Voted Appropriations Description:    This sub-vote provides for the offices of the Minister of Tourism, Sport and the Arts and the Minister of State for ActNow BC, including salaries, benefits, allowances and operating expenses for the ministers and their staff. This sub-vote also provides for executive direction for the ministry. Under an agreement, the Ministry of Community Services provides management services to the Ministry of Tourism, Sport and the Arts.

VOTE 41 — MINISTRY OPERATIONS	206,885	126,298
STATUTORY — SPECIAL ACCOUNTS	3,000	3,250

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	13,164	13,649
Operating Costs	11,978	11,968
Government Transfers	181,980	101,894
Other Expenses	3,227	3,234
Internal Recoveries	(22)	(90)
External Recoveries	(442)	(1,107)
TOTAL OPERATING EXPENSE	209,885	129,548

SPECIAL ACCOUNT(1)

$000

OLYMPIC ARTS FUND

This account was established under the Special Accounts Appropriation and Control Act, 2001. The account provides funding to prepare the arts and cultural community to host the 2010 Olympic and Paralympic Winter Games. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to groups and organizations for cultural and artistic activities that will prepare them to host the 2010 Olympic and Paralympic Winter Games and related administration costs. No financing transactions are provided for under this account.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	522	522
OPERATING TRANSACTIONS
Revenue	700	850
Expense	(700)	(850)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	522	522

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote. No financing transactions are provided for under this account.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	1,925	1,925
OPERATING TRANSACTIONS
Revenue	2,300	2,400
Expense	(2,300)	(2,400)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	1,925	1,925

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

TOURISM

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort and adventure tourism developers. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	3,920	1
Net Cash Source (Requirement)	(3,920)	(1)

MINISTRY OF TRANSPORTATION

The mission of the Ministry of Transportation is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATION
Vote 42 – Ministry Operations	851,930	881,847

OPERATING EXPENSE	851,930	881,847
PREPAID CAPITAL ADVANCES(2)	12,747	17,885
CAPITAL EXPENDITURES(3)	9,579	9,232
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	1,385	1,449

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)          Details of loans, investments and other requirements are presented in Schedule E.

(5)          Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)          Details of FTEs are presented in Schedule G.

CORE BUSINESS SUMMARY

$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net
Core Business
Transportation Improvements	19,721	715,748	(696,223)	19,525
Public Transportation	364,657	382,371	—	382,371
Highway Operations	451,907	773,905	(310,100)	463,805
Commercial Passenger Transportation Regulation	2,489	2,579	(1)	2,578
Executive and Support Services	13,156	13,823	(255)	13,568

TOTAL OPERATING EXPENSES	851,930	1,888,426	(1,006,579)	881,847

PREPAID CAPITAL ADVANCES	Net	Disbursements	Receipts	Net
Core Business
Public Transportation	12,747	17,885	—	17,885

TOTAL PREPAID CAPITAL ADVANCES	12,747	17,885	—	17,885

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Transportation Improvements	1,241	676	—	676
Highway Operations	8,045	8,136	—	8,136
Commercial Passenger Transportation Regulation	254	400	—	400
Executive and Support Services	39	20	—	20

TOTAL CAPITAL EXPENDITURES	9,579	9,232	—	9,232

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

VOTE 42 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Transportation Improvements, Public Transportation, Highway Operations, Commercial Passenger Transportation Regulation, and Executive and Support Services.

TRANSPORTATION IMPROVEMENTS

Voted Appropriations
Transportation Policy and Legislation	1,237	1,440
Planning, Engineering and Construction	13,554	13,134
Partnerships	1	1
Port and Airport Development	4,929	4,950
	19,721	19,525

Voted Appropriations Description:         This sub-vote provides for Transportation Policy and Legislation; Planning, Engineering, and Construction; Partnerships; and Port and Airport Development. Major activities include: transportation, highway and corporate policy, and the development of legislation; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, property acquisition and expropriation for provincial highways, roads, bridges, and tunnels; development and monitoring of public-private partnerships; land base management, including port and airport Land Act tenures. This sub-vote also provides for transfers to other parties such as local governments to support transportation initiatives such as port and airport development. Recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for costs incurred and works and services provided on their behalf.

PUBLIC TRANSPORTATION

Voted Appropriations
British Columbia Transit	135,445	138,184
Rapid Transit Project 2000 Ltd	99,080	99,645
British Columbia Ferry Services Inc	130,132	144,542
	364,657	382,371

Voted Appropriations Description:         This sub-vote provides for annual government contributions towards costs incurred by, or on behalf of, British Columbia Transit and Rapid Transit Project 2000 Ltd. These costs include operating transfers toward expenses incurred for providing public passenger and transportation services, including transportation services for the disabled, in various communities throughout the province; and debt servicing and the amortization of prepaid capital advances to both British Columbia Transit and Rapid Transit Project 2000 Ltd. This sub-vote also provides for payments under a coastal ferry services contract between the province and British Columbia Ferry Services Inc.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance, Asset Preservation and Traffic Operations	417,265	428,637
Commercial Vehicle Safety and Enforcement	24,082	24,561
Inland Ferries	8,531	8,546
Coquihalla Toll Administration	2,029	2,061
	451,907	463,805

Voted Appropriations Description:         This sub-vote provides for Maintenance, Asset Preservation and Traffic Operations; Commercial Vehicle Safety and Enforcement; Inland Ferries; and Coquihalla Toll Administration. Major activities include: regional, district and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; road and bridge surfacing; rehabilitation, replacement, seismic retrofit, safety improvements and minor roadworks; weigh scale operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs; electrical installations, and infrastructure upgrades; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures and tunnels; payments to contractors for pavement marking, electrical maintenance, and for the operation, maintenance and rehabilitation of inland ferries and ferry landings; Coquihalla toll collection; and transfers to other parties such as local governments. Payments are received from the federal government pursuant to a contribution agreement for costs associated with the use of advanced technology for National Safety Code enforcement; and recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for costs incurred and works and services provided on their behalf.

Estimates	Estimates
2006/07	2007/08

COMMERCIAL PASSENGER TRANSPORTATION REGULATION

Voted Appropriations
Passenger Transportation Board	633	692
Passenger Transportation Branch	1,856	1,886
	2,489	2,578

Voted Appropriations Description: This sub-vote provides for the Passenger Transportation Board and Passenger Transportation Branch. The Passenger Transportation Board approves applications to operate inter-city buses and passenger directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other agencies, conducts enforcement and compliance activities against both licenced and unlicenced operators. Recoveries of costs are received from a number of participants in hearings before the Board, and for selected program services.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	425	432
Corporate Services	12,731	13,136
	13,156	13,568

Voted Appropriations Description:         This sub-vote provides for the office of the Minister of Transportation and corporate services. This includes the deputy minister’s office, finance, administration, human resources, facilities management, and information systems; service planning, reporting, and performance measurement; and freedom of information, protection of privacy and records management. Recoveries are received from parties internal and external to the ministry for administrative services and materials provided.

VOTE 42 — MINISTRY OPERATIONS	851,930	881,847

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	101,943	105,144
Operating Costs	1,379,951	1,575,387
Government Transfers	80,999	71,959
Other Expenses	138,792	135,936
External Recoveries	(849,755)	(1,006,579)
TOTAL OPERATING EXPENSE	851,930	881,847

PREPAID CAPITAL ADVANCES BY CORE BUSINESS

$000

Estimates	Estimates
2006/07	2007/08

PUBLIC TRANSPORTATION

BRITISH COLUMBIA TRANSIT — Disbursements are provided for approved capital projects for selected public passenger transit services in communities around the province.

Receipts	—	—
Disbursements	4,747	17,885
Net Cash Source (Requirement)	(4,747)	(17,885)

RAPID TRANSIT PROJECT 2000 LTD. — Disbursements are provided for approved rapid transit capital projects in the Lower Mainland, and for capitalized borrowing costs relating to Rapid Transit Project 2000 debt.

Receipts	—	—
Disbursements	8,000	—
Net Cash Source (Requirement)	(8,000)	—

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATION
Vote 43 — Management of Public Funds and Debt	617,800	557,800

OPERATING EXPENSE	617,800	557,800
PREPAID CAPITAL ADVANCES(2)	—	—
CAPITAL EXPENDITURES(3)	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT(6)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of prepaid capital advances are presented in Schedule C.

(3)          Details of capital expenditures are presented in Schedule D.

(4)   Details of loans, investments and other requirements are presented in Schedule E.

(5)   Details of revenue collected for, and transferred to, other entities are presented in Schedule F.

(6)   Details of FTEs are presented in Schedule G.

SUMMARY

$000

	2006/07	2007/08 ESTIMATES
			External
OPERATING EXPENSE	Net	Gross	Recoveries	Net
Core Business
Cost of Borrowing for Government Operating and Capital Financing Purposes	617,797	687,119	(129,322)	557,797
Cost of Borrowing for Relending to Government Bodies	1	717,100	(717,099)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	500	(499)	1
Cost of Warehouse Borrowing Program	1	22,500	(22,499)	1

TOTAL OPERATING EXPENSES	617,800	1,427,219	(869,419)	557,800

OPERATING EXPENSE BY CORE BUSINESS

$000

Estimates 2006/07	Estimates 2007/08

VOTE 43 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program, entering into financial agreements and commodity derivatives with or on behalf of government bodies; and, borrowing for the warehouse program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FINANCING PURPOSES (NET OF RECOVERIES)

Voted Appropriations
Government Operating Purposes	617,792	557,792
Schools Capital Financing	1	1
Post Secondary Institutions Capital Financing	1	1
Health Facilities Capital Financing	1	1
Public Transit Capital Financing	1	1
SkyTrain Extension Capital Financing	1	1
	617,797	557,797

Voted Appropriations Description:         This sub-vote provides for the cost of interest and all other costs, expenses, charges and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital financing purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund and payment services resulting from borrowing activates. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, and revenue earned from sinking fund investments prefunding operations and matched book transactions, are offset against the related expenditure. Costs associated with borrowings for the student loans program and for capital financing purposes are recovered from the debt servicing appropriations of the Ministries of Advanced Education, Education, Health and Transportation.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description:           This sub-vote provides for the cost of interest and all other costs, expenses, charges and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure, and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description:           This sub-vote provides for all costs, expenses, charges and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges and fees associated with commodity derivatives entered into by the government with or on behalf of government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives, and the remaining costs are fully recovered from government bodies or other authorized organizations.

Estimates	Estimates
2006/07	2007/08

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements including the cost of interest, and all other costs, expenses, charges and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 43 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	617,800	557,800

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Other Expenses	2,261,476	2,303,465
Internal Recoveries	(840,985)	(876,246)
External Recoveries	(802,691)	(869,419)
TOTAL OPERATING EXPENSE	617,800	557,800

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2006/07(1)	2007/08
VOTED APPROPRIATIONS
Vote 44 — Contingencies (All Ministries) and New Programs	182,023	498,800
Vote 45 — BC Family Bonus	23,000	17,000
Vote 46 — Electoral Boundaries Commission	3,264	4,268
Vote 47 — Commissions on Collection of Public Funds	1	1
Vote 48 — Allowances for Doubtful Revenue Accounts	1	1
Vote 49 — Environmental Appeal Board and Forest Appeals Commission	1,978	2,077
Vote 50 — Forest Practices Board	3,682	3,761

STATUTORY APPROPRIATION
Children’s Education Fund Special Account	—	—
Insurance and Risk Management Special Account	—	—

OPERATING EXPENSE	213,949	525,908

PREPAID CAPITAL ADVANCES (2)	—	—
CAPITAL EXPENDITURES (3)	51,525	205,380
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (4)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (5)	—	—
FULLTIME EQUIVALENT (FTE) EMPLOYMENT (6)	84	93

NOTES

(1)

For comparative purposes only, figures shown for the 2006/07 expense, FTEs and capital expenditures have been restated to be consistent with the presentation of 2007/08 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of prepaid capital advances are presented in Schedule C.
(3)	Details of capital expenditures are presented in Schedule D.
(4)	Details of loans, investments and other requirements are presented in Schedule E.
(5)	Details of revenue collected for, and transferred to, other entities are presented in Schedule F.
(6)	Details of FTEs are presented in Schedule G.

SUMMARY
$000

	2006/07	2007/08 ESTIMATES
OPERATING EXPENSE	Net	Gross	External Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	182,023	498,800	—	498,800
BC Family Bonus	23,000	17,001	(1)	17,000
Electoral Boundaries Commission	3,264	4,268	—	4,268
Commissions on Collection of Public Funds	1	74,017	(74,016)	1
Allowances for Doubtful Revenue Accounts	1	166,447	(166,446)	1
Environmental Appeal Board and Forest Appeals Commission	1,978	2,077	—	2,077
Forest Practices Board	3,682	3,761	—	3,761

Statutory Appropriations
Children’s Education Fund Special Account	—	—	—	—
Insurance and Risk Management Special Account	—	425	(425)	—

TOTAL OPERATING EXPENSE	213,949	766,796	(240,888)	525,908

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	49,840	205,000	—	205,000
Electoral Boundaries Commission	415	—	—	—
Environmental Appeal Board and Forest Appeals Commission	15	15	—	15
Forest Practices Board	125	125	—	125
Insurance and Risk Management Special Account	1,130	240	—	240

TOTAL CAPITAL EXPENDITURES	51,525	205,380	—	205,380

OPERATING EXPENSE BY VOTE
$000

Estimates	Estimates
2006/07	2007/08

VOTE 44 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS
(Minister of Finance)

This vote provides additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This includes the negotiating framework, which is contingent on compensation negotiations underway in the public sector and the Health Innovation Fund, which is contingent on the selection of suitable projects. The Health Innovation Fund will assist health authorities in implementing best practices, restructuring service delivery systems and eliminating key information bottlenecks. This vote also provides for unanticipated events not budgeted in other votes, but which are consistent with the general purposes of those votes. This includes natural disasters, emergency relief and assistance for those in need. Ex gratia payments are also provided for in this vote. In addition, this vote provides for the funding of new government programs.

OPERATING EXPENSE
General Programs	182,023	360,000
Negotiating Framework	—	38,800
Health Innovation Fund	—	100,000
	182,023	498,800

CAPITAL EXPENDITURES
General Programs	49,840	175,000
Priority Projects Under Development	—	30,000
	49,840	205,000

VOTE 45 — BC FAMILY BONUS
(Minister of Finance)

This vote provides funding for payments to low income families with children. Recoveries are received from the federal government for the payment of BC Family Bonus to aboriginal families on reserves receiving income assistance. A payment is made to the federal government for administration of the program.

OPERATING EXPENSE
BC Family Bonus	23,000	17,000

VOTE 46 — ELECTORAL BOUNDARIES COMMISSION
(Attorney General)

This vote provides for the operation of the Electoral Boundaries Commission. The Commission, in consultation with the public, will make recommendations for electoral boundaries under the current electoral system and under a Single Transferable Vote system.

OPERATING EXPENSE
Electoral Boundaries Commission	3,264	4,268

CAPITAL EXPENDITURES
Electoral Boundaries Commission	415	—

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Electoral Boundaries Commission	—	6

Estimates	Estimates
2006/07	2007/08

VOTE 47 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation
Minister of Advanced Education
Minister of Agriculture and Lands
Attorney General
Minister of Children and Family Development
Minister of Community Services
Minister of Economic Development
Minister of Education
Minister of Employment and Income Assistance
Minister of Energy, Mines and Petroleum Resources
Minister of Environment
Minister of Finance
Minister of Forests and Range
Minister of Health
Minister of Labour and Citizens’ Services
Minister of Public Safety and Solicitor General
Minister of Small Business and Revenue
Minister of Tourism, Sports and the Arts
Minister of Transportation

This vote provides for the recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Ministry of Small Business and Revenue and Legal Services Branch, Ministry of Attorney General. Recoveries represent fees and commissions deducted from the gross amount of revenues and accounts collected on behalf of government, as authorized under statutes and regulations.

OPERATING EXPENSE
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	1	1
Ministry of Agriculture and Lands	1	1
Ministry of Attorney General	1	1
Ministry of Children and Family Development	1	1
Ministry of Community Services	1	1
Ministry of Economic Development	1	1
Ministry of Education	1	1
Ministry of Employment and Income Assistance	480	360
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment	1,485	1,701
Ministry of Finance	472	644
Ministry of Forests and Range	1	1
Ministry of Health	991	991
Ministry of Labour and Citizens’ Services	1	1
Ministry of Public Safety and Solicitor General	4,073	4,255
Ministry of Small Business and Revenue	54,885	65,890
Ministry of Tourism, Sport and the Arts	30	15
Ministry of Transportation	72	150
Recoveries	(62,498)	(74,016)
	1	1

Estimates	Estimates
2006/07	2007/08

VOTE 48 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation
Minister of Advanced Education
Minister of Agriculture and Lands
Attorney General
Minister of Children and Family Development
Minister of Community Services
Minister of Economic Development
Minister of Education
Minister of Employment and Income Assistance
Minister of Energy, Mines and Petroleum Resources
Minister of Environment
Minister of Finance
Minister of Forests and Range
Minister of Health
Minister of Labour and Citizens’ Services
Minister of Public Safety and Solicitor General
Minister of Small Business and Revenue
Minister of Tourism, Sports and the Arts
Minister of Transportation

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. Recoveries represent allowances for doubtful collections for revenue accounts which are deducted from gross revenues.

OPERATING EXPENSE
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	1	1
Ministry of Agriculture and Lands	1	1
Ministry of Attorney General	4,100	4,100
Ministry of Children and Family Development	50	50
Ministry of Community Services	1	1
Ministry of Economic Development	1	1
Ministry of Education	1	1
Ministry of Employment and Income Assistance	9,000	7,125
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment	1,168	1,168
Ministry of Finance	1	1
Ministry of Forests and Range	1	1
Ministry of Health	105,899	62,818
Ministry of Labour and Citizens’ Services	1	1
Ministry of Public Safety and Solicitor General	8,847	9,100
Ministry of Small Business and Revenue	28,075	82,070
Ministry of Tourism, Sport and the Arts	1	1
Ministry of Transportation	6	5
Recoveries	(157,155)	(166,446)
	1	1

Estimates	Estimates
2006/07	2007/08

VOTE 49 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION
(Minister of Forests and Range and Minister of Environment)

This vote provides for the operation, administrative and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under other legislation. The Forest Appeals Commission hears appeals from decisions made under the forest and range legislation. This vote also provides for the operation and administration of other tribunals. Recoveries may be received from ministries and other levels of government.

OPERATING EXPENSE
Administration and Support Services	1,248	1,367
Environmental Appeal Board	398	378
Forest Appeals Commission	332	332
	1,978	2,077

CAPITAL EXPENDITURES
Administration and Support Services	15	15

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Administration and Support Services	11	11

VOTE 50 — FOREST PRACTICES BOARD

(Minister of Forests)

This vote provides for the operation of the Forest Practices Board, including independent audits and special investigations of forest practices, investigations of public complaints, and administrative appeals.

OPERATING EXPENSE
Forest Practices Board	3,682	3,761

CAPITAL EXPENDITURES
Forest Practices Board	125	125

FULLTIME EQUIVALENT (FTE) EMPLOYMENT
Forest Practices Board	27	27

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	6,686	7,333
Operating Costs	10,347	11,285
Government Transfers	23,001	17,001
Other Expenses	439,135	776,698
Internal Recoveries	(45,141)	(45,521)
External Recoveries	(220,079)	(240,888)
TOTAL OPERATING EXPENSE	213,949	525,908

SPECIAL ACCOUNT (1)

$000

CHILDREN’S EDUCATION FUND (Minister of Finance)
This account is established as a special account effective April 1, 2007 by Section 9.4 of the Special Accounts Appropriation and Control Act. The Children’s Education Fund is to provide funding for a grant program for the benefit of eligible students born on or after January 1, 2007 enrolled in eligible British Columbia based education programs. Revenues represent investment earnings on the fund balance. No financing transactions are provided for under this account.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	41,200
OPERATING TRANSACTIONS
Revenue	—	1,730
Expense	—	—
Net Revenue (Expense)	—	1,730

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	—	—
Disbursements - Other	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	42,930

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)	The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

INSURANCE AND RISK MANAGEMENT (Minister of Finance)

This account was established by the Financial Administration Amendment Act, 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. The account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; security and advisory and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act and earnings of the account. Expenses represent amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations including the cost of providing insurance and risk management services and of operating the account.

	Estimates	Estimates
	2006/07	2007/08
SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	210,913	215,903
OPERATING TRANSACTIONS
Revenue	5,752	8,100
Expense	(45,565)	(45,945)
Internal and External Recoveries	45,565	45,945
Net Revenue (Expense)	5,752	8,100

Difference Between 2006/07 Estimates and Projected Actual Net Revenue (Expense)	(23)

FINANCING TRANSACTIONS
Loans, Investments and Other Requirements
Receipts	—	—
Disbursements - Capital	(1,130)	(240)
Disbursements - Other	—	—
Net Cash Source (Requirement)	(1,130)	(240)
Working Capital Adjustments and Other Spending Authority Committed(3)	391	391
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	215,903	224,154

FULLTIME EQUIVALENT (FTE) EMPLOYMENT	46	49

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2006/07 is based on the 2005/06 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, the recognition of deferred revenues and the endowment of the account, which can not be spent.

SCHEDULES

A	– Consolidated Revenue Fund Operating Expenses, Capital Expenditures and FTE Reconciliation – 2006/07

B	– Special Accounts – Summary

C	– Financing Transactions – Prepaid Capital Advances

D	– Financing Transactions – Capital Expenditures

D1	– Financing Transactions – Capital Expenditures – Taxpayer-Supported Organizations

E	– Financing Transactions – Loans, Investments and Other Requirements

F	– Financing Transactions – Revenue Collected for, and Transferred to, Other Entities

G	– Fulltime Equivalent Employment

H	– Reconciliation of Surplus to Change in Taxpayer-Supported Debt and Statement of Total Debt

I	– Summary of Ministerial Accountability for Operating Expenses

J	– Estimated Consolidated Revenue Fund Operating Result

K	– Service Delivery Agencies – Estimated Revenues and Expenses

L	– Estimated Revenue by Source

M	– Estimated Expense by Function

Schedule A

CONSOLIDATED REVENUE FUND

OPERATING EXPENSE, CAPITAL EXPENDITURES AND FTE RECONCILIATION — 2006/07

	Operating	Capital
	Expense	Expenditures	FTEs
	$000	$000
Officers of the Legislature
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	26,828	1,314	197
Transfer from Other Appropriations
Negotiating Framework funding	284	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	27,112	1,314	197

Office of the Premier
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	12,482	95	110
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	5	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	77	—	—
Transfer from Ministry of Finance
Legislative Building facilities budget	353	—	—
Transfer from Ministry of Health
1 FTE and associated salaries and benefits	122	—	1
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	380	—	—
Transfer from Other Appropriations
Negotiating Framework funding	203	—	—
Transfer to Ministry of Economic Development
1 FTE and associated salaries and benefits	(103)	—	(1)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	13,519	95	110

Aboriginal Relations and Reconcilliation
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	32,978	276	125
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	36	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	88	—	—
Transfer from Ministry of Finance
First Nations Fiscal Branch	778	—	7
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	16	—	—
Transfer from Other Appropriations
Blueberry River Economic Benefits Agreement	2,000	—	—
Negotiating Framework funding	207	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	36,103	276	132

Advanced Education
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	1,981,707	1,471	219
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	6	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	774	—	—
Transfer from Other Appropriations
Negotiating Framework funding	44,462	—	—
Transfer to Ministry of Education
Centrally managed services funding	(413)	—	(3)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	2,026,536	1,471	216

	Operating	Capital
	Expense	Expenditures	FTEs
	$000	$000
Agriculture and Lands
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	226,497	10,777	800
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	25	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	560	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	6,516	—	—
Transfer from Other Appropriations
Negotiating Framework funding	1,320	—	—
Transfer to Ministry of Forests and Range
Salaries and benefits	(50)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	234,868	10,777	800

Attorney General
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	475,700	14,410	3,454
Transfer from Ministry of Community Services
BC Public Service Agency funding	2,419	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	14,113	—	—
Transfer from Ministry of Public Safety and Solicitor General
Court Service Branch (Sheriffs)	1,267	—	21
Transfer from Other Appropriations
Negotiating Framework funding	4,891	—	—
Transfer to Ministries
Increase in Legal Services chargeback	(490)	—	—
Transfer to Ministry of Public Safety and Solicitor General
Corporate Accounting Services funding	(560)	—	—
Facilities funding	(13)	—	—
Payroll funding	(841)	—	—
Web support funding	(27)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	496,459	14,410	3,475

Children and Family Development
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	1,836,295	26,282	4,067
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	39	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	1,964	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	17,392	—	—
Transfer from Other Appropriations
Negotiating Framework funding	17,586	—	—
Transfer to Ministry of Employment and Income Assistance
Funding for medical equipment and supplies related to joint clients of CLBC	(350)	—	—
Transfer to Ministry of Health
For specialized psychiatric services to children and youth with mental health disorders	(41)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	1,872,885	26,282	4,067

	Operating	Capital
	Expense	Expenditures	FTEs
	$000	$000
Community Services
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	266,781	3,234	561
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	14	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	2,077	—	—
Transfer from Other Appropriations
Negotiating Framework funding	522	—	—
Transfer to Ministries
BC Public Service Agency funding	(16,856)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	252,538	3,234	561

Economic Development
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	309,828	2,799	149
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	2	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	104	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	1,409	—	—
Transfer from Office of the Premier
1 FTE and associated salaries and benefits	103	—	1
Transfer from Other Appropriations
Negotiating Framework funding	355	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	311,801	2,799	150

Education
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	5,195,667	8,752	313
Transfer from Ministry of Advanced Education
Centrally managed services funding	413	—	3
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	13	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	372	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	4,181	—	—
Transfer from Other Appropriations
Compensating agreements - service improvements, net of enrolment savings	40,400	—	—
Independent schools - special needs funding	9,200	—	—
Negotiating Framework funding	66,385	—	—
Off-set impact of Negotiating Framework on independent schools	7,000	—	—
Pay equity	10,700	—	—
Vince Ready recommendations - base funding	25,000	—	—
Vince Ready recommendations - teachers on call	12,128	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	5,371,459	8,752	316

	Operating	Capital
	Expense	Expenditures	FTEs
	$000	$000
Employment and Income Assistance
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	1,369,415	18,000	1,973
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	20	—	—
Transfer from Ministry of Children and Family Development
Funding for medical equipment and supplies related to joint clients of CLBC	350	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	1,382	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	13,389	—	—
Transfer from Other Appropriations
Negotiating Framework funding	2,717	—	—
Transfer to Ministry of Forests and Range
Lookout Downtown program	(421)	—	—
Triage and Emergency Shelter program	(259)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	1,386,593	18,000	1,973

Energy, Mines and Petroleum Resources
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	77,234	1,799	271
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	11	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	190	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	557	—	—
Transfer from Other Appropriations
Negotiating Framework funding	468	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	78,460	1,799	271

Environment
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	193,839	50,179	1,443
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	37	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	1,011	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	5,923	—	—
Transfer from Other Appropriations
Negotiating Framework funding	2,227	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	203,037	50,179	1,443

	Operating	Capital
	Expense	Expenditures	FTEs
	$000	$000
Finance
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	83,612	6,122	839
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	14	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	588	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	2,653	—	—
Transfer from Other Appropriations
Negotiating Framework funding	1,981	—	—
Transfer to Ministry of Aboriginal Relations and Reconcilliation
First Nations Fiscal Branch	(778)	—	(7)
Transfer to Office of the Premier
Legislative Building facilities budget	(353)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	87,717	6,122	832

Forests and Range
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	933,516	19,773	3,662
Transfer from Ministry of Agriculture and Lands
Salaries and benefits	50	—	—
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	33	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	2,565	—	—
Transfer from Ministry of Employment and Income Assistance
Lookout Downtown program	421	—	—
Triage and Emergency Shelter program	259	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	12,166	—	—
Transfer from Other Appropriations
Funding for conversion of social to supportive housing	5,000	—	—
Housing strategy funding	13,500	—	—
Increase in Housing capital	—	160	—
Negotiating Framework funding	6,376	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	973,886	19,933	3,662

	Operating	Capital
	Expense	Expenditures	FTEs
	$000	$000
Health
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	11,915,213	71,877	2,852
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	45	—	—
Transfer from Ministry of Children and Family Development
For specialized psychiatric services to children and youth with mental health disorders	41	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	570	—	—
Transfer from Ministry of Labour and Citizens’ Services
Return of Information Technology funding related to Alternate Service Delivery	684	—	—
Workplace Technology Services funding	13,468	—	—
Transfer from Other Appropriations
Negotiating Framework funding	257,553	—	—
Transfer to Ministry of Tourism, Sport and the Arts
ActNow BC funding and FTEs	(5,420)	—	(3)
Transfer to Office of the Premier
1 FTE and associated salaries and benefits	(122)	—	(1)
Other Adjustment
Change in methodology used to calculate BC Ambulance Service’s FTEs	—	—	690
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	12,182,032	71,877	3,538

Labour and Citizens’ Services
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	205,765	134,912	2,169
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	29	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	1,520	—	—
Transfer from Other Appropriations
Negotiating Framework funding	3,472	—	—
Transfer to Ministries
Workplace Technology Services funding	(118,893)	—	—
Transfer to Ministry of Health
Return of Information Technology funding related to Alternate Service Delivery	(684)	—	—
Transfer to Ministry of Small Business and Revenue
Return of Information Technology funding related to Alternate Service Delivery	(4,016)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	87,193	134,912	2,169

	Operating	Capital
	Expense	Expenditures	FTEs
	$000	$000
Public Safety and Solicitor General
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	548,012	11,123	2,493
Transfer from Ministries
Corporate Accounting Services funding	560	—	—
Transfer from Ministry of Attorney General
Facilities funding	13	—	—
Increase in Legal Services chargeback	52	—	—
Payroll funding	841	—	—
Web support funding	27	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	1,746	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	10,646	—	—
Transfer from Other Appropriations
Funding for adult custody and inmate caseload population increases	10,900	—	—
Negotiating Framework funding	3,714	—	—
Salaries and benefits	110	—	—
Transfer to Ministry of Attorney General
Court Service Branch (Sheriffs)	(1,267)	—	(21)
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	575,354	11,123	2,472

Small Business and Revenue
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	45,225	11,806	891
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	31	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	624	—	—
Transfer from Ministry of Labour and Citizens’ Services
Return of Information Technology funding related to Alternate Service Delivery	4,016	—	—
Workplace Technology Services funding	6,170	—	—
Transfer from Other Appropriations
Negotiating Framework funding	2,229	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	58,295	11,806	891

	Operating	Capital
	Expense	Expenditures	FTEs
	$000	$000
Tourism, Sport and the Arts
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	203,695	1,790	152
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	7	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	106	—	—
Transfer from Ministry of Health
ActNow BC funding and FTEs	5,420	—	3
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	400	—	—
Transfer from Other Appropriations
2008 North American Indigenous Games funding	1,000	—	—
Minister of State for ActNow BC office funding	184	—	—
Negotiating Framework funding	648	—	—
Transfer to Other Appropriations
Adjustment to Contingencies access	(1,575)	—	—
Other Adjustment
Increase in FTEs for new Minister of State’s officer (Order in Council #603)	—	—	3
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	209,885	1,790	158

Transportation
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	839,458	9,579	1,385
Transfer from Ministry of Attorney General
Increase in Legal Services chargeback	71	—	—
Transfer from Ministry of Community Services
BC Public Service Agency funding	970	—	—
Transfer from Ministry of Labour and Citizens’ Services
Workplace Technology Services funding	6,663	—	—
Transfer from Other Appropriations
Coastal ferry services social program funding	2,400	—	—
Negotiating Framework funding	2,368	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	851,930	9,579	1,385

	Operating	Capital
	Expense	Expenditures	FTEs
	$000	$000
Other Appropriations - Contingencies (All Ministries) and New Programs
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Estimates	771,864	51,685	85
Transfer from Ministry of Tourism, Sport and the Arts
Adjustment to Contingencies access	1,575	—	—
Transfer to Ministries
Negotiating Framework funding	(419,968)	—	—
Transfer to Ministry of Aboriginal Relations and Reconcilliation
Blueberry River Economic Benefits Agreement	(2,000)	—	—
Transfer to Ministry of Education
Compensating agreements - service improvements, net of enrolment savings	(40,400)	—	—
Independent schools - special needs funding	(9,200)	—	—
Off-set impact of Negotiating Framework on independent schools	(7,000)	—	—
Pay equity	(10,700)	—	—
Vince Ready recommendations - base funding	(25,000)	—	—
Vince Ready recommendations - teachers on call	(12,128)	—	—
Transfer to Ministry of Forests and Range
Funding for conversion of social to supportive housing	(5,000)	—	—
Housing strategy funding	(13,500)	—	—
Increase in Housing capital	—	(160)	—
Transfer to Ministry of Public Safety and Solicitor General
Funding for adult custody and inmate caseload population increases	(10,900)	—	—
Salaries and benefits	(110)	—	—
Transfer to Ministry of Tourism, Sport and the Arts
2008 North American Indigenous Games funding	(1,000)	—	—
Minister of State for ActNow BC office funding	(184)	—	—
Transfer to Ministry of Transportation
Coastal ferry services social program funding	(2,400)	—	—
Total Operating Expense, Capital Expenditures, and Authorized FTEs — 2006/07 Restated	213,949	51,525	85

All Special Offices, Ministries and Other Appropriations
Total Consolidated Revenue Fund Expense, Capital Expenditures and Authorized FTEs — 2006/07 Estimates	28,220,000	462,555	28,560
Total Transfers from Special Offices, Ministries and Other Appropriations	712,642	160	36
Total Transfers to Special Offices, Ministries and Other Appropriations	(712,642)	(160)	(36)
Change in methodology used to calculate BC Ambulance Service’s FTEs	—	—	690
Increase in FTEs for new Minister of State’s officer (Order in Council #603)	—	—	3
Total Consolidated Revenue Fund Expense, Capital Expenditures and Authorized FTEs — 2006/07 Restated	28,220,000	462,555	29,253

Schedule B

SPECIAL ACCOUNTS(1) - SUMMARY

(for the Fiscal Year Ending March 31, 2008)

($000)

	Spending							Spending
	Authority			General			Working	Authority
	Available	Operating Transactions		Fund	Financing Transactions		Capital	Available
	April 1, 2007	Revenue	Expense	Transfer(2)	Receipts	Disbursements	Adjustment(3)	March 31, 2008

Special Accounts
BC Timber Sales	41,274	317,600	(184,200)	(83,200)	—	(51,001)	1,494	41,967
Children’s Education Fund	41,200	1,730	—	—	—	—	—	42,930
Civil Forfeiture Act	—	1,200	(1,100)	—	—	(110)	25	15
Crown Land	50,000	171,365	(80,020)	(91,415)	70	—	—	50,000
First Citizens Fund	5,530	3,900	(4,200)	—	—	—	—	5,230
Forest Stand Management Fund	18,687	—	—	—	—	—	—	18,687
Forfeited Crime Proceeds Fund	707	—	—	—	—	—	—	707
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund	250,000	10,000	(10,000)	—	—	—	—	250,000
Inmate Work Program	2,483	1,200	(1,065)	—	—	(93)	60	2,585
Insurance and Risk Management	215,903	8,100	—	—	—	(240)	391	224,154
Northern Development Fund	9,996	575	(500)	—	—	—	—	10,071
Olympic Arts Fund	522	850	(850)	—	—	—	—	522
Physical Fitness and Amateur Sports Fund	1,925	2,400	(2,400)	—	—	—	—	1,925
Production Insurance	35,527	19,700	(19,700)	—	—	—	—	35,527
Provincial Home Acquisition Wind Up	15,068	5	(25)	—	30	(30)	—	15,048
Public Guardian and Trustee of British Columbia	15,565	20,114	(19,210)	—	—	(1,024)	867	16,312
Sustainable Environment Fund	28,696	26,056	(29,305)	—	—	—	—	25,447
University Endowment Lands Administration	30,222	6,242	(6,242)	—	—	—	—	30,222
Victims of Crime Act	34,429	12,300	(7,336)	—	—	—	—	39,393
	797,734	750,587	(513,403)	(174,615)	100	(52,498)	2,837	810,742

Transfers from Voted Appropriations to Special Accounts(4)
Civil Forfeiture Act	—	(1,100)	1,100	—	—	—	—	—
Production Insurance	—	(8,200)	8,200	—	—	—	—	—
Public Guardian and Trustee of British Columbia	—	(8,757)	8,757	—	—	—	—	—
	—	(18,057)	18,057	—	—	—	—	—

Total Special Accounts (net of transfers)	797,734	732,530	(495,346)	(174,615)	100	(52,498)	2,837	810,742

(1)          Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          General Fund Transfers consist of changes in statutory spending authority.

(3)          Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in the accumulated amortizaton, inventory, and accounts receivable and payable.

(4)          Transfers from voted appropriations are eliminated to establish the amount of special account expenses that do not require voted appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Suppy Act requirements shown on page 13.

Schedule C

FINANCING TRANSACTIONS

PREPAID CAPITAL ADVANCES(1)

(for the Fiscal Year Ending March 31, 2008)

($000)

			Net Cash
			Source
	Receipts	Disbursements(2)	(Requirement)

Ministry of Advanced Education
Post-Secondary Institutions	—	300,860	(300,860)

Ministry of Education
Schools	—	256,300	(256,300)

Ministry of Health
Health Facilities	—	401,000	(401,000)

Ministry of Transportation
British Columbia Transit	—	17,885	(17,885)

Total Prepaid Capital Advances	—	976,045	(976,045)

(1)          Loans and capital funding provided to school districts and post secondary institutions are treated, for financial statement reporting purposes, as prepaid capital advances (assets of the Consolidated Revenue Fund (CRF)) and amortized over the useful life of the underlying assets. The amortization period for these advances, on average, approximates 30 years. Loans and capital funding provided to British Columbia Transit and health facilities for capital projects are accounted for in the same manner. Since the borrowing for schools, post secondary institutions, health facilities, public transit and capital is raised directly through the CRF, these financial requirements are included in the annual Supply Act.

(2)          Disbursements by the Ministry of Advanced Education are for capital costs of new buildings, renovations and improvements to universities, university colleges, colleges, institutes and agencies. Disbursements by the Ministry of Education are for capital costs of new buildings, renovations and improvements to schools and other school district buildings and for bus and equipment purchases. Disbursements by the Ministry of Health are for capital costs of new buildings, renovations and improvements for health facilities and agencies, and diagnostic and medical equipment. Disbursements by the Ministry of Transportation are for capital expenditures for public passenger transit services, rapid transit in the lower mainland, and capitalized borrowing costs relating to Rapid Transit Project 2000 Ltd. debt.

Schedule D

FINANCING TRANSACTIONS

CAPITAL EXPENDITURES

(for the Fiscal Year ending March 31, 2008)

($000)

	Land &
	Land			Office			Tenant	Roads,
	Improve-		Specialized	Furniture &		Information	Improve-	Bridges &
	ments	Buildings	Equipment	Equipment	Vehicles	Systems	ments	Ferries	Total
Special Offices and Ministries
Legislation	—	—	—	965	33	298	26,119	—	27,415
Officers of the Legislature	—	—	—	102	—	1,766	220	—	2,088
Office of the Premier	—	—	—	60	—	35	—	—	95
Ministry of Aboriginal Relations and Reconciliation	—	—	—	8	—	24	—	—	32
Ministry of Advanced Education	—	—	—	75	—	1,935	150	—	2,160
Ministry of Agriculture and Lands	—	—	795	461	889	7,072	150	—	9,367
Ministry of Attorney General	—	—	1,442	216	1,650	4,504	2,181	—	9,993
Ministry of Children and Family Development	—	—	61	725	1,977	13,062	3,692	—	19,517
Ministry of Community Services	—	—	—	320	—	3,174	55	—	3,549
Ministry of Economic Development	—	—	—	125	—	361	—	—	486
Ministry of Education	—	—	—	—	—	6,705	180	—	6,885
Ministry of Employment and Income Assistance	—	—	—	3,000	60	13,535	1,000	—	17,595
Ministry of Energy, Mines and Petroleum Resources	—	—	56	80	270	939	90	—	1,435
Ministry of Environment	28,899	—	1,701	67	985	2,390	—	—	34,042
Ministry of Finance	—	—	—	499	—	5,468	300	—	6,267
Ministry of Forests and Range	2,000	2,553	3,644	227	5,332	6,044	1,953	—	21,753
Ministry of Health	—	—	1,627	525	5,500	40,549	500	—	48,701
Ministry of Labour and Citizens’ Services	—	—	610	315	220	48,857	34,270	—	84,272
Ministry of Public Safety and Solicitor General	—	—	598	180	2,545	3,307	437	—	7,067
Ministry of Small Business and Revenue	—	—	—	225	—	10,163	500	—	10,888
Ministry of Tourism, Sport and the Arts	1,354	—	—	50	—	377	—	—	1,781
Ministry of Transportation	—	—	872	134	3,124	4,500	102	500	9,232

Other Appropriations
Contingencies All Ministries and New Programs(1)	—	—	—	—	—	205,000	—	—	205,000
Environmental Appeal Board and Forest Appeals Commission	—	—	—	15	—	—	—	—	15
Forest Practices Board	—	—	—	25	—	100	—	—	125
Insurance and Risk Management	—	—	—	20	—	220	—	—	240
Consolidated Revenue Fund Total(2)	32,253	2,553	11,406	8,419	22,585	380,385	71,899	500	530,000

SUMMARY
Voted Appropriations	32,253	2,553	11,068	8,359	22,585	378,595	71,819	500	527,732
Special Accounts(3)	—	—	338	60	—	1,790	80	—	2,268
Consolidated Revenue Fund Total	32,253	2,553	11,406	8,419	22,585	380,385	71,899	500	530,000

(1)          Administered by the Minister of Finance.

(2)          These expenditures are to provide for the purchase or capital lease of tangible capital assets to be held by the Consolidated Revenue Fund. The acquired tangible capital assets are to assist in the delivery of programs of those offices, ministries and other appropriations.

(3)          The capital asset acquisitions of each special account are shown in the capital expenditure section of the 2007/08 Supplement to the Estimates.

Schedule D1

FINANCING TRANSACTIONS

CAPITAL EXPENDITURES – TAXPAYER-SUPPORTED ORGANIZATIONS (1),(2)

(for the Fiscal Year Ending March 31, 2008)

($000)

				Protection
		Social		of Person &	Trans-	Natural		General
	Health	Services	Education	Property	portation	Resources	Other	Government	Total

BC Transportation Financing Authority					922,000				922,000
British Columbia Transit					44,000				44,000
Rapid Transit Project 2000					—				—
Vancouver Convention Centre expansion project						206,000			206,000
Government Operating (Ministries) (3)	49,000	37,000	9,000	17,000	9,000	69,000	179,000	161,000	530,000
Schools (4)			365,000						365,000
Post-secondary Institutions (4)			857,000						857,000
Health sector (4)	819,000								819,000
Other		3,000	2,000	1,000		14,000	11,000		31,000
Capital Contingency							90,000		90,000
Total	868,000	40,000	1,233,000	18,000	975,000	289,000	280,000	161,000	3,864,000

(1)          Figures have been rounded to the nearest million.

(2)          Represents infrastructure-related capital expenditures funded through the provincial government, taxpayer-supported Crown corporations and agencies, schools, post-secondary institutions and health authorities/societies. This breakdown of capital spending by function is presented for information purposes.

(3)          Represents Consolidated Revenue Fund capital in Schedule D.

(4)          The Prepaid Capital Advances shown in Schedule C are included in the total capital spending for these organizations.

Schedule E

FINANCING TRANSACTIONS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS (1)

(for the Fiscal Year Ending March 31, 2008)

($000)

			Net Cash
			Source
	Receipts	Disbursement	(Requirement)

Ministry of Aboriginal Relations and Reconciliation
Settlement and Implementation Costs of Treaties and Other Agreements — Payments to the First Nations in accordance with treaty agreements	—	6,389	(6,389)

Ministry of Advanced Education
British Columbia Student Loan Program — Loan repayments (receipts) and new loans	70,000	270,000	(200,000)

Ministry of Agriculture and Lands
Agriculture Credit Act — Loan repayments (receipts)	458	—	458
Crown Land Administration — Development of land for sale in future years	—	8,250	(8,250)
Crown Land Special Account — Loan repayment and loan sales deposit (receipts) and land acquisition, servicing and development and disposition costs	70	—	70

Ministry of Attorney General
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	1,390	1,390	—

Ministry of Children and Family Development
Human Services Providers Financing Program — Principal repayments (receipts)	125	—	125

Ministry of Forests and Range
BC Timber Sales Special Account — Development of timber for sale in future years	—	50,200	(50,200)

Ministry of Public Safety and Solicitor General
Hastings Park Race Track	514	—	514

Ministry of Small Business and Revenue
International Fuel Tax Agreement Motor Fuel Tax Act — Moneys collected for, and transferred to, other jurisdictions	6,500	1,100	5,400
Land Tax Deferment Act — Repayments of outstanding loans (receipts) and payments to local government for property taxes	32,000	76,000	(44,000)
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans (receipts) and guarantee claims and other disbursements	30	30	—

Ministry of Tourism, Sport and the Arts
Tourism Development — Development of land for sale in future years	—	1	(1)

Consolidated Revenue Fund Total	111,087	413,360	(302,273)

Service Delivery Agencies (2)	16,400	—	16,400

Total	127,487	413,360	(285,873)

SUMMARY
Voted Appropriations	110,987	363,130	(252,143)
Special Accounts	100	50,230	(50,130)
Service Delivery Agencies	16,400	—	16,400
Total	127,487	413,360	(285,873)

(1)

The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government’s financial requirements. Further information on these financing transactions is included in the relevant ministry section of the Estimates.

(2)	The total net cash source (requirement) for service delivery agency financing transactions are disclosed for information purposes only.

Schedule F

FINANCING TRANSACTIONS

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (1)

(for the Fiscal Year Ending March 31, 2008)

($000)

			Net Cash
			Source
	Receipts	Disbursements	(Requirement)

Ministry of Energy, Mines and Petroleum Resources
Oil and Gas Commission Act	31,393	31,393	—

Ministry of Small Business and Revenue
British Columbia Transit Act (Motor Fuel Tax)	8,000	8,000	—
Greater Vancouver Transportation Authority Act (Motor Fuel and Social Services Taxes)	279,800	279,800	—
Hotel Resort Tax	9,000	9,000	—
Municipal (Hotel Room Tax)	25,000	25,000	—
Rural Area Property Tax	250,000	250,000	—
Tobacco Tax Amendment Act	3,000	3,000	—
Tourism British Columbia (Hotel Room Tax)	32,000	32,000	—
Transportation Act (Motor Fuel and Social Services Taxes)	431,000	431,000	—

Total	1,069,193	1,069,193	—

(1)

The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government financial requirements. Further information on these financing transactions is included in the appropriate ministry section of the Estimates.

Schedule G

FULLTIME EQUIVALENT EMPLOYMENT

Fulltime equivalent (FTE) employment is the estimate of each special office’s, ministry’s and taxpayer-supported Crown corporation and agency’s annual staff utilization. The Budget Transparency and Accountability Act defines Consolidated Revenue Fund FTE staff utilization to include all employees whose salaries are paid directly from the Consolidated Revenue Fund. The term fulltime equivalent is defined as the employment of one person for one full year or the equivalent thereof (for example, the employment of two persons for six months each). Ministry and special office FTEs are calculated by dividing each special office’s and ministry’s total hours of permanent, auxiliary, temporary, seasonal and overtime employment paid, or estimated to be paid, for the fiscal year, by the normal paid working hours for one fulltime employee for one year. Taxpayer-supported Crown corporation and agency FTEs are estimated in a similar manner. Employees in taxpayer-supported Crown corporations and agencies whose salaries are included in the cost of capital projects are not counted as FTEs in order to maintain consistency between base salaries expense and FTEs.

The table below provides a summary of estimated fulltime equivalent employment by special office, ministry and taxpayer-supported Crown corporation and agency for the 2006/07 and 2007/08 fiscal years. The 2006/07 ministry and special office numbers are restated to reflect program and staff transfers among ministries (see Schedule A for a detailed reconciliation). The 2006/07 FTE utilization is forecast to be 31,700 FTEs.

	Estimates	Estimates
	2006/07	2007/08

Legislation	350	350
Officers of the Legislature	197	247
Office of the Premier	110	110
Ministry of Aboriginal Relations and Reconciliation	132	179
Ministry of Advanced Education	216	228
Ministry of Agriculture and Lands	800	820
Ministry of Attorney General	3,475	3,582
Ministry of Children and Family Development	4,067	4,286
Ministry of Community Services	561	566
Ministry of Economic Development	150	168
Ministry of Education	316	322
Ministry of Employment and Income Assistance	1,973	1,973
Ministry of Energy, Mines and Petroleum Resources	271	315
Ministry of Environment	1,443	1,493
Ministry of Finance	832	848
Ministry of Forests and Range	3,662	3,822
Ministry of Health(1)	3,538	3,696
Ministry of Labour and Citizens’ Services	2,169	2,195
Ministry of Public Safety and Solicitor General	2,473	2,617
Ministry of Small Business and Revenue	891	891
Ministry of Tourism, Sport and the Arts(2)	158	166
Ministry of Transportation	1,385	1,449
Management of Public Funds and Debt	—	—
Other Appropriations	84	93

Total	29,253	30,416

Total Taxpayer-Supported Crown Corporations and Regional Authorities	3,800	3,975

Total	33,053	34,391

(1)          Includes 690 FTEs resulting from a change in the methodology used to calculate annual staff utilization.

(2)          Includes 3 FTEs authorized under Order in Council #603 for a new Minister of State office.

Schedule H

RECONCILIATION OF SURPLUS TO CHANGE IN TAXPAYER-SUPPORTED DEBT

AND STATEMENT OF TOTAL DEBT (1), (2)

($000)

Estimates (3)	Updated Forecast (3)		Estimates
2006/07	2006/07		2007/08
		TAXPAYER-SUPPORTED DEBT
(600,000)	(2,850,000)	Surplus (4)	(400,000)
204,000	447,000	Self-Supported Crown Corporation retained earnings for the year (5)	374,000
(1,688,000)	(1,692,000)	Adjustment for Expenses Not Requiring Working Capital or Other Borrowing (6)	(2,329,000)
(284,000)	(150,000)	Change in sinking fund balances	(180,000)
(999,000)	(72,000)	Working Capital Changes (net)	(357,000)
(3,367,000)	(4,317,000)	Operating Requirement (Source)	(2,892,000)
3,488,000	3,468,000	Capital Expenditures - Taxpayer Supported Organizations (Schedule D1)	3,864,000
3,488,000	3,468,000	Capital Requirement	3,864,000
344,000	219,000	Loan, Investment and Other Requirements (Schedule E)	286,000
465,000	(630,000)	Net Increase/(Decrease) in Taxpayer-Supported Debt	1,258,000
27,418,000	27,175,000	Taxpayer-Supported Debt, Beginning of Year (including guarantees)(7)	26,545,000
27,883,000	26,545,000	Taxpayer-Supported Debt, End of Year (including guarantees) (7)	27,803,000
3,029,000	3,063,000	Add: Debt offset by sinking funds	2,883,000
(156,000)	(113,000)	Less: Taxpayer-supported third party guarantees and non-guaranteed debt	(128,000)
30,756,000	29,495,000	Taxpayer-Supported Debt, End of Year, as reported in the Financial Statements (7)	30,558,000

		SELF-SUPPORTED DEBT
		Self-Supported Crown Corporation Debt:
7,541,000	7,221,000	British Columbia Hydro and Power Authority	7,806,000
236,000	236,000	Columbia River power projects	381,000
80,000	50,000	Other Crown Corporation Debt	97,000
7,857,000	7,507,000	Self-Supported Crown Corporation Debt (including guarantees and non-guaranteed debt) (7)	8,284,000
724,000	733,000	Add: Debt offset by sinking funds	607,000
(256,000)	(257,000)	Less: Debt guarantees and non-guaranteed debt	(400,000)
8,325,000	7,983,000	Self-Supported Debt as reported in the Financial Statements(7)	8,491,000

850,000	300,000	Forecast Allowance	750,000
39,931,000	37,778,000	Total Financial Statement Debt (7)	39,799,000

(1)	Figures have been rounded to the nearest million.
(2)	Further details on debt are provided in Appendix Table A14 in the Budget and Fiscal Plan - 2007/08 to 2009/10 .
(3)	The 2006/07 Estimates and Updated Forecast amounts have been restated to conform with the 2007/08 Estimates presentation. See Significant Presentation Changes (Note 1) for details.
(4)	For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt.
(5)

Represents the elimination of self-supported Crown corporation income which is included in the Summary Accounts deficit but has not been transferred to the Consolidated Revenue Fund.  The excess earnings remain in the Crown corporation and reduce self-supported Crown corporation debt.

(6)	These adjustments include, primarily, the amortization of capital assets and the forecast allowance.
(7)

Generally accepted accounting principles (GAAP) require that debt disclosure includes debt offset by sinking funds (with the related sinking funds shown as assets) and excludes guarantees (which are disclosed separately in the notes to the financial statements). For rating agency and debt statistics purposes, the province reports its debt net of sinking funds, but includes debt guarantees and non-guaranteed debt of the self-supported Crown corporations.

Schedule I

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES

(for the Fiscal Year Ending March 31, 2008)

($000)

For each minister (other than the Minister of Small Business and Revenue) with responsibility for operating expenses accounted for in the Consolidated Revenue Fund, an estimated amount must be made public with the Estimates under section 6(1) of the Balanced Budget and Ministerial Accountability Act. The estimated amount is described in section 5(1) of the Balanced Budget and Ministerial Accountability Act and represents the operating expenses which are the responsibility of the minister as set out in the main Estimates for the fiscal year. Section 6(2) of the Balanced Budget and Ministerial Accountability Act requires that the actual amount of those operating expenses be made public for each minister with the Public Accounts for that fiscal year.

Section 5(2) of the Balanced Budget and Ministerial Accountability Act applies to the Minister of Small Business and Revenue and provides for an amount of revenue to be specified by regulation of Treasury Board. Section 5(3) of the Balanced Budget and Ministerial Accountability Act applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

The table below shows, the ministry and other appropriations for which each minister is responsible. The third column shows the total operating expenses for each of the ministries or other appropriations for the 2007/08 fiscal year. The final column shows the sum of these operating expenses, which is the estimated amount each minister (other than the Minister of Small Business and Revenue) is responsible for under section 5(1) of the Balanced Budget and Ministerial Accountability Act for the 2007/08 fiscal year.

		2007/08	2007/08
		Total Operating	Estimated
Minister Responsible	Ministry and Other Appropriations	Expenses (Net)	Amount

Premier	Office of the Premier	13,771	13,771

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	55,160	55,160

Minister of Advanced Education	Ministry of Advanced Education	2,151,076	2,151,076

Minister of Agriculture and Lands	Ministry of Agriculture and Lands	270,295	270,295

Attorney General	Ministry of Attorney General	519,775
	Electoral Boundaries Commission	4,268	524,043

Minister of Children and Family Development	Ministry of Children and Family Development	1,866,644	1,866,644

Minister of Community Services	Ministry of Community Services	273,808	273,808

Minister of Economic Development	Ministry of Economic Development	266,242	266,242

Minister of Education	Ministry of Education	5,494,380	5,494,380

Minister of Employment and Income Assistance	Ministry of Employment and Income Assistance	1,479,528	1,479,528

Minister of Energy, Mines and Petroleum Resources	Ministry of Energy, Mines and Petroleum Resources	77,459	77,459

Minister of Environment(1)	Ministry of Environment	222,819
	Environmental Appeal Board and Forest Appeals Commission	1,106	223,925

		2007/08	2007/08
		Total Operating	Estimated
Minister Responsible	Ministry and Other Appropriations	Expenses (Net)	Amount

Minister of Finance	Ministry of Finance	91,188
	Management of Public Funds and Debt	557,800
	Contingencies (All Ministries) and New Programs	498,800
	BC Family Bonus	17,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Children’s Education Fund (Special Account)	—
	Insurance and Risk Management (Special Account)	—	1,164,790

Minister of Forests and Range(1),(2)	Ministry of Forests and Range	893,725
	Environmental Appeal Board and Forest Appeals Commission	971
	Forest Practices Board	3,761	898,457

Minister of Health	Ministry of Health	12,966,920	12,966,920

Minister of Labour and Citizens’ Services	Ministry of Labour and Citizens’ Services	97,507	97,507

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	603,385	603,385

Minister of Tourism, Sport and the Arts	Ministry of Tourism, Sport and the Arts	129,548	129,548

Minister of Transportation	Ministry of Transportation	881,847	881,847

	Total Estimated Amount		29,438,785

	Not Applicable
	Legislation	58,072
	Officers of the Legislature	33,979
	BC Timber Sales(2)	184,200
	Ministry of Small Business and Revenue(3)	59,964
	Total Consolidated Revenue Fund	29,775,000

(1)          The Ministers of Environment and Forests each have operating expense accountability for the administration and support services of Vote 49, Environmental Appeal Board and Forest Appeals Commission therefore, those funds have been allocated on a pro-rata basis.

(2)          Under Section 5(1.1) of the Balanced Budget and Ministerial Accountability Act, the estimated amount for the Minister of Forests and Range does not include estimated expenditures related to the BC Timber Sales Special Account.

(3)          Under Section 5(2) of the Balanced Budget and Ministerial Accountability Act, the Minister of Small Business and Revenue is accountable for earning actual gross revenue specified as $215.5 million.

Schedule J

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT (1),(3)

($000)

Estimates (1)	Updated Forecast (1)		Estimates
2006/07	2006/07		2007/08

		Revenue Summary (2)
15,570,000	17,163,000	Taxation Revenue	16,968,000
4,802,000	4,178,000	Natural Resource Revenue	4,580,000
2,373,000	2,557,000	Other Revenue	2,539,000
5,040,000	5,383,000	Contributions from the Federal Government	4,786,000
1,544,000	1,890,000	Contributions from the self-supported Crown Corporations	1,886,000
29,329,000	31,171,000	Total Consolidated Revenue Fund Revenue	30,759,000

		Expense Summary (3)
		Special Offices and Ministries
50,589	50,589	Legislation	58,072
27,112	27,112	Officers of the Legislature	33,979
13,519	13,519	Office of the Premier	13,771
36,103	36,103	Ministry of Aboriginal Relations and Reconciliation	55,160
2,026,536	2,026,536	Ministry of Advanced Education	2,151,076
234,868	234,868	Ministry of Agriculture and Lands	270,295
496,459	496,459	Ministry of Attorney General	519,775
1,872,885	1,872,885	Ministry of Children and Family Development	1,866,644
252,538	252,538	Ministry of Community Services	273,808
311,801	311,801	Ministry of Economic Development	266,242
5,371,459	5,371,459	Ministry of Education	5,494,380
1,386,593	1,386,593	Ministry of Employment and Income Assistance	1,479,528
78,460	78,460	Ministry of Energy, Mines and Petroleum Resources	77,459
203,037	203,037	Ministry of Environment	222,819
87,717	87,717	Ministry of Finance	91,188
973,886	1,093,886	Ministry of Forests and Range	1,077,925
12,182,032	12,182,032	Ministry of Health	12,966,920
87,193	87,193	Ministry of Labour and Citizens’ Services	97,507
575,354	575,354	Ministry of Public Safety and Solicitor General	603,385
58,295	58,295	Ministry of Small Business and Provincial Revenue	59,964
209,885	209,885	Ministry of Tourism, Sport and the Arts	129,548
851,930	851,930	Ministry of Transportation	881,847
617,800	571,800	Management of Public Funds and Debt	557,800
213,949	213,949	Other Appropriations (4)	525,908
28,220,000	28,294,000	Total Consolidated Revenue Fund Expense	29,775,000

1,109,000	2,877,000	Consolidated Revenue Fund Operating Result	984,000

(1)	The 2006/07 Estimates and Updated Forecast amounts have been restated to conform with the 2007/08 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.
(2)	Excludes revenue collected on behalf of, and transferred to, service delivery agencies, and other entities (see Schedule F).
(3)	Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.
(4)	See page 13 for details on Other Appropriations.

Schedule K

SERVICE DELIVERY AGENCIES

ESTIMATED REVENUES AND EXPENSES

($000)

		Updated
	Estimates	Forecast	Estimates
	2006/07	2006/07	2007/08
Service Delivery Agencies:

School Districts
Revenue	4,880,000	5,157,000	5,200,000
Expense	(4,864,000)	(5,099,000)	(5,149,000)
	16,000	58,000	51,000
Accounting adjustments (1)	42,000	30,000	18,000
Net impact	58,000	88,000	69,000

Universities
Revenue	2,566,000	2,700,000	2,813,000
Expense	(2,532,000)	(2,661,000)	(2,794,000)
	34,000	39,000	19,000
Accounting adjustments (1)	47,000	48,000	52,000
Net impact	81,000	87,000	71,000

Colleges, University Colleges, and Institutes
Revenue	1,264,000	1,339,000	1,343,000
Expense	(1,281,000)	(1,331,000)	(1,353,000)
	(17,000)	8,000	(10,000)
Accounting adjustments (1)	6,000	14,000	15,000
Net impact	(11,000)	22,000	5,000

Health Authorities and Hospital Societies
Revenue	8,456,000	8,795,000	9,226,000
Expense	(8,456,000)	(8,833,000)	(9,345,000)
	—	(38,000)	(119,000)
Accounting adjustments (1)	1,000	(40,000)	(22,000)
Net impact	1,000	(78,000)	(141,000)

Children and Family Development Agencies/Authorities
Revenue	605,000	629,000	687,000
Expense	(605,000)	(628,000)	(687,000)
	—	1,000	—
Accounting adjustments (1)	1,000	1,000	(1,000)
Net impact	1,000	2,000	(1,000)

BC Transportation Financing Authority
Revenue	620,000	609,000	609,000
Expense	(567,000)	(591,000)	(720,000)
	53,000	18,000	(111,000)
Accounting adjustments (1)	(155,000)	(155,000)	(145,000)
Net impact	(102,000)	(137,000)	(256,000)

		Updated
	Estimates	Forecast	Estimates
	2006/07	2006/07	2007/08
Service Delivery Agencies:

British Columbia Housing Management Commission
Revenue	379,000	464,000	505,000
Expense	(379,000)	(464,000)	(505,000)
	—	—	—
Accounting adjustments (1)	(4,000)	(15,000)	(4,000)
Net impact	(4,000)	(15,000)	(4,000)

British Columbia Transit
Revenue	159,000	168,000	187,000
Expense	(159,000)	(168,000)	(187,000)
	—	—	—
Accounting adjustments (1)	—	6,000	(6,000)
Net impact	—	6,000	(6,000)

Tourism BC
Revenue	58,000	58,000	58,000
Expense	(58,000)	(58,000)	(58,000)
	—	—	—
Accounting adjustments (1)	6,000	6,000	—
Net impact	6,000	6,000	—

Other Service Delivery Agencies
Revenue	646,000	646,000	671,000
Expense	(639,000)	(625,000)	(660,000)
	7,000	21,000	11,000
Accounting adjustments (1)	100,000	126,000	44,000
Net impact	107,000	147,000	55,000

Net operating results of service delivery agencies
Revenue	19,633,000	20,565,000	21,299,000
Accounting adjustments	31,000	(1,000)	(66,000)
Net revenue	19,664,000	20,564,000	21,233,000
Expense	(19,540,000)	(20,458,000)	(21,458,000)
Accounting adjustments (1)	13,000	10,000	17,000
Net expense	(19,527,000)	(20,448,000)	(21,441,000)
Net operating result	137,000	116,000	(208,000)

(1)          The accounting adjustment conforms service delivery agency accounting policies with those of government and eliminates transfers among service delivery agencies to avoid double counting.

Schedule L

ESTIMATED REVENUE BY SOURCE(1)

(for the Fiscal Year Ending March 31, 2008)

($millions)

							Contribution
						Contribution	from
		Natural	Fees &	Investment		from Federal	Government
	Taxation	Resources	Licences	Earnings	Miscellaneous	Government	Enterprises	Total

Consolidated Revenue Fund	16,968	4,580	2,308	40	191	4,786	1,886	30,759
Accounting adjustments							(243)	(243)
Contributions from commercial Crown corporations							(1,886)	(1,886)
Bad debts	72	11	66		18			167
Expenses recovered from external entities	57	6	80	683	363	228	243	1,660
	17,097	4,597	2,454	723	572	5,014	—	30,457

School Districts			140	32	4,955	73		5,200
Universities			606	95	1,815	297		2,813
Colleges, University Colleges, & Institutes			358	8	975	2		1,343
Health Authorities and Hospital Societies			219	18	8,975	14		9,226
Children and Family Development Agencies/Authorities				2	685			687
BC Transportation Financing Authority	431				178			609
BC Housing Commission				3	372	140		515
BC Transit	45		58	2	82			187
Tourism BC	32				26			58
Other service delivery agencies	66	31	36	31	494	3		661
	574	31	1,417	191	18,557	529	—	21,299
Grants to agencies and other internal transfers					(16,869)			(16,869)
Service delivery agencies	574	31	1,417	191	1,688	529	—	4,430

BC Hydro							365	365
BC Liquor Distribution							810	810
BC Lottery Corporation							1,024	1,024
BC Rail							60	60
Insurance Corporation of British Columbia							225	225
Other commercial Crown corporations							19	19
Net earnings of commercial Crown corporations	—	—	—	—	—	—	2,503	2,503
Total Revenue by Source	17,671	4,628	3,871	914	2,260	5,543	2,503	37,390

(1)          The Estimated Revenue by Source schedule is presented for information purposes.  The schedule provides further revenue detail of the government reporting entity. Adjustments are required to make service delivery agency accounting policies consistent with government accounting policies; to eliminate differences in fiscal year ends; to eliminate transfers between ministries and service delivery agencies and dividends from commercial Crown corporations to avoid double counting; and to gross up revenue for recoveries received from external sources.  Figures have been rounded to the nearest million.

Schedule M

ESTIMATED EXPENSE BY FUNCTION(1)

(for the Fiscal Year Ending March 31, 2008)
($millions)

						Natural
				Protection		Resources &
			Social	of Persons	Trans-	Economic		General
	Health	Education	Services	& Property	portation	Development	Other	Government	Interest	Total
Legislation								58		58
Officers of the Legislature				14				20		34
Office of the Premier								14		14
Ministry of Aboriginal Relations and Reconciliation				51		4				55
Ministry of Advanced Education		1,981						1	169	2,151
Ministry of Agriculture and Lands						270				270
Ministry of Attorney General			62	414				44		520
Ministry of Children and Family Development	156		1,666	45						1,867
Ministry of Community Services				56			206	12		274
Ministry of Economic Development		97				69	100			266
Ministry of Education		5,121					15		358	5,494
Ministry of Employment and Income Assistance	100	72	1,308							1,480
Ministry of Energy, Mines and Petroleum Resources						77				77
Ministry of Environment						172	51			223
Ministry of Finance								91		91
Ministry of Forests and Range				7		730	341			1,078
Ministry of Health Services	12,793								174	12,967
Ministry of Labour and Citizens Services				17				80		97
Ministry of Public Safety and Solicitor General	7			596						603
Ministry of Small Business and Revenue						4		56		60
Ministry of Tourism, Sport and the Arts	6					66	57	1		130
Ministry of Transportation				27	715		5		135	882
Management of Public Funds and Debt									558	558
BC Family Bonus			17							17
Contingencies All Ministries and New Programs							499			499
Other Appropriations				4		6				10
Consolidated Revenue Fund	13,062	7,271	3,053	1,231	715	1,398	1,274	377	1,394	29,775
Grants to agencies and other internal transfers	(8,625)	(6,852)	(757)	(8)	(101)	(106)	(353)	(1)	(17)	(16,820)
Expenses recovered from external entities	205	71	49	156	5	82	284	292	683	1,827
	4,642	490	2,345	1,379	619	1,374	1,205	668	2,060	14,782

School Districts		5,149								5,149
Universities		2,753							41	2,794
Colleges, University Colleges, & Institutes		1,346							7	1,353
Health Authorities and Hospital Societies	9,335								10	9,345
Children and Family Development Agencies/Authorities			687							687
BC Transportation Financing Authority					524				196	720
BC Housing Commission							502		3	505
BC Transit					181				6	187
Tourism BC						58				58
Other	138	99	74	39	27	134	127		22	660
Service delivery agencies	9,473	9,347	761	39	732	192	629	—	285	21,458

Total Expense by Function	14,115	9,837	3,106	1,418	1,351	1,566	1,834	668	2,345	36,240

(1)          The Expense by Function schedule is presented for information purposes.  The schedule provides further expense detail of the government reporting entity. Adjustments are required to make service delivery agency accounting policies consistent with government accounting policies, to eliminate differences in fiscal year ends, to eliminate transfers between ministries and service delivery agencies to avoid double counting, and to gross up expenses for recoveries received from external sources.  Figures have been rounded to the nearest million.

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS
OPERATING EXPENSES

Voted expenses for special offices, ministries and other appropriations are presented in the Estimates on the basis of a group account classification system.  Each group account represents a broad category of expense and is comprised of specific components (standard object of expense).  A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry and other appropriation at the standard object of expense level.  Both publications can be found on the government of British Columbia’s Budget web site at http://www.bcbudget.gov.bc.ca/.  The account classification system is described below in more detail.

Salaries and Benefits

•                       Base Salaries – includes the cost of base salaries, overtime pay and lump sum payments for all permanent and temporary direct employees of the government.

•                       Supplementary Salary Costs – includes the cost of extra pay for certain types of work such as shift differential, premiums and allowances.

•                       Employee Benefits – includes the cost of employer contributions to employee benefit plans and pensions.  Other benefits paid by the employer such as relocation and transfer expenses are also included.

•                       Legislative Salaries and Indemnities – includes the cost of the annual M.L.A. indemnity and supplementary salaries as authorized under Section 4 of the Legislative Assembly Allowances and Pension Act.  Salaries for the Officers of the Legislature are also included.

Operating Costs

•                       Boards, Commissions and Courts – Fees and Expenses – includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                       Public Servant Travel – includes travel expenses of direct government employees and officials on government business including prescribed allowances.

•                       Centralized Management Support Services – includes central agency charges to ministries for services such as employee benefits, work place technology services, BC Public Service Agency services, legal services, internal audit services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services and Provincial Treasury banking charges.

•                       Professional Services – includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                       Information Systems – Operating – includes all contract fees and costs related to data, voice, image and text processing operations and services such as data and word processing, data communications charges, supplies, repairs, maintenance and short-term rentals of information processing equipment.

•                       Office and Business Expenses – includes supplies and services required for the operation of offices.

•                       Informational Advertising and Publications – includes costs associated with non-statutory advertising and general publications.

•                       Statutory Advertising and Publications – includes costs associated with special notices and publications required by statute and regulations.

•                       Utilities, Materials, and Supplies – includes the cost of services such as the supply of water and electricity, materials and supplies required for normal operation of government services and food for institutions.

•                       Operating Equipment and Vehicles – includes the costs associated with the repair and maintenance of government vehicles, and operating machinery and equipment.

•                       Non-Capital Roads and Bridges – includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                       Amortization – includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                       Building Occupancy Charges – includes payments to the private sector, for the rental and maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

Government Transfers

•                      Transfers – Grants – includes discretionary grants to individuals, businesses, non-profit associations and others, where there are no contractual requirements.

•                      Transfers – Entitlements – includes non-discretionary payments to individuals, businesses or other entities, where eligible recipients must be paid under statute, formula or regulation, and where there are no ongoing contractual obligations.

•                      Transfers – Agreements – includes payments and reimbursements under contract, formal agreement or shared cost agreement to individuals, businesses or other entities for purposes specified in an agreement.

Other Expenses

•                      Transfers Between Votes and Special Accounts – includes transfers (payments) between a vote and a special account.

•                      Interest on the Public Debt – includes only interest payments on the direct provincial debt borrowed for government purposes.

•                      Other Expenses – includes expenses such as financing costs, valuation allowances and other expenses which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                      Recoveries Between Votes and Special Accounts – includes recoveries between a vote and a special account.

•                      Recoveries Within the Consolidated Revenue Fund – includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                      Recoveries Within The Government Reporting Entity – includes costs and amounts recovered from government corporations, organizations and agencies, the offset for commissions paid for the collection of government revenues and accounts, and the write-off of uncollectible revenue related accounts.

•                      Recoveries External to the Government Reporting Entity – includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule D.  The Supplement to the Estimates provides details for each special office, ministry and other appropriation at the standard object of capital expenditure level.  The category of assets is described below.

•                        Land – includes the purchased or acquired value for parks and other recreation land, and land directly associated with capitalized infrastructure (buildings, ferries and bridges) but does not include land held for resale.

•                        Land Improvements – includes the capital costs for improvements to dams and water management systems and recreation areas.

•                        Buildings – includes the purchase, construction or major improvement of buildings owned by the Consolidated Revenue Fund.

•                        Specialized Equipment – includes the purchase or capital lease cost of heavy equipment such as tractors, trailers and ambulances, as well as telecommunications relay towers and switching equipment.

•                        Office Furniture and Equipment – includes the cost or capital lease cost of office furniture and equipment.

•                        Vehicles – includes the purchase or capital lease cost of passenger, light truck and utility vehicles.

•                        Information Systems – includes the purchase or capital lease cost of mainframe and other systems hardware, software and related equipment.

•                        Tenant Improvements – includes the cost or capital lease cost of improvements to leased space.

•                        Roads – includes the capital costs for construction or major improvements of roads, highways, bridges and ferries.